UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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CALIFORNIA GOLD CORP.
(Name of Registrant As Specified In Its Articles)

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CALIFORNIA GOLD CORP.
  10752 Deerwood Park Blvd.
  S. Waterview II, Suite 100
Jacksonville, FL 32256

NOTICE OF CONSENT SOLICITATION

To the stockholders of California Gold Corp.:

Notice is hereby given that we are seeking the written consent of stockholders holding a majority of our outstanding common stock acting in lieu of a special meeting (the “Consent”) to authorize and approve the following proposals:

1.
To amend our Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse stock split of our common stock, $0.001 par value per share, with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”),  prior to September  30, 2014;

2.	To approve our 2014 Equity Incentive Plan (the “2014 Plan”);

3.
To amend our Articles of Incorporation to increase our authorized capitalization (the “Authorized Capital Increase”) from 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share; and

4.	To change our name (the “Name Change”) to “MV Portfolios, Inc.”

The Reverse Split ratio of one for one hundred, the Authorized Capital Increase, the adoption of the 2014 Plan and the Name Change were approved on February 7, 2014, by the unanimous written consent of our Board of Directors.  As the February 7, 2014 consent provided that the Reverse Split must be effectuated prior to April 30, 2014, our Board of Directors on July 22, 2014 approved that the Reverse Split may be effectuated prior to September 30, 2014.

The amendment of our Articles of Incorporation will not be effective until the Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  We intend to file the Certificate of Amendment as soon as practicable after (i) receiving the required Consent, and (ii) receiving approval of the Reverse Split and the Name Change from FINRA.

Our Board of Directors has determined to seek approval of the four proposals described herein by majority written consent of our stockholders. The Board of Directors believes that certain large holders, members, or former members, of the Board of Directors and our former executive officers may consent to the four proposals, although there has been no formal request or agreement with respect to their authorization or consent and there can be no assurance that all of these shareholders will vote in favor of the proposals.  Approximately 107,263,499 shares of our outstanding common stock are believed to be controlled by our officers, directors, former officers and directors and 5 % or greater stockholders as of January 16, 2014, the record date for such actions. We are not holding a meeting of stockholders in connection with the four proposals described herein.  The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this consent solicitation. The Board of Directors requests that you sign, date and return the consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope as soon as possible.  If you submit a properly executed written consent within 35 days of the earliest dated consent, then your stock will be voted in favor of the proposed transaction.

The date of this Consent Solicitation Statement is August 11, 2014, and it is being mailed on or about August 11, 2014, to all stockholders of record of our common stock as of the close of business on January 16, 2014. Each of the four proposals requires the consent of stockholders holding a majority of the outstanding shares of our common stock for its approval. The actions to be taken pursuant to the written consent shall be taken as soon as practicable after both (i) we receive properly executed written consents from stockholders holding a majority of the outstanding shares of our common stock as of the record date and (ii) we receive approval of the Reverse Split and the Name Change from FINRA.

By Order of the Board of Directors,

/s/ William D. Meadow
William D. Meadow
Chief Executive Officer and Chairman
August 11, 2014

CALIFORNIA GOLD CORP.
  10752 Deerwood Park Blvd.
  S. Waterview II, Suite 100
Jacksonville, FL 32256

CONSENT SOLICITATION STATEMENT

August 11, 2014

This Consent Solicitation Statement is being furnished to stockholders of California Gold Corp., a Nevada corporation (“we” or “us”), in connection with the solicitation of stockholder consents by our Board of Directors.  We are soliciting stockholder consents in lieu of a special meeting of the stockholders to approve the adoption of amendments (the “Articles Amendments”) to our Restated and Amended Articles of Incorporation (the “Articles of Incorporation”):  (i) to effect a reverse split of our common stock, $0.001 par value per share, with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”) prior to September 30, 2014; (ii) to adopt the 2014 Equity Incentive Plan (the “2014 Plan”) with the total number of shares of our common stock that may be granted pursuant to awards under such 2014 Plan set at 6,150,564  (after adjustment for the Reverse Split); (iii)  to increase our authorized capitalization (the “Authorized Capital Increase”) from 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share, and (iv) to change our name (the “Name Change”) to MV Portfolios, Inc.  Approval of each of the Articles Amendments requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. There are no dissenters’ rights applicable to the Articles Amendments.

A copy of the written consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A.  The form of the Certificate of Amendment to our Articles of Incorporation to be filed in connection with the Articles Amendments is included as Exhibit A to this Consent Solicitation Statement and a copy of the 2014 Plan is attached as Exhibit B to this Consent Solicitation Statement.

Our Board of Directors, by written consent on February 7, 2014 and July 22, 2014, approved the Reverse Split, the Authorized Capital Increase, the 2014 Plan and the Name Change, and has directed that such matters be submitted to our stockholders for approval by written consent in lieu of a special meeting. Under Section 78.320 of the Nevada Revised Statutes (“NRS”), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

Only stockholders of record as of the close of business on January 16, 2014 (the “Record Date”) will be entitled to submit a written consent.  As of the Record Date, there were outstanding 150,101,260 shares of our common stock.  The holders of shares of our common stock on the Record Date are entitled to one vote for each share then held on each proposal that is the subject of this consent solicitation. Consents signed by the holders of a majority of the shares entitled to vote are required in order to approve the proposals set forth herein.  To be counted towards the consents required for approval of the transactions described herein, your consent must be received within 35 days of the earliest dated consent. Under Nevada law and our Articles of Incorporation, the failure to timely deliver a consent will have the same effect as a vote against the proposals set forth herein.

In order to register your consent to the matters set forth herein, you should return your signed and dated written consent in the enclosed envelope.  Promptly following receipt of the requisite stockholder consents and approval of the Reverse Split and Name Change from FINRA, we intend to file a Certificate of Amendment to our Articles of Incorporation to effect the Articles Amendments.  The proposed Reverse Split, Authorized Capital Increase and Name Change will become effective at the time of the filing of the Certificate of Amendment.

You may revoke your written consent at any time prior to the time that we have received a sufficient number of consents to approve the proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective.  The revocation should be sent to us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.

Our Board of Directors believes that certain large holders, members, or former members, of our Board of Directors, and our former executive officers, may consent to the four proposals, although there has been no formal request or agreement with respect to their authorization or consent.  Approximately 53,027,625 shares of our outstanding common stock are believed to be controlled by our former officers, directors and consultants, 32,399,900 shares by our 25% stockholder and an additional 16,700,000 shares by our 6-7% stockholders, all as of the record date. If all of these shares are voted in favor of the four proposals, we will have more than the required majority of votes to approve all of the proposals.  If, however, we do not obtain sufficient votes to approve Proposal No. 1 relating to the Reverse Split and/or Proposal No. 3 relating to the Authorized Capital Increase, we would not be able to issue the MVP Exchange Shares, the Series B Preferred Stock upon conversion of the 2013 Notes, the Warrant Exchange Shares, the Series C Preferred Stock upon conversion of the 2014 Notes or the Series D Preferred Stock (all capitalized terms as defined below).  In this situation, we would be required to repay the 2013 Notes (November 15, 2015 maturity date) and the 2014 Notes (August 2014 maturity dates) and we would have to renegotiate the terms of the MVP Acquisition. There can be no assurance that we would have the required funds at the required times to repay the 2013 Notes and the 2014 Notes or that we would be able to successfully renegotiate the terms of the MVP Acquisition.  Although we expect to be able to collect the required votes to approve all of the four proposals discussed in this Consent Solicitation Statement, there can be no assurance that we will be successful in this matter.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by e-mail or by other appropriate means.  Continental Stock Transfer and Trust will assist in the mailing of this Consent Solicitation Statement, the collection of written consents and the tabulation of votes, but will not solicit any stockholders.  Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256.

Background Information

       On February 7, 2014, we entered into a securities exchange agreement (the “Securities Exchange Agreement”) with MVP Portfolio, LLC, a Florida limited liability company (“MVP”), MV Patents, LLC, a Florida limited liability company and majority member of MVP (“MV PAT”), and other members of MVP (such members, the "Members").  MVP is engaged in the business of patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.  MVP owns a patent portfolio it refers to as “Video Drive-by” and online mapping, which has previously been used by its predecessors and licensees commercially.   MVP currently owns a patent portfolio consisting 8 issued and 16 pending patents. The patents disclose systems and methods for providing video drive-by data to enable a street level view of a neighborhood surrounding a geographic location.   The systems include, generally, a video and data server farm incorporating at least one video storage server that stores video image files containing video drive-by data corresponding to a geographic location, a data base server that processes a data query received from a user over the internet and an image processing server.

November 2013 Private Placement

On November 15, 2013, the Company closed a private placement offering (the “2013 Notes Offering”) of $325,000 in principal amount of its 10% convertible promissory notes (the “2013 Notes”) and warrants (the “2013 Warrants”).  The 2013 Notes will automatically convert into an aggregate of 3,250,000 post Reverse Split shares of the Company’s to-be-authorized, designated and issued Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a post-Reverse Split conversion price of $0.10 per share, upon the Company’s filing of a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Series B Designation”) with the Secretary of State of the State of Nevada following completion of the proposed Authorized Capital Increase and the related filing of the Articles Amendments.  The Series B Preferred Stock will be convertible on a one-for-one basis into shares of our common stock at the option of the holders, subject to a 9.99% blocker.  The general effect of the issuance of the Series B Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the economic interests of the current common stock holders.  Proceeds of the 2013 Notes Offering have been utilized by the Company for ongoing working capital purposes, including to cover costs relating to the Company’s status as a publicly traded company.

The 2013 Warrants were issued as 10 year warrants exercisable for an aggregate of 3,250,000 shares of our post-Reverse Split common stock with a post-Reverse Split exercise price of $0.10 per share.  Pursuant to the terms of exchange agreements dated February 6, 2014 (the “Warrant Exchange Agreement”) between the Company and each of the holders of the 2013 Warrants following effectiveness of the Reverse Split, the 2013 Warrants will be exchanged by us for an aggregate of 4,000,000 shares (the “Warrant Exchange Shares”) of our post-Reverse Split common stock.

In order for us to issue the Series B Preferred Stock and the Warrant Exchange Shares, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to the written shareholder consent attached hereto as Annex A will be required to approve the Reverse Split and the Authorized Capital Increase.

Securities Exchange; Terms of the MV PAT Transaction

Pursuant to the terms of the Securities Exchange Agreement, the members of MVP sold all of their membership interests in MVP to us in exchange for 9,385,000 post-Reverse Split shares (the “MVP Exchange Shares”) of our common stock to be issued following completion of the Reverse Split. As a result of the closing on February 7, 2014 of the transactions contemplated by the Securities Exchange Agreement, we acquired the business of MVP (the “MVP Acquisition”), that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.

We determined that we should engage in the MVP Acquisition as a means of seeking to enhance the shareholder value in our common stock by engaging in an additional line of business .

A summary of the MVP Acquisition and related transactions is discussed below.

Pursuant to the Securities Exchange Agreement:

•
At the closing of the MVP Acquisition and pursuant to the terms of the Securities Exchange agreement, all of the membership interests of MVP issued and outstanding immediately prior to the closing were exchanged (the “Securities Exchange”) for the right to receive 9,385,000 post-Reverse Split shares of our common stock, which shall be delivered to the members of MVP promptly following completion of the Reverse Split.

•
Additionally, at the closing of the MVP Acquisition, we paid MV Patents, LLC, the majority member of MVP, $625,000 in cash consideration, and we agreed to pay to the members of MVP ten (10%) percent of the net proceeds to be received from any Enforcement Activities or Sale Transactions (as such terms are defined in the Securities Exchange Agreement) related to the patents owned or applications pending as of the closing of the MVP Acquisition.

•
Upon the closing of the MVP Acquisition, William Meadow was appointed Chief Executive Officer and Chairman of the Board of Directors, Shea Ralph was appointed Chief Financial Officer, Treasurer, Secretary and director and David Rector was appointed Chief Operating Officer (and remains a director of the Company).  James Davidson resigned as Chief Executive Officer and a director of the Company and Michael Baybak resigned as Interim Treasurer, Secretary and a director.

•
Following the closing of the MVP Acquisition, we expect to evaluate whether  to terminate  or split off our mining business (although we are not sure we will be able to complete such a split-off on acceptable terms to us), and pursuant to the terms of the Securities Exchange Agreement, we have acquired and will continue the business of MVP, that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.  Until such split-off or termination, we continue to incur contractually required and other obligations related to our mining business so our review of our mining business is expected to occur during mid-2014 and we may take action to promptly reduce or eliminate these costs.

•
Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares, for an aggregate of twenty thousand (20,000) shares, of our to-be-authorized and designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”) at a post-Reverse Split price of $0.10 per share.  The Series D Preferred Stock will be equivalent in all respects to our common stock, except that each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share.  The sale of the Series D Preferred Stock is further discussed below.

The Securities Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

For financial reporting purposes, the MVP Acquisition is being accounted for as a “reverse merger” rather than a business combination.  As such, MVP is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse recapitalization of the Company by MVP.  Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company’s ongoing financial statements will be those of MVP.   For periods prior to the formation of MVP (July 26, 2013), MV PAT would be deemed the accounting acquirer.

The parties have taken all actions with respect to the Securities Exchange intending that it be treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended. It is expected that the $625,000 in cash consideration paid to MV PAT will be treated as taxable income to MV PAT.

The issuance of shares of our common stock to the members of MVP in connection with the Securities Exchange was not, and will not be, registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

2014 10% Convertible Notes Private Placement Offering

Also on February 7, 2014, we completed a closing of a related private placement offering (the “2014 Notes Offering”) of $2,942,495 in principal amount of our 10% convertible promissory notes (the “2014 Notes”).  The 2014 Notes will automatically convert into 5,884,990 shares of the Company’s to-be-authorized, designated and issued Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a post-Reverse Split conversion price of $0.50 per share, upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proposed Authorized Capital Increase and the related filing of the Articles Amendments.

Each share of Series C Preferred Stock will be entitled to a liquidation preference equal to $0.001 per share.  Otherwise, the Series C Preferred Stock will be equivalent in all respects to the Company’s common stock, with each share of Series C Preferred stock entitled to one vote and the holders of the Series C Preferred Stock voting together with the holders of the Company’s common stock. The Series C Preferred Stock will be convertible on a one-for-one basis into shares of our common stock at the option of the holders, subject to a 9.99% blocker. The general effect of the issuance of the Series C Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the economic interests of the current common stock holders.

In connection with the 2014 Notes Offering, we agreed to pay the placement agent, Cavu Securities, LLC (“Cavu”), a cash commission of between 4% and 10% of the gross funds raised from Investors in the 2014 Notes Offering introduced by the placement agent, for a total of $230,500, and to issue to Cavu 250,000 post-Reverse Split shares of our common stock as a retainer fee (the “Retainer Shares”) and warrants (the “Broker Warrants”) to purchase 461,000 shares of our post-Reverse Split common stock. The Broker Warrants have a post-Reverse Split exercise price of $0.50 per share and expire three years after the date of issuance.

On March 3, 2014, the Company completed a second closing of the 2014 Notes Offering for an aggregate of an additional $1,017,500 principal amount of the Notes, including $25,000 in a legal fees settlement.  In connection with this closing, the Company paid the placement agent a cash commission of $64,650 and issued Broker Warrants to purchase an additional 129,300 shares of our post-Reverse Split common stock. The March 2014 Notes will automatically convert into 2,035,010 shares of the Company’s to-be-authorized, designated and issued Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a post-Reverse Split conversion price of $0.50 per share, upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proposed Authorized Capital Increase and the related filing of the Articles Amendments.

Each share of Series C Preferred Stock will be entitled to a liquidation preference equal to $0.001 per share.  Otherwise, the Series C Preferred Stock will be equivalent in all respects to the Company’s common stock, with each share of Series C Preferred stock entitled to one vote and the holders of the Series C Preferred Stock voting together with the holders of the Company’s common stock. The Series C Preferred Stock will be convertible on a one-for-one basis into shares of our common stock at the option of the holders, subject to a 9.99% blocker. The general effect of the issuance of the Series C Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the economic interests of the current common stock holders.

Now that the MVP Acquisition has closed, the Company will provide the net proceeds from the 2014 Notes Offering to MVP to finance MVP’s business relating to the enforcement of its intellectual property rights through litigation against, and/or licensing with, any companies that are believed to be infringing certain of the patents owned by MVP. MVP expects to use the net proceeds from the 2014 Notes Offering to pay legal fees and costs relating to these planned litigations and licensing arrangements.

Sale of Series D Preferred Stock

Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares, for an aggregate of twenty thousand (20,000) shares, of our to-be-authorized and designated Series D Preferred Stock at a post-Reverse Split price of $0.10 per share.

Each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share.  Otherwise, the Series D Preferred Stock will be equivalent in all respects to the Company’s common stock, with each share of Series D Preferred stock entitled to one vote and the holders of the Series D Preferred Stock voting together with the holders of the Company’s common stock. Each share of Series D Preferred Stock will automatically convert into one (1) share of Common Stock on the earlier of: (i) the listing the Company’s securities on a national securities exchange and (ii) a change of control of the Company.  Mr. Meadow delivered an irrevocable voting proxy to David Rector covering the shares of Series D Preferred Stock held by Meadow.  The Series D Preferred Stock will be issued only upon completion of the proposed Reverse Split and the filing of the related Articles Amendments and a Certificate of Designation of Series D Convertible Preferred Stock (the “Certificate of Series D Designation”) with the Secretary of State of the State of Nevada.  The purpose of the sale of the Series D Preferred Stock is to provide continuity with respect to the management of the Company by providing an enhanced vote to David Rector, a director of the Company prior to the closing of the MVP Acquisition, who will continue to serve as our Chief Operating Officer and a director for a minimum of 12 months following the closing of the MVP Acquisition.  The primary effect of the issuance of the Series D Preferred Stock on the rights of the Company’s current common stock holders will be to dilute the voting rights of the current common stock holders.

MVP Contact Information

MVP’s principal executive offices are located at 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, phone (904)-586-8673.  This address, following the closing of the MVP Acquisition, became the address of the principal executive offices of the Company.  William D. Meadow, Managing Member of MVP, became the Company’s Chief Executive Officer following the closing of the MVP Acquisition.

Description of MVP’s Business

MVP is engaged in the business of patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.  MVP owns a patent portfolio it refers to as “Video Drive-by” and online mapping, which has previously been used by its predecessors and licensees commercially.   MVP currently owns a patent portfolio consisting of 8 issued and 16 pending patents. The patents disclose systems and methods for providing video drive-by data to enable a street level view of a neighborhood surrounding a geographic location.   The systems include, generally, a video and data server farm incorporating at least one video storage server that stores video image files containing video drive-by data corresponding to a geographic location, a data base server that processes a data query received from a user over the internet and an image processing server.   Now that the MVP Acquisition and the 2014 Notes Offering have closed, MVP expects to enforce its intellectual property rights through litigation against, and/or licensing with, any companies that are believed to be infringing certain of the patents owned by MVP. MVP expects to use net proceeds from the 2014 Notes Offering to pay legal fees and costs relating to these planned litigations.

MVP intends to attempt to maximize the economic benefits of its intellectual property portfolio, add significant talent in technological innovation, and potentially enhance its opportunities for revenue generation through the monetization of its assets, including patents.   Acquisitions typically involve the ongoing relationship of the original innovator(s) and owners to help in the continued development of the portfolio to maximize value.

MVP intends to expand its intellectual property portfolio through both internal development and acquisition.   MVP believes that its experience and ability to offer shares of the Company’s stock to inventors and others will enable MVP to expand its intellectual property portfolio as well as create additional intellectually property internally.

MVP continues to actively seek to broaden its intellectual property portfolio.   MVP’s philosophy is to seek and acquire intellectual property and technology.   MVP is reviewing portfolio opportunities with a view toward acquiring those which MVP believes have potential for monetization through licensing opportunities or enforcement which may be related or unrelated to the Video Drive-by and online mapping patents.   MVP is actively engaged in due diligence with respect to a number of patent and intellectual property portfolios and is in advanced discussions as to the acquisition of several such portfolios.   The Company will likely need to raise additional capital to enable MVP to make any such acquisition.   There is no assurance that the Company will be able to raise such funds on acceptable terms.  There is no assurance that MVP will succeed in acquiring any such portfolios, as to the terms of any such acquisition or that MVP will successfully monetize any portfolio that it acquires.

Key Elements of Business Strategy

MVP’s intellectual property acquisition, development and licensing business strategy will include the following key elements:

      · Identify Emerging Growth Areas where Patented Technologies will Play a Vital Role

       Certain technologies become core technologies in the way products and services are manufactured, sold and delivered by companies across a wide array of industries.  In conjunction with MVP’s partners, patent attorneys, and other patent sourcing professionals, MVP will identify core, patented technologies that have been or are anticipated to be widely adopted by third parties in connection with the manufacture or sale of products and services.

      · Contact and Form Alliances with Owners of Core, Patented Technologies

       Often individual inventors and small companies have limited resources and/or expertise and are unable to effectively address the unauthorized use of their patented technologies.  MVP will seek to enter into business agreements with owners of intellectual property that do not have experience or expertise in the areas of intellectual property licensing and enforcement, or that do not possess the in-house resources to devote to intellectual property licensing and enforcement activities, or that, for any number of strategic business reasons, desire to more efficiently and effectively outsource their intellectual property licensing and enforcement activities.

      · Effectively and Efficiently Evaluate Patented Technologies for Acquisition, Licensing and Enforcement

       Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art can make a significant difference in the potential licensing and enforcement revenue derived from a patent or patent portfolio.  It is important to identify potential problem areas, if any, and determine whether potential problem areas can be overcome, prior to acquiring a patent portfolio or launching an effective licensing program.

       · Purchase or Acquire the Rights to Patented Technologies

       After evaluation, MVP may elect to purchase the patented technology, or acquire the exclusive right to license the patented technology in all or in specific fields of use.  The original owner of the patent or patent rights will typically receive an upfront acquisition payment, or retain the right to a portion of the gross revenues generated from a patent portfolio’s licensing and enforcement program, or a combination of the two.

      · Successfully License and Enforce Patents with Significant Royalty Potential

       As part of the patent evaluation process, significant consideration is also given to the identification of potential infringers, industries within which the potential infringers exist, longevity of the patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program.  MVP is seeking to hire individuals trained in commercialization and in evaluating potentially infringing technologies and in presenting the claims of MVP’s patents and demonstrating how they apply to companies MVP believes are using MVP’s technologies in their products or services.  These presentations can take place in a non-adversarial business setting, but can also occur through the litigation process, if necessary.  Ultimately, MVP will execute patent licensing arrangements with users of MVP’s patented technologies through licensing negotiations, without the filing of patent infringement litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

Intellectual Property and Patent Rights

MVP’s intellectual property will primarily be comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

As a result of closing the Securities Exchange, we, through MVP, own a portfolio comprised of approximately 8 patents in the United States and 16 pending patent applications.

We have included a list of MVP’s U.S. patents below. Each patent below is publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

Patent Number	Application Number	Title	Issue Date	Filing Date
7,389,181	11/216,465	APPARATUS AND METHOD	06/17/2008	08/31/2005
FOR PRODUCING VIDEO
DRIVE-BY DATA
CORRESPONDING TO A
GEOGRAPHIC LOCATION
7,929,800	11/702,708	METHODS AND	04/19/2011	02/06/2007
APPARATUS FOR
GENERATING A
CONTINUUM OF IMAGE
DATA
8,078,396	12/035,423	METHODS FOR AND	12/13/2011	02/21/2008
APPARATUS FOR
GENERATING A
CONTINUUM OF THREE
DIMENSIONAL IMAGE
DATA
8,090,633	12/344,021	METHOD AND APPARATUS	01/03/2012	12/24/2008
FOR IMAGE DATA BASED
VALUATION
8,207,964	12/036,197	METHODS AND
APPARATUS FOR
GENERATING
THREE-DIMENSIONAL
IMAGE DATA MODELS
8,213,743	13/025,819	METHODS AND APPARATUS FOR GENERATING A CONTINUUM OF IMAGE DATA	07/03/2012	02/11/2011
8,558,848	13/791,961	WIRELESS INTERNET-ACCESSIBLE	10/15/2013	03/09/2013
DRIVE-BY STREET VIEW
SYSTEM AND METHOD
8,554,015	13/481,852	METHODS AND	10/08/2013	05/27/2012
APPARATUS FOR
GENERATING A
CONTINUUM OF IMAGE DATA

Business Update

       On March 17, 2014, Visual Real Estate, Inc., our wholly-owned subsidiary and successor to MVP as a result of a corporate reorganization, filed a patent infringement lawsuit against Google Inc. in the United States District Court for the Middle District of Florida. The lawsuit claims infringement of three of Visual Real Estate’s patents: U.S. Patent number 7,389,181, entitled “Apparatus and Method for Producing Video Drive-By Data Corresponding to a Geographic Location”; U.S. Patent number 7,929,800, entitled “Methods and Apparatus for Generating a Continuum of Image Data”; and U.S. Patent number 8,078,396, entitled “Methods for and Apparatus for Generating a Continuum of Three Dimensional Image Data.” Among other things, the complaint identifies Google Street View and Google Earth as infringing Visual Real Estate’s patents. The case number is 3:14-cv-00274-TJC-PDB.

Competition

       We expect to encounter significant competition in our new line of business from others seeking to commercialize, acquire, license and develop their intellectual property assets.   Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do.   Entities such as Document Security Systems, Inc. (NYSE:DSS), Vringo, Inc. (NYSE:VRNG), VirnetX Holding Corp. (NYSE:VHC), Acacia Research Corporation (NASDAQ:ACTG), Allied Security Trust, Altitude Capital Partners, Augme Technologies Inc. (OTCBB:AUGT) Intellectual Ventures, Ocean Tomo, RPX Corporation (NASDAQ:RPXC), Rembrandt IP Management and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets.   We expect others to enter the market.   In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of our assets which may be the result of the inability or unwillingness of third parties to also grant licenses to parties without the cooperation of the owners of other infringed rights.

Although shareholder approval is not required for the MVP Acquisition, in order for us to issue the MVP Exchange Shares, the Series C Preferred Stock, the Retainer Shares, the shares of common stock underlying the Broker warrants and the Series D Preferred Stock, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to the written shareholder consent attached hereto as Annex A will be required to approve the Reverse Split and the Authorized Capital Increase.

MVP Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations
 – March 31, 2014 and March 31, 2013

       The Securities Exchange was accounted for as a reverse recapitalization, such that VRE, the legal acquiree, is considered the acquirer for accounting purposes. We are still in the development stage and have generated no revenues from the VRE business to date.

       Our historical results of operations up to February 6, 2014 reflect the business of MV Patents, which operated the VRE business, and MVP Portfolio, as the predecessor of the Company’s business. Results of operations from February 7, 2014 through March 31, 2014 include the pre-Securities Exchange business unrelated to VRE, which is reflected as discontinued operations in the consolidated financial statements, and the business of VRE. The results of operations for the three months ended March 31, 2014 includes the combined results of operations of MV Patents from January 1, 2014 through February 6, 2014 and the consolidated results of operations of California Gold and Subsidiaries (including (i) CalGold de Mexico, S. de R.L. de C.V., formed to explore mining opportunities in Mexico, and included in discontinued operations as of and for the periods ending March 31, 2014 and (ii) VRE) for the period February 7, 2014 through March 31, 2014. The results of operations for the nine months ended March 31, 2014 includes the combined results of operations of MV Patents from July 1, 2013 through February 6, 2014 and the consolidated results of operations of California Gold and Subsidiaries for the period February 7, 2014 through March 31, 2014.

       Results of operations for the three month and nine month periods ended March 31, 2013 includes the results of operations of MV Patents, as the predecessor business to VRE.

       Comparison of the three months ended March 31, 2014 and March 31, 2013

       Our general and administrative expenses totaled $356,412 and $237,667 for the three months ended March 31, 2014 and 2013, respectively. General and administrative expenses increased to $356,412 for the three months ended March 31, 2014 from $237,667 for the three months ended March 31, 2013 or 50%, primarily due to the hiring of three additional staff and a consultant.

       Our acquisition related costs totaled $1,472,706 and $0 for the three months ended March 31, 2014 and 2013, respectively. Acquisition related costs increased due to the recent Securities Exchange.

       We recorded non-operating expense of $1,067,224 during the three months ended March 31, 2014, compared to nonoperating expenses of $900 during the three months ended March 31, 2013. The increase was primarily related to the loss on the change in the fair value of derivative liabilities and additional interest expense.

       We had a net loss of $3,108,821 for the three months ended March 31, 2014 and a net loss of $238,567 for the three months March 31, 2013, including losses from discontinued operations of $212,479 and $0, respectively, relating to the pre-Securities Exchange mining activities of California Gold and Subsidiary.

       Comparison of the nine months ended March 31, 2014 and March 31, 2013

       Our general and administrative expenses totaled $589,174 and $578,561 for the nine months ended March 31, 2014 and 2013, respectively. General and administrative expenses increased to $589,174 for the nine months ended March 31, 2014 from $578,561 for the nine months ended March 31, 2013 or 2%, primarily due to increased salary expenses.

       Our acquisition related costs totaled $1,472,706 and $0 for the nine months ended March 31, 2014 and 2013, respectively. Acquisition related costs increased due to the recent Securities Exchange.

       We recorded non-operating expense of $1,075,565 during the nine months ended March 31, 2014, compared to non-operating expenses of $1,908 during the nine months ended March 31, 2013. The increase was primarily related to the loss on the change in the fair value of derivative liabilities and additional interest expense.

       We had a net loss of $3,349,924 for the nine months ended March 31, 2014 and a net loss of $580,469 for the nine months March 31, 2013 including losses from discontinued operations of $212,479 and $0, respectively, relating to the pre-Securities Exchange mining activities of California Gold and Subsidiary, CalGold.

       We have generated no revenues, and our net operating loss from inception through March 31, 2014 was $4,720,768, including a loss from discontinued operations of $212,479, relating to the pre-Securities Exchange mining activities of California Gold and Subsidiary.

Liquidity and Capital Resources

       Our cash and cash equivalents balance as of March 31, 2014 was $1,870,247 compared to $2,523 as of June 30, 2013.

       2014 10% Senior Secured Convertible Notes (the “2014 Notes”)

       On February 7, 2014, concurrently with the closing of the Securities Exchange, we completed a first closing of the 2014 Notes Offering of $2,942,495 in principal amount of our 2014 Notes. On March 3, 2014, we completed a second closing of the 2014 Notes Offering for additional gross proceeds of $992,500. We will use these funds to finance the operations of our new MVP Portfolio related business. The due date of the February 7, 2014 (the “February Notes”) due May 8, 2014 and $1,017,500 due June 1, 2014 (the “March Notes”) was extended on May 30, 2014 by exercise of the Company’s right as set forth in Section 1.04 of the Notes to extend the respective maturity dates of the Notes by 90 days in order to provide for shareholder approval of certain proposals that are required prior to conversion of the Notes. The other terms and conditions of the Notes remain unchanged, The Company anticipates that once all requisite shareholder and other approvals are obtained that the Notes will convert in accordance with their terms however if the Notes become due on their due dates, as extended, the Company will not have the capital required to repay the Notes without raising additional capital and may be deemed in default of such Notes.

       In the future, we expect to seek to raise additional capital through additional sales of our equity or debt securities. There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs. If we are unable to obtain sufficient financing, we may not be able to proceed with our new business plan or meet our ongoing operational working capital needs.

Off-Balance Sheet Arrangements

       We have no off-balance sheet arrangements.

Significant Accounting Policies

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

       In preparing our consolidated financial statements, we make estimates and assumptions that affect the accounting for and recognition and disclosure of assets, liabilities, equity, revenues and expenses. We must make these estimates and assumptions because certain information that we use is dependent on future events, cannot be calculated with a high degree of precision from data available or simply cannot be readily calculated based on generally accepted methods. In some cases, these estimates are particularly difficult to determine and we must exercise significant judgment. We periodically evaluate our estimates and judgments that are most critical in nature. We believe that the following discussion of critical accounting policies address all important accounting areas where the nature of accounting estimates or assumptions is material due to the levels of subjectivity and judgment. Actual results could differ materially from the estimates and assumptions that we use in the preparation of our financial statements.

       Exploration and Development Costs

       Under U.S. GAAP, all mineral exploration expenditures associated with efforts to search for and establish mineral reserves are expensed as incurred. Costs to acquire properties are capitalized. Mine development costs incurred to construct the infrastructure necessary to extract the reserves and prepare the mine for production are also capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

       Derivative Financial Instruments

       For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. The estimated fair value of derivative warrants was calculated using the Black-Scholes option pricing model at each grant date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

       Stock-Based Compensation

       The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation - Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period. The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services. Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Commitments

        The Company has employment agreements with two employees and a separate consulting agreement with one of the Company’s executive officers. The aggregate future commitment under these agreements is as follows:

12 Months ending March 31,
2015	$203,333
2016	143,333
2017	122,431
$469,097

       These agreements provide for additional bonus payments that are calculated as defined.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
 – January 31, 2014 and January 31, 2013

Background and Recent Developments

       On February 11, 2011, we entered into the AuroTellurio Option Agreement with Mexivada to acquire up to an 80% interest in Mexivada’s La Viuda Concessions south of Moctezuma, Sonora, Mexico. On August 10, 2012, we made a payment to Mexivada of $40,000 and on August 28, 2012 we issued to Mexivada 250,000 shares of our restricted common stock. Having met all the required conditions for the vesting of the first 20% interest in the La Viuda Concessions under the AuroTellurio Option Agreement, including the required exploration program expenditure of $750,000, the first 20% interest in the La Viuda Concessions vested in us as of August 28, 2012.

       On October 24, 2013, amended our AuroTellurio Option Agreement whereby Mexivada agreed to accept a cash payment of $17,500, instead of the $50,000 specified in the original AuroTellurio Option Agreement, as payment in full of the cash payment required to be made to Mexivada in connection with the vesting of the second 20% interest in the La Viuda Concessions. We made that $17,500 payment to Mexivada. Additionally, Mexivada agreed to waive, with respect to the second 20% interest, the requirement that we issue to Mexivada 300,000 shares of our common stock.

       We completed the majority of Phase 1 of our exploration program on the AuroTellurio Property but were not able to raise the minimum of $350,000 required to fund our Phase I drilling program on the AuroTellurio Property. As a result we have not been able to continue with our mining project with Mexivada in Mexico. We determined it would be in the best interests of the Company and its shareholders to explore additional business opportunities and strategic alliances and, as a result of this, we closed the MVP Acquisition on February 7, 2014. Additionally, we terminated our participation in the Auro Tellurio Option Agreement and our joint venture with Mexivada on April 28, 2014.

Results of Operations

       This results of operations discussion relates to our historical mining operations prior to the MVP Acquisition.

       Fiscal Years Ended January 31, 2014 and 2013

       We are still in our exploration stage and have generated no revenues to date.

       Our operating expenses totaled $617,994 and $1,302,303 for the years ended January 31, 2014 and 2013, respectively. General and administrative expenses decreased from $1,066,824 in the fiscal year ended January 31, 2013 to $568,071 in the fiscal year ended January 31, 2014, or 47%, primarily due to stock-based compensation expense attributable to option awards granted to purchase 11,000,000 shares of the Company’s common stock to its employees and outside consultants in the year of 2013.

       We recorded a non-operating expense of $35,846 in the year ended January 31, 2014, compared to a non-operating income of $1,591,772 in the year ended January 31, 2013. The significant change over the prior year was primarily due to an decrease in unrealized gain on derivative instruments related to the issuance of the 2010 and 2011 warrants as a result of the private placement offerings completed in December 2010 and January, April, June and July 2011, and the accrual for acquisition related expenses. For the year ended January 31, 2014, we recorded a $3,019 unrealized gain on derivative instruments relating to the issuance of the 2010 and 2011 warrants as a result of the private placement offerings completed in December 2010 and January 2011.

       We had net loss of $653,840 for year ended January 31, 2014 and a net income of $289,469 for the year ended January 31, 2013.

       We have generated no revenues, and our net operating loss from inception through January 31, 2014 was $3,486,292.

Liquidity and Capital Resources

       Our cash and cash equivalents balance as of January 31, 2014 was $209,392 compared to $259,200 as of January 31, 2013.

       In July 2011, we completed the final closing of a 2010/2011 private placement, in which we sold an aggregate of 77,478,258 units of our securities for gross proceeds of $1,936,956, at an offering price of $0.025 per Unit. On March 16, 2012, we completed the closing of a private placement offering pursuant to which we sold to various accredited investors and non-U.S. persons 4,250,000 units of our securities for gross proceeds of $170,000, at an offering price of $0.04 per unit. We raised these funds for general working capital purposes and to finance our first and most of the second year exploration program commitments under the AuroTellurio Agreement.

       Due to our brief history and historical operating losses, our operations have not been a source of liquidity, and our sources of liquidity primarily have been from the sale of debt and proceeds from the sale of units in our 2010/2011 and 2012 private placements. Although we had begun the acquisition and exploration of the AuroTellurio Property, we were not able to raise sufficient funds to continue the development and acquisition of that property.

       We had determined to proceed with the exploration of the AuroTellurio Property into the second year, for the second 20% interest in the La Viuda Concessions and we needed to raise at least $350,000 to begin and fund a Phase I drilling program. We filed a registration statement with the SEC to register for sale 100,000,000 shares of our common stock at an offering price of $0.005 per share, which became effective on May 22, 2013. We were not able to raise any funds under that registration statement and we were not able to begin our Phase I drilling program.

       November 2013 Private Placement

       On November 15, 2013, we closed the 2013 Notes Offering for $325,000 in principal amount of our 10% convertible promissory notes. Proceeds of the 2013 Notes Offering have been utilized by us for ongoing working capital purposes, including to cover costs relating to our status as a publicly traded company.

       2014 10% Convertible Notes Private Placement Offering

       On February 7, 2014, concurrently with the closing of the MVP Acquisition, we completed a first closing of the 2014 Notes Offering of $2,942,495 in principal amount of our 2014 Notes. On March 3, 2014, we completed a second closing of the 2014 Notes Offering for additional gross proceeds of $1,017,500 (before deducting placement agent fees and expenses of the offering). We will use these funds to finance the operations of our new MVP related business.

       In the future, we expect to seek to raise additional capital through additional sales of our equity or debt securities. There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs. If we are unable to obtain sufficient financing, we may not be able to proceed with our new business plan or meet our ongoing operational working capital needs.

Business Overview

You should read the following discussion and analysis together with MVP’s financial statements and the notes to those statements included herewith .

MV Patents, LLC, (MVPAT) a limited liability company organized in the state of Florida on July 11, 2011, is in the developmental stage, and has limited operations.

Our business plan is to assert our intellectual property rights to monetize our patents through net recoveries. Net recoveries relate to monetary payments received by MVPAT in respect to its patents through judgments, settlements, royalty agreements, or other disposition of the patents or cash proceeds of any equity actually received as consideration for any such disposition, including those received in connection with litigation.

We have no technologies or technology operations.

Subsequent to the audited financial statements as of June 30, 2013 and 2012, on August 30, 2013 MVPAT transferred all of its patents to MVP Portfolio, LLC (MVP). MVP was formed on July 26, 2013 as a wholly owned subsidiary of MVPAT. The patents were transferred to MVP without recourse. Any contingent liabilities related to future earnings or net recoveries remain with MVPAT.

Results of Operations

       Comparison of the Years Ended June 30, 2013 and the period from July 11, 2011 (Inception) through June 30, 2012

Operating expenses for the year ended June 30, 2013 were $886,877, an increase of $402,910 or 83% from $483,967 for the period from July 11, 2011 (Inception) to June 30, 2012. The primary reason for this increase was an increase in business development advisory and patent prosecution legal team expenses. During the period from July 11, 2011 (Inception) to June 30, 2012, we focused on building MVPAT and setting our strategy. During the year ending June 30, 2013, we increased our efforts to find funders and prepare our patent prosecution process, using the resources of business development advisors and patent litigation attorneys.

Liquidity and Capital Resources

Sources of Liquidity

We obtained funding from various unrelated third-party investors. The investors have the right to participate in future monetary amounts related to net recoveries as defined in our business overview. The investors have the option to convert their participation rights contingent upon MVPAT obtaining subsequent funding of at least $2,250,000.  The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents.  The participation rights accrue interest at eight percent per annum and cease upon conversion. In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment.  We have no obligation to make any payments to the investors unless net recoveries are obtained. As of June 30, 2013 and 2012, $150,000 and $25,000 is included in participation rights on the balance sheet, respectively.  The contingent conversion option will be recorded at the date we can estimate the proceeds from the net recoveries.

MVPAT received $125,000 in cash related to a funding agreement from an unrelated third-party investor.  The investor has the obligation to fund an additional $375,000 upon MVPAT obtaining subsequent financing of $2,250,000.  Related to the funding agreement, the investor has the right to participate in the net recoveries pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries.  As of June 30, 2013 and 2012, $125,000 is included in participation rights on the balance sheet.

We will amortize these participation rights under the units of revenue method at the time MVPAT can reasonably estimate the potential net recoveries as defined in our business overview. We have classified the participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

Net Cash Used in Operating Activities

Net cash used in operations was $123,497 for the year ended June 30, 2013. The net loss for the year ended June 30, 2013 was higher than cash used in operating activities by $763,380. The difference related directly to increases in accounts payable, accrued member salaries and contingent liabilities.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $86,500 for the year ended June 30, 2013. Net cash provided by financing activities consisted of $125,000 obtained from additional participation rights funding, partially offset by $38,500 in offering costs.

Funding Requirements

We expect to incur losses for the foreseeable future. We expect to incur increasing (i) patent prosecution legal team fees, (ii) legal and funding agreement fees, (iii) accounting fees and other additional costs related to being a public company (iv) and salary expenses. Our future capital requirements will depend on a number of factors including the timing of when we can monetize our patents and the availability of financing.

Off-Balance Sheet Arrangements

As of June 30, 2013, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our significant accounting policies are more fully described in Note 3 to the financial statements. The following accounting policies are critical to fully understanding our financial results.

Intangible Assets

We have several patent portfolios. As of June 30, 2013 and 2012, no value has been assigned to the patents. The main patents in the portfolio were created by the managing member of MVPAT, William D. Meadow.  The remaining patents in the portfolio were transferred without recourse to such managing member.  On July 25, 2011 the managing member assigned the patents to MVPAT for consideration of $1 without recourse. In accordance with authoritative guidance, the patents were recorded at historical cost, which was deemed to be zero at the time of transfer.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

We retain the services of law firms that specialize in intellectual property licensing, enforcement and patent law. We also retain business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of June 30, 2013 and 2012, we did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on our receipt of subsequent funding. We had $441,527 and $37,500 in contingent liabilities, as of June 30, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated.  We have classified these liabilities as current as they are expected to be paid in the next 12 months.

Comparison of the Six Months Ended December 31, 2013 and December 31, 2012

Operating expenses for the six months ended December 31, 2013 were $241,102, a decrease of $100,800 or 29% from $341,209 for the six months ended December 31, 2012. The primary reason for this decrease was a decrease in business development advisory expenses. During the six months ended December 31, 2012, we were developing our strategy and incurred significant costs to determine how to develop our company. These costs were not required for the six months ended December 31, 2013.

Liquidity and Capital Resources

Sources of Liquidity

We obtained funding from various unrelated third-party investors. The investors have the right to participate in future monetary amounts related to net recoveries as defined in our business overview.  The investors have the option to convert their participation rights contingent upon MVP obtaining subsequent funding of at least $2,250,000.  The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents.  The participation rights accrue interest at eight percent per annum and cease upon conversion. In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment.  We have no obligation to make any payments to the investors unless net recoveries are obtained.  As of December 31, 2013 and 2012, $170,000 and $25,000 is included in participation rights on the consolidated balance sheet, respectively.  The contingent conversion option will be recorded at the date we can estimate the proceeds from the net recoveries.

MVP received $125,000 in cash related to a funding agreement from an unrelated third-party investor.  The investor has the obligation to fund an additional $375,000 upon MVP obtaining subsequent financing of $2,250,000.  Related to the funding agreement, the investor has the right to participate in the net recoveries pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries.  As of December 31, 2013 and 2012, $125,000 is included in participation rights on the consolidated balance sheet.

We will amortize these participation rights under the units of revenue method at the time MVP can reasonably estimate the potential net recoveries as defined in our business overview. We have classified the participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

Net Cash Used in Operating Activities

Net cash used in operations was $71,053 for the six months ended December 31, 2013. The net loss for the six months ended December 31, 2013 was higher than cash used in operating activities by $170,049. The primary reason for the difference was that most of the salary due to our managing member was accrued during the six months ended December 31, 2013.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $70,000 for the six months ended December 31, 2013. Net cash provided by financing activities consisted primarily of $50,000 obtained through a demand note bearing interest at 12%, payable to California Gold Corp. The remaining $20,000 was from an additional participation rights funding.

Funding Requirements

We expect to incur losses for the foreseeable future. We expect to incur increasing (i) patent prosecution legal team fees, (ii) legal and funding agreement fees, (iii) accounting fees and other additional costs related to being a public company (iv) and salary expenses. Our future capital requirements will depend on a number of factors including the timing of when we can monetize our patents and the availability of financing.

Off-Balance Sheet Arrangements

As of December 31, 2013, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our significant accounting policies are more fully described in Note 3 to the consolidated financial statements. The following accounting policies are critical to fully understanding our consolidated financial results.

Intangible Assets

       We have several patent portfolios.  As of December 31, 2013 and 2012, no value has been assigned to the patents. The main patents in the portfolio were created by the managing member of MVPAT. The remaining patents in the portfolio were transferred without recourse to such managing member.  On July 25, 2011 the managing member assigned the patents to MVPAT for consideration of $1 without recourse. In accordance with authoritative guidance, the patents were recorded at historical cost, which was deemed to be zero at the time of transfer.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

We retain the services of law firms that specialize in intellectual property licensing, enforcement and patent law. We also retain business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of December 31, 2013 and 2012, we did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on our receipt of subsequent funding. We had $441,527 and $212,500 in contingent liabilities, as of December 31, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated.  We have classified these liabilities as current as they are expected to be paid in the next 12 months.

Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Since August 2009, when we changed our name to California Gold Corp., our trading symbol changed to “CLGL.”  We expect that our ticker symbol will change again, once our proposed name change to MV Portfolios, Inc. is approved by FINRA.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Markets, Inc. QB Tier. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Historically, our common stock has been thinly traded and, thus, current pricing of our common stock on the OTC Markets, Inc. QB Tier may not necessarily represent its fair market value.

Period	High	Low

Fiscal Year Ending January 31, 2013
First Quarter	$.12	$.02
Second Quarter	.033	.011
Third Quarter	.05	.009
Fourth Quarter	.017	.0014

Fiscal Year Ending January 31, 2014
First Quarter	$.011	$.005
Second Quarter	.01	.005
Third Quarter	.0068	.003
Fourth Quarter	.025	.0035

Fiscal Year Ending June 30, 2014*
Quarter ending March 31, 2014	.03	.02
Quarter ending June 30, 2014	$.08	.01

* On May 9, 2014, the Company changed its fiscal year end to June 30 from January 31, effective immediately.

Holders

On July 24, 2014, we had  11,026,013 shares of our common stock issued and outstanding held by 57 shareholders of record, and 8,000,000 shares of our Series A Preferred Stock held by 1 shareholder.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

In June 2007, we adopted our 2007 Stock Option Plan (the “2007 Plan”).   Because the 2007 Plan had already been in existence for seven years, effective as of February 7, 2014 our Board of Directors terminated the 2007 Plan and adopted a new plan, the 2014 Equity Incentive Plan, with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.  Our Board of Directors has recommended that the holders of shares of our outstanding common stock approve the 2014 Plan pursuant to Proposal No. 2 below.  We do not have any other equity compensation plans.

The following table provides information as of July 24, 2014, with respect to the shares of common stock that may be issued under our 2014 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(1)	(c)(1)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (2)	5,920,452	$0.50	230,112
Total	5,920,452	$0.50	230,112

(1)	Post Reverse Split.

(2)	2014 Equity Incentive Plan, recommended by our Board of Directors to be approved by our stockholders.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the persons entitled to vote.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:           WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:           All stockholders of record of our common stock as of the close of business on January 16, 2014.  As of January 16, 2014, there were 150,101,260 shares of our common stock outstanding.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these consent solicitation materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee to consent or to withhold consent to the proposals set forth herein.  Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent or to withhold consent to the proposals set forth herein.

Q:           WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:           No. We will not hold a meeting of stockholders. We are incorporated in the State of Nevada.  Section 78.320 of the Nevada Revised Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the actions so taken, represent at least a majority of the outstanding voting power.

Q:           WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE FOUR PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:           Our Board of Directors recommends that stockholders CONSENT TO each of the four proposals set forth in this Consent Solicitation Statement.

Q:           WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE FOUR PROPOSALS?

A.           Because we are seeking stockholder approval by soliciting written consents, each proposal must receive a number of consents representing at least a majority of the outstanding shares of our common stock entitled to submit consents to be approved.

Q:           WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?

A:           After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the proposals set forth herein by signing and dating the enclosed written consent and returning it in the enclosed envelope as soon as possible.

Q:           WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A “STREET NAME” HOLDER?

A:           If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead instruct the broker, bank, or other nominee on how to send their written consents.

Q:           WHAT IF I DO NOT RETURN THE WRITTEN CONSENT?

A:           Because each proposal requires the written consents of the holders of a majority of the outstanding shares of our common stock, your failure to respond will have the same effect as a withheld consent.

Q:           CAN I VOTE AGAINST THE PROPOSALS?

A:           We are not holding a meeting of our stockholders, so there will be no “yea” or “nay” vote, as such.  However, because each proposal requires the affirmative consent of the holders of a majority of our outstanding common stock, simply not delivering an executed written consent in favor of our proposals will have the same practical effect as a vote against the proposals would have if they were being considered at a meeting of stockholders.

Q:           CAN I REVOKE MY CONSENT AFTER I HAVE DELIVERED IT?

A:           You may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the proposals set forth herein.  A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective.  The revocation should be sent to us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.

Q:           BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:           We are requesting you to send us your written consents by August 28, 2014.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT?

A:           Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares.  Our Board of Directors believes that having fewer outstanding shares may encourage investor interest and improve the marketability and liquidity of our common stock.

Q:           HOW WILL THE REVERSE SPLIT AFFECT OUR 2007 STOCK OPTION PLAN?

A:           As a result of the Reverse Split, the number of shares of our common stock that would have been available for grant pursuant to awards under the Company’s 2007 Plan would have been reduced by a factor of 100.  Since the 16,000,000 shares that were eligible for grant pursuant to awards under the 2007 Plan would have been reduced to 160,000 shares as a result of the Reverse Split and because the 2007 Plan was already in existence for seven years, our Board of Directors determined to terminate the 2007 Plan and to adopt a new plan, the 2014 Equity Incentive Plan (the “2014 Plan”), with 6,150,564 shares of our common stock, on a post-Reverse Split basis, available for grant under the 2014 Plan.

Q:           WHAT IS THE PURPOSE OF THE 2014 PLAN?

A:           We adopted the 2014 Plan for several purposes, including: (i) to attract and retain qualified directors, officers  and  employees; (ii) to compensate  consultants  for  services  rendered  to  us which we could not  otherwise afford to obtain; and (iii) to provide incentives for the generation of stockholder value.  We believe that, without the 2014 Plan, there would not have been a sufficient number of shares eligible for grant pursuant to the 2007 Plan as a result of the Reverse Split.  We believe that it will be in the best interests of the Company to maintain the number of shares eligible for grant under the 2014 Plan following the Reverse Split at 6,150,564 shares.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK?

A:           The purpose of the Authorized Capital Increase is to increase our authorized blank check preferred stock to 50,000,000 shares from 22,000,000 shares.  This will enable us (i) to meet our contractual commitments to those persons who purchased the 2013 Notes, which notes will automatically convert into shares of Series B Preferred Stock once we file the Certificate of Series B Designation; (ii) to meet a settlement agreement commitment to one of our service providers pursuant to which we agreed to issue to the provider a certain number of shares of the Series B Preferred Stock; (iii) to meet our contractual commitments to those persons who purchased our 2014 Notes, which notes will automatically convert into shares of Series C Preferred Stock once we file the Certificate of Series C Designation; and (iv) to meet our contractual commitments to those persons who purchased our Series D Preferred Stock once we file the Certificate of Series D Designation.

Q:           WHAT IS THE PURPOSE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR COMPANY NAME?

A:           Our Board of Directors has determined that the change of our name to “MV Portfolios, Inc.” is in the best interests of our stockholders and will more accurately reflect, and assist us to engage in, our new business strategy of patent licensing and the assertion of rights under patents against parties believed to be selling goods or services that rely upon our patented technology.

Q:           WHEN WILL THE REVERSE SPLIT, PLAN AMENDMENT, AUTHORIZED CAPITAL INCREASE AND NAME CHANGE TAKE EFFECT?

A:           We intend to file the Articles Amendments and consummate the Reverse Split and Name Change, as soon as practicable after (i) receiving the required stockholder consents, and (ii) receiving approval of the Reverse Split and Name Change from FINRA.  The 2014 Plan has already been adopted by our Board of Directors.  While we anticipate taking these actions on or about September 18, 2014, the timing will depend on the speed with which we receive the required stockholder consents and FINRA approval.

Q:           CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:           No.  Under the NRS, you are not entitled to appraisal and purchase of your stock as a result of the Articles Amendments.

Q:           WHO WILL PAY THE COSTS OF THE ARTICLES AMENDMENTS?

A:           We will pay all of the costs of the Articles Amendments, including distributing this Consent Solicitation Statement.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.  We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Articles Amendment.

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

Our Board of Directors has approved an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock prior to September 30, 2014 with a reverse split ratio of one-for-one hundred (1:100) (“Reverse Split”), and has directed that such amendment be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Pursuant to the Reverse Split, each one hundred (100) shares of our common stock registered in the name of a stockholder at the effective time of the Reverse Split will be converted into one (1) share of our common stock.  As permitted under Nevada law, shares of common stock that would be converted into less than one share in the Reverse Split will instead, at the Company’s election, either be converted into the right to receive a cash payment or be rounded up to the next whole number as described below.

Our Board of Directors has the discretion to determine the ratio of the Reverse Split and if and when to effect the Reverse Split and may abandon the Reverse Split even if approved by our stockholders.  We expect to consummate the Reverse Split as soon as practicable after (i) receiving the required stockholder consents, and (ii) receiving approval of the Reverse Split from FINRA.

The Reverse Split will only become effective upon filing a Certificate of Amendment to our Articles of Incorporation.  The form of the proposed Certificate of Amendment to effect the Reverse Split is included as Exhibit A to this Consent Solicitation Statement.  The following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Purposes of the Reverse Stock Split

Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares.  A reverse stock split typically does not increase the aggregate market value of all outstanding shares.  Our Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Our Board of Directors believes that the anticipated higher market price resulting from a Reverse Split may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors also believes that the Reverse Split will afford the Company additional flexibility in consummating potential future financing and/or strategic transactions without the need for further shareholder approval.  One consequence of the Reverse Split will be an increase in the ratio of the number of shares of our common stock that are authorized but unissued to the number of shares that are issued and outstanding.  This will enable our Board of Directors to issue a greater multiple of our currently outstanding common stock without seeking stockholder approval to increase the total number of authorized shares.

Potential Risks of the Reverse Stock Split

Following the Reverse Split, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split.  In other words, there can be no assurance that the post-split market price of our common stock would be one thousand times the pre-split market price.  Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our common stock resulting from a higher per share price.

Principal Effects of a Reverse Stock Split

Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  We do not expect the Reverse Split to affect the registration of our common stock under the Exchange Act.  Our common stock is currently quoted on the OTC markets, Inc. QB Tier, and the Reverse Split will not be implemented until we receive the requisite approval from FINRA.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving cash (or whole shares) in lieu of fractional shares as described below.  Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Split other than as a result of the payment of cash (or rounding up) in lieu of issuing fractional shares.  Further, the number of stockholders of record will not be affected by a Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split, as discussed below.

The Reverse Split may result in some stockholders owning “odd-lots” of fewer than 100 shares of our common stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. The Reverse Split would not change the number of authorized shares of our common stock as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our common stock for such purposes.

These proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our common stock that would become available for issuance following the Reverse Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.

The following table depicts the prospective effects of the Reverse Split, reflecting the Reverse Split ratio of 1:100 determined by our Board of Directors, on the number of shares of our common stock outstanding, the number of shares of our common stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Split. As discussed above, the number of shares of our common stock authorized for issuance under our Articles of Incorporation, 300,000,000 shares, would remain unaffected by the Reverse Split.

	Common Stock Outstanding (1)	Shares Reserved for Issuance		Shares Available for Issuance (2)
Prior to the Reverse Split	1,102,601,300	49,671,194	(3)	-0-
Pro-forma One-for-One Hundred (1:100) Reverse Split	11,026,013	31,892,106	(4)	266,466,881

(1)	Does not give effect to any changes resulting from the payment of cash or rounding up to the nearest whole share in lieu of issuing fractional shares pursuant to the Reverse Split.

(2)
Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

(3)
Consists of, on a pre-Reverse Split basis, the total number of shares of common stock reserved for issuance pursuant to outstanding warrants exercisable for 41,671,194 shares and 8,000,000 shares of our Series A Preferred Stock exercisable for 8,000,000 shares.

(4)
Consists of, on a post-Reverse Split basis, 9,385,000 shares issuable in connection with the MVP Acquisition, 6,150,564 shares issuable in connection with the 2014 Plan,  416,712 shares issuable upon the exercise of outstanding warrants, 4,000,000 shares issuable upon the exchange of the 2013 Warrants, 80,000 shares issuable upon conversion of the Series A Preferred Stock, 3,250,000 shares issuable upon conversion of the Series B Preferred Stock, the 79,530 Series B Settlement Shares, 7,920,000 shares issuable upon conversion of the Series C Preferred Stock, 590,300 shares issuable upon exercise of the Broker Warrants and 20,000 shares issuable upon conversion of the Series D Preferred Stock.

Taking into account the number of shares of our common stock to be outstanding as a result of the Reverse Split, together with the 9,385,000 shares of our common stock to be issued in connection with the MVP Acquisition and the 4,000,000 shares of our common stock to be issued in connection with the exchange of the 2013 Warrants, each following effectiveness of the Reverse Split, as well as the shares of our common stock that may be issued upon exercise of the Broker Warrants and conversion of the various series of our preferred stock, we believe that the Reverse Split will is not likely to, and we confirm that it is not intended to, result in a going private transaction.

The Reverse Split along with a conversion in full of the outstanding Series A Preferred Stock and the to be issued Series B Preferred Stock, Series C Preferred Stock and Series D  Preferred Stock, and the exchange of the 2013 Warrants, will not result in a change of control of the Company. As discussed in more detailed in our Form 8-K filed with the SEC on February 10, 2014, the MVP Acquisition, however, has resulted in a change of control.

Options

We currently have no outstanding options to purchase shares of our common stock under our 2007 Plan and our Board of Directors determined to terminate the 2007 Plan effective as of February 7, 2014.

Our Board of Directors adopted our 2014 Plan on February 7, 2014.  The 2014 Plan provides for the issuance of incentive awards of up to 6,150,564 post-Reverse Split shares of our common stock to officers, key employees, consultants and directors.  On February 7, 2014, in connection with the MVP Acquisition, our Board of Directors approved the grant of options under the 2014 Plan for an aggregate of 5,920,452 post-Reverse Split shares of our common stock, as follows: Mr. William Meadow, our Chief Executive Officer as of February 7, 2014, was granted options to purchase 2,460,226 post-Reverse Split shares of our common stock,  Mr. Shea Ralph, our Chief Financial Officer as of February 7, 2014, was granted options to purchase 1,230,113 post-Reverse Split shares of our common stock and  Mr. David Rector, our Chief Operating Officer as of February 7, 2014, was granted options to purchase 1,000,000 post-Reverse Split shares of our common stock.  Additionally, we have agreed to issue options for an additional 1,230,113 post-Reverse Split shares of our common stock to Messrs. Meadow and Ralph, which vest upon the meeting of certain revenue targets.

Warrants

We currently have outstanding warrants to purchase an aggregate of 41,671,194 shares of our common stock.  Immediately following the Reverse Split, such warrants, subject to possible anti-dilution adjustment to take into account the conversion pricing of the 2013 Notes, will be exercisable to purchase an aggregate of approximately 416,712 shares of our common stock, based on the Reverse Split ratio of 1:100.

In connection with the 2013 Notes Offering we issued the 2013 Warrants which were exercisable for an aggregate of 3,250,000 post-Reverse Split shares of our common stock.  Pursuant to the terms of the Warrant Exchange Agreement with each of the holders of the 2013 Warrants, following effectiveness of the Reverse Split, we will exchange the 2013 Warrants for an aggregate of 4,000,000 shares of our post-Reverse Split common stock.

In connection with the 2014 Notes Offering, we will issue Broker Warrants exercisable for 590,300 post-Reverse Split shares of our common stock.

Convertible Preferred Stock

We currently have outstanding 8,000,000 shares of preferred stock designated Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”).  Immediately following the Reverse Split, such shares of Series A Preferred Stock will be exercisable to purchase an aggregate of 80,000 shares of our common stock, based on the Reverse Split ratio of 1:100.

Upon effectiveness of the Reverse Split and the filing of the Articles Amendments and the Certificate of Series B Designation, (i) our 2013 Notes will automatically convert into 3,250,000 shares of Series B Preferred Stock, which shares will be optionally convertible into 3,250,000 shares of our common stock, and (ii) the 79,530 Series B Settlement Shares will be issued and optionally convertible into 79,530 shares of our common stock.  Upon our filing of the Certificate of Series C Designation, the 2014 Notes will automatically convert into 7,920,000 shares Series C Preferred Stock, which shares will be optionally convertible into 7,920,000 shares of our common stock; and following our filing of the Certificate of Series D Designation, 20,000 shares of our Series D Preferred Stock will be issued, which shares will be convertible under certain circumstances into 20,000 shares of our common stock.

Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by one thousand, upon surrender to the exchange agent of the certificates representing such fractional shares, shall be entitled to receive cash in an amount equal to the fair market value of any such fractional shares (or, at our discretion, be rounded up to a whole share) as described below.

In lieu of issuing fractional shares, we may either: (i) directly pay each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the closing stock price of our common stock, as quoted on the OTC Markets, Inc. QB Tier the day after the Reverse Split becomes effective, multiplied by the fractional share amount; (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Split and sell these whole shares as soon as possible after the effective date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder its ratable portion of the sale proceeds; or (iii) elect to round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval for the Reverse Split, our Board of Directors will determine the exact ration for the Reverse Split.  Following approval of the Reverse Split by FINRA, we intend to file an amendment to our Articles of Incorporation with the Nevada Secretary of State, and the Reverse Split will become effective at the time specified in such Certificate of Amendment, which we refer to as the effective date.

As of the effective date of the Reverse Split, each certificate representing shares of our common stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange.  All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Continental Stock Transfer & Trust Company, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities exercisable for our common stock would be notified of the effectiveness of the Reverse Split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split.  Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares.  No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares resulting from the Reverse Split.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters' Rights

In connection with the approval of the Reverse Split, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Articles of Incorporation or By-laws.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Reverse Split.  This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock.  Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon his or her exchange of pre- Reverse Split shares for post- Reverse Split shares. The aggregate tax basis of the post- Reverse Split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre- Reverse Split shares exchanged therefor.  The stockholder’s holding period for the post- Reverse Split shares will include the period during which the stockholder held the pre- Reverse Split shares surrendered in the Reverse Split.

A stockholder who receives cash in lieu of a fractional share that would otherwise be issued in the Reverse Split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph. The stockholder will then be deemed to have sold that fractional share back to us for the cash actually received.  The receipt of cash in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share.  Gain or loss will generally be a capital gain or loss.  Capital gain of a noncorporate United States holder is generally taxed at a lower rate than other income where the property has a holding period of more than one year.  Deduction of capital losses are subject to limitation.

We should not recognize any gain or loss as a result of the Reverse Split.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 1, the amendment to our Articles of Incorporation to effect a reverse stock split of our common stock with a reverse split ratio of one-for-one hundred (1:100), prior to September 30, 2014.

PROPOSAL NO. 2:

ADOPTION OF THE 2014 EQUITY INCENTIVE PLAN

Our Board of Directors adopted our 2007 Plan on or about June 15, 2007.  The total number of shares of common stock reserved for issuance under the 2007 was set at 16,000,000.  Because following the proposed Reverse Split, the number of shares of common stock reserved under the 2007 Plan would have been reduced to 160,000 shares and because the 2007 Plan had already been in existence for seven years, effective as of February 7, 2014, our Board of Directors terminated the 2007 Plan and adopted a new plan, the 2014 Equity Incentive Plan, with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.

Description of the 2014 Plan

Administration

The 2014 Plan is currently administered by our Board of Directors.  It is expected that the Compensation Committee of our Board of Directors, once established, will administer the 2014 Plan.  Subject to the terms of the 2014 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2014 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2014 Plan.

Grants

The 2014 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

·
Options granted under the 2014 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

·
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

·
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

·
The 2014 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

·
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

The exercise price for Incentive Stock Options granted under the 2014 Plan may not be less than the fair market value of our common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of our common stock on the date the option is granted.  The exercise price for Non-statutory Stock Options is determined by the administrator of the 2014 Plan.  Incentive Stock Options granted under the 2014 Plan have a maximum term of ten years, unless issued to an employee who is also a 10% stockholder, in which case the maximum term is five years.  The term of Non-statutory Stock Options is determined by the administrator of the 2014 Plan at the time of grant and may not exceed ten years.  Options granted under the Plan are not transferable, except by will and the laws of descent and distribution.

Duration, Amendment and Termination

The Board of Directors of the Company has the power to amend, suspend or terminate the 2014 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2014 Plan would terminate ten years after its adoption.

Description of the 2014 Plan Adoption

On February 7, 2014, Our Board of Directors approved the adoption of our 2014 Plan with 6,150,564 post-Reverse Split shares of our common stock available for grant under the 2014 Plan.  The Board of Directors has directed that the 2014 Plan be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Our Board of Directors believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our stockholders.  Additionally, our overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees while conserving cash.  In addition, the 2014 Plan enables us to compensate consultants for services rendered to us which we could not otherwise afford to obtain.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the last three fiscal years ended January 31, 2013, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2013; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2013; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended January 31, 2013, that received annual compensation during the fiscal year ended January 31, 2013, in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James D. Davidson, III(1),	2013	24,000	-	-	-	-	-	-	24,000
Chief Executive Officer	2012	36,000	-	-	89,997	-	-	-	125,997
	2011	-	-	-	-	-	-	-	-
George Duggan (2),	2013	30,000	-	-	-	-	-	-	30,000
Chief Operating Officer	2012	30,000	-	-	89,997	-	-	-	119,997
	2011	2,500	-	-	-	-	-	-	2,500

(1)
Mr. Davidson served as our Chief Executive Officer, Chief Financial Officer and director on an independent contractor basis until his resignation from these positions on February 7, 2014.  Although Mr. Davidson did not have an employment agreement with us, from February 1, 2011 to May 31, 2011, we paid Mr. Davidson a monthly fee of $5,000 and from June 1, 2011, we began paying Mr. Davidson a reduced fee of $2,000 per month for his services to us as our Chief Executive Officer pursuant to a consulting agreement with him. We terminated this consulting agreement with Mr. Davidson effective October 9, 2013 and settled all outstanding amounts owed to Mr. Davidson under the consulting agreement by issuing to him 3,600,000 pre-Reverse Split restricted shares of our common stock.  Mr. Davidson agreed to surrender for cancellation a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years.  This option is no longer outstanding.

(2)	Mr. Duggan served as our Chief Operating Officer until his resignation on December 16, 2013. Mr. Duggan did not have an employment agreement with us, although beginning January 17, 2011, we started paying Mr. Duggan a fee of $2,500 per month for his services to us as our Chief Operating Officer pursuant to a consulting agreement. We terminated this consulting agreement with Mr. Duggan effective October 9, 2013 and settled all outstanding amounts owed to Mr. Davidson under the consulting agreement by issuing to him 4,500,000 pre-Reverse Split restricted shares of our common stock. Mr. Duggan agreed to surrender for cancellation a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years. This option is no longer outstanding.

       Changes to the Board of Directors and Executive Officers.

       On February 7, 2014, effective upon the closing of the MVP Acquisition under the Securities Exchange Agreement, James Davidson resigned as our Chief Executive Officer and director and Michael Baybak resigned as our Interim Treasurer and Secretary and as a director.  Pursuant to the terms of the Securities Exchange Agreement, William Meadow was appointed as our Chief Executive Officer and Chairman, Shea Ralph was appointed as our Chief Financial Officer, Treasurer, Secretary and director and David Rector was appointed as our Chief Operating Officer and remains a director.

Employment Agreements or Arrangements with Executive Officers

On February 7, 2014, we entered into an employment agreement with William Meadow (the “Meadow Employment Agreement”), whereby Mr. Meadow agreed to serve as our Chief Executive Officer for a period of three (3) years, subject to renewal, in consideration for an annual salary of $250,000. Additionally, under the terms of the Meadow Employment Agreement, Mr. Meadow shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Meadow’s employment is terminated without Cause or by Mr. Meadow without Good Reason following a Change in Control (as such terms are defined in the Meadow Employment Agreement), Mr. Meadow shall be entitled to a lump sum payment equal to Mr. Meadow’s salary for the prior 15 months in consideration for which Mr. Meadow shall devote 400 hours of time per year for three years to support the enforcement of the Video DriveBy and on-line mapping intellectual property assets (as described further below).  Additionally, pursuant to the terms of the Meadow Employment Agreement, the Company has agreed to reimburse Mr. Meadow’s costs relating to maintaining his term life insurance policy up to a maximum of $250 per month.

In connection with his employment with the Company, the Company granted Mr. Meadow a five -year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 2,460,226 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Meadow Options”), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Meadow remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Meadow is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Meadow Options shall immediately vest in full.

On February 7, 2014, we entered into an employment agreement with Shea Ralph (the “Ralph Employment Agreement”), whereby Mr. Ralph agreed to serve as our Executive Vice President for a period of three (3) years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Ralph Employment Agreement, Mr. Ralph shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  In the event Mr. Ralph’s employment is terminated without Cause or by Mr. Ralph without Good Reason following a Change in Control (as such terms are defined in the Ralph Employment Agreement), Mr. Ralph shall be entitled to a lump sum payment equal to Mr. Ralph’s salary for the prior nine (9) months.

In connection with his employment with the Company, the Company granted Mr. Ralph a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis,  up to 1,230,113 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Ralph Options”), which option shall vest in twelve (12) equal quarterly installments, beginning on the three (3) month anniversary of the date of issuance and every three (3) months thereafter, provided Mr. Ralph remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Ralph is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Ralph Options shall immediately vest in full.

Additionally, promptly following the closing of the Securities Exchange, the Company will issue to Meadow and Ralph five-year options to purchase an additional1,230,113 of the outstanding Parent common stock on a fully-diluted, post-Reverse Split basis as of the Closing, pro rata to the option grants issued at Closing, exercisable at the Private Placement price, i.e., $0.50 per share.  These options shall vest and not be subject to forfeiture only upon the Company’s achieving revenues of $20 million.

On February 7, 2014, David Rector, then a director of the Company, was appointed as the Company’s Chief Operating Officer. On February 7, 2014, we entered into an consulting agreement with Mr. Rector (the “Rector Consulting Agreement”), whereby Mr. Rector agreed to serve as our Chief Operating Officer for a period of one (1) year, subject to renewal, in consideration for an annual fee of $120,000.

      In connection with his engagement with the Company, the Company granted Mr. Rector a five-year non-qualified stock option under the 2014 Plan to purchase, on a post-Reverse Split basis, up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Rector Options”), which option shall vest in twelve (12) equal monthly installments, beginning on the one (1) month anniversary of the date of issuance, provided Mr. Rector remains continuously engaged as a director or officer of the Company through the applicable vesting date.   In the event that Mr. Rector is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Rector Options shall immediately vest in full.

Compensation of Directors

Our directors do not receive any cash compensation for serving as such, for serving on committees (if any) of the Board of Directors or for special assignments. As of the date hereof, there were no other arrangements between us and our director that resulted in our making payments to them for any services provided to us by them as directors.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Authorized Capital Increase.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 2, the adoption of our 2014 Equity Incentive Plan.

PROPOSAL NO. 3:

INCREASE IN AUTHORIZED PREFERRED STOCK

General

Our Articles of Incorporation authorize us to issue 300,000,000 shares of common stock, par value $0.001 per share, and 22,000,000 shares of blank check preferred stock, par value $0.001 per share. Our Board of Directors has approved an amendment to the Articles of Incorporation to increase our authorized blank check preferred stock from 22,000,000 shares to 50,000,000 shares, par value $0.001 per share (the “Preferred Share Increase”). We are not increasing our authorized common stock which will remain unchanged at 300,000,000 shares. As of July 24, 2014 , there are 11,026,013 post-Reverse Split shares of common stock outstanding and 8,000,000 shares of our Series A designated preferred stock outstanding.

Of the 28,000,000 shares of preferred stock included in the Preferred Share Increase, 3,329,530 of those shares will be designated as Series B Convertible Preferred Stock, 7,920,000 of those shares will be designated as Series C Convertible Preferred Stock, and 20,000 of those shares will be designated as Series D Convertible Preferred Stock

Except with respect to our obligation to issue shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as discussed below, the Preferred Share Increase will not have any immediate effect on the rights of our existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations. Please see below for a more detailed discussion of the effects of the Preferred Share Increase.

Obligation to Issue Shares of Series B Preferred Stock

On November 15, 2013, we closed the 2013 Notes Offering pursuant to which we sold to various accredited investors (the “2013 Investors”) the 2013 Notes and the 2013 Warrants.  The 2013 Notes bear interest at a 10% annual interest rate and mature two (2) years from the date of issuance.

The 2013 Notes contain a mandatory conversion provision providing that upon our filing of our Certificate of Series B Designation with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit C, all of the outstanding principal amount of, and accrued but unpaid interest on, the 2014 Notes will automatically, without the necessity of any action by the Investors or us, convert into shares of our to-be-authorized Series B Preferred Stock, at a conversion price of $0.001 per share (the “Conversion Price”).  The Conversion Price is subject to adjustment for the Reverse Split such that with the Reverse Split ratio set at one-for-one hundred (1:100), the Conversion Price, post-Reverse Split, will be $0.10 per share and the number of shares of Series B Preferred stock that will be issued upon conversion of the 2013 Notes will be 3,250,000.

Each share of Series B Preferred Stock will be convertible at any time into one share of our common stock at the Conversion Price as adjusted for the Reverse Split, subject to a 9.99% conversion blocker.  Each share of Series B Preferred Stock will participate in dividends and other distributions on an equivalent basis with our common stock.  Holders of Series B Preferred Stock shall vote together with the holders of common stock as a single class, and each holder of outstanding shares of Series B Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

As a condition to the 2013 Notes Offering, we undertook to take all steps necessary to effect the Reverse Split, the authorization of the Preferred Stock Increase and the designation of the Series B Preferred Stock.

Additionally, we have agreed to issue to Gottbetter & Partners, LLP that number of shares of our Series B Preferred Stock (the “Series B Settlement Shares”), convertible into shares of our common stock on a one for one basis, equivalent to, on a post-Reverse Split adjusted basis, 79,530 shares of our common stock in settlement of $79,529.54 in outstanding and past due fees due to Gottbetter & Partners for legal services rendered to us.

Following effectiveness of the Articles Amendments, we will have a sufficient number of authorized shares of blank check preferred stock to file the Series B Designation and convert the 2013 Notes into shares of Series B Preferred Stock and issue the Gottbetter Settlement Shares, and we will have a sufficient number of authorized post-Reverse Split shares of our common stock for reservation for issuance upon conversion of the Series B Preferred Stock and the Gottbetter Settlement Shares and exchange of the Warrants.

Obligation to Issue Shares of Series C Preferred Stock

On February 7, 2014 and March 3, 2014, we closed the 2014 Notes Offering pursuant to which we sold to various accredited investors (the “2014 Investors”) the 2014 Notes.  The 2014 Notes bear interest at a 10% annual interest rate and mature three (3) months from the date of issuance, with a possible extension at the option of the Company for an additional three (3) months.  On May 30, 2014, the Company exercised this option and extended the term of the notes by three (3) months.

The 2014 Notes contain a mandatory conversion provision providing that upon our filing of our Certificate of Series C Designation with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit D, all of the outstanding principal amount of, and accrued but unpaid interest on, the 2014 Notes will automatically, without the necessity of any action by the Investors or us, convert into shares of our to-be-authorized Series B Preferred Stock, at a conversion price of $0.005 per share (the “Conversion Price”).  The Conversion Price is subject to adjustment for the Reverse Split such that with the Reverse Split ratio set at one-for-one hundred (1:100), the Conversion Price, post-Reverse Split, will be $0.50 per share and the number of shares of Series C Preferred stock that will be issued upon conversion of the 2014 Notes will be 7,920,000.

Each share of Series C Preferred Stock will be convertible at any time into one share of our common stock at the Conversion Price as adjusted for the Reverse Split, subject to a 9.99% conversion blocker.  Each share of Series C Preferred Stock will participate in dividends and other distributions on an equivalent basis with our common stock.  Holders of Series C Preferred Stock shall vote together with the holders of common stock as a single class, and each holder of outstanding shares of Series C Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

As a condition to the 2014 Notes Offering, we undertook to take all steps necessary to effect the Reverse Split, the authorization of the Preferred Stock Increase and the designation of the Series C Preferred Stock.

Except as will be required upon conversion of the 2013 Notes, issuance of the Series B Settlement Shares, conversion of the 2014 Notes and issuance of the Series D Preferred Stock shares, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized preferred shares resulting from the Preferred Share Increase.

Obligation to Issue Shares of Series D Preferred Stock

Concurrently with the closing of the MVP Acquisition, we sold to each of David Rector and William Meadow, ten thousand (10,000) shares of our to-be-authorized and designated Series D Preferred Stock.  The Series D Preferred Stock will be issued only upon completion of the Reverse Split and the filing of the Articles Amendments and the Certificate of Series D Designation, a copy of which is attached hereto as Exhibit E, with the Secretary of State of the State of Nevada.

Description of Securities

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 22,000,000 shares of preferred stock, blank check, with a par value of $0.001 per share.  All of the 22,000,000 shares of preferred stock have been designated Series A Preferred Stock and have been issued.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Options

Our Board of Directors adopted, and stockholders holding a majority of our outstanding common stock approved, our 2007 Plan in June 2007. On February 7, 2014, our Board of Directors adopted a resolution terminating the 2007 Plan and adopting the 2014 Plan effective as of that date.

If an incentive award granted under the 2014 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2014 Plan. As of the date hereof, we have granted options under the 2014 Plan exercisable for an aggregate of 5,920,452 post-Reverse Split shares of our common stock.

Warrants

The 2010/2011 Warrants

In July 2011, we completed a private placement begun in 2010 (the “2010/2011 Private Placement”). As a result of this 2010/2011 Private Placement, we had outstanding warrants to purchase 38,739,129 shares of our common that were structured to expire between June 21, 2012 and December 12, 2012. Each of these warrants was issued with an exercise price of $0.125 per whole share. As of February 1, 2012, we amended the terms of these warrants such that (i) their term was extended by six months and (ii) one half of them (19,369,565) retained the exercise price of $0.125 per share and one half (19,369,564) had an exercise price of $0.05 per share. As a result of the 2012 Unit Offering (defined below), those warrants exercisable at $0.125 per share were adjusted to reflect anti-dilution provisions and to yield 20,176,630 shares exercisable at $0.12 per share.  Taking into account this anti-dilution adjustment, we have warrants to purchase an aggregate of 39,546,194 shares of our common stock outstanding as a result of the 2010/2011 Private Placement.  We have reserved an equivalent number of shares of our common stock for issuance upon exercise of these warrants. Each of the warrants issued in the 2010/2011 Private Placement contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

A warrant holder who purchased units in the 2010/2011 Private Placement containing Series A Preferred Stock rather than common stock (22,000,000 units in the aggregate) does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of our common stock outstanding immediately after giving effect to such exercise unless such holder gives written notice no less than 61 days in advance to us of such holder's intention to exceed such limitation.

The 2010/2011 Warrants – Further Revisions

On December 19, 2012, our Board of Directors resolved to further amend the provisions of the warrants issued in the 2010/2011 Private Placement such that, effective as of December 19, 2012, (i) the term of each of the warrants has been extended for an additional three years and (ii) the exercise price of the warrants shall be reduced to $0.03 per whole share through the third year, $0.04 per whole share through the fourth year and $0.05 per whole share through the fifth year.

The March 2012 Warrants

On March 16, 2012, we completed the closing of a private placement offering (the “2012 Unit Offering”) pursuant to which we sold 4,250,000 of the 2012 Units. As a result of this closing, we now have 2,125,000 of the March 2012 Warrants outstanding, which expire on March 15, 2014.  Each of the March 2012 Warrants was issued with an exercise price of $0.06 per whole share.  We have reserved an equivalent number of shares of our common stock for issuance upon exercise of the March 2012 Warrants. Each of the March 2012 Warrants contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

The 2013 Notes Offering Warrants

The 2013 Warrants entitled the 2013 Investors to purchase one thousand (1,000) shares of our common stock for each $1.00 principal amount of the 2013 Notes purchased, at an exercise price (the “Exercise Price”) of $0.001 per share.  The Exercise Price and the number of shares of our common stock issuable upon exercise of the 2013 Warrants were subject to adjustment for the Reverse Split such that with a Reverse Split ratio of one-for-one hundred (1:100), the Exercise Price, post-Reverse Split, would have been $0.10 per share and the number of shares of our common stock issuable upon exercise of the 2013 Warrants would have been 3,250,000.  The 2013 Warrants were to be exercisable from issuance until ten (10) years after the closing of the 2013 Notes Offering.  On February 6, 2014, pursuant to the Warrant Exchange Agreement, the 2013 Investors agreed to exchange the 2013 Warrants for an aggregate of 4,000,000 post-Reverse Split shares of our common stock.

The 2014 Notes Offering Broker Warrants

In connection with the 2014 Notes Offering, we agreed to issue to the placement agent Broker Warrants to purchase 590,300 shares of our post-Reverse Split common stock.  The Broker Warrants are exercisable for a period of three years at a post-Reverse Split exercise price of $0.50 per share and do not contain a cashless exercise provision.  The Broker Warrants contain standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provide for weighted average price protection.

Preferred Stock

Our Board of Directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Series A Convertible Preferred Stock

In December 2010, our Board of Directors designated 22,000,000 shares of our blank check preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have the preferences and other rights, voting powers, restrictions and limitations as to dividends, qualifications and other terms and conditions as set forth in the Certificate of Designation and summarized in relevant part below:

Conversion.  Subject to certain ownership limitations as described below, the Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio of one to one. The number of shares of our common stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of shares of Series A Preferred Stock will not have the right to convert any portion of its Series A Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion unless such holder gives written notice no less than 65 days in advance to us of such holder's intention to exceed such limitation.

Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same time and in the same amount per share as the holders of our common stock shall receive, when, as, and if declared by our Board of Directors.

Voting Rights.  Holders of the Series A Preferred Stock do not have any voting rights.

Transferability. The Series A Preferred Stock is not subject to any contractual transfer restrictions.

Liquidation Rights. The Series A Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, pari passu with our common stock.

Series B Convertible Preferred Stock

Shares of our to-be-authorized and designated Series B Preferred Stock will be issued to the 2013 Investors upon the mandatory conversion of the 2013 Notes following our filing of the Articles Amendments and the Certificate of Series B Designation. The shares of our Series B Preferred Stock will have the same preferences and other rights, restrictions and limitations as to dividends, qualifications and other terms and conditions as our Series A Preferred Stock, as summarized above, except that the voting rights of the Series B Preferred Stock will be as summarized below. This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series B Designation a copy of which is attached hereto as Exhibit C.

Voting Rights.  Except as provided by law or by the other provisions of the Articles of Incorporation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) holders of Series B Preferred Stock shall vote together with the holders of our common stock as a single class, and (ii) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Series C Convertible Preferred Stock

The following is a brief description of the terms of our to-be-authorized and designated Series C Preferred Stock.  This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series C Designation a copy of which is attached hereto as Exhibit D.

The shares of Series C Preferred Stock will be issued upon mandatory conversion of the 2014 Notes sold in the 2014 Notes Offering following filing of the Articles Amendments and the Certificate of Series C Designation. Each share of Series C Preferred Stock will be convertible into one (1) share of our post-Reverse Split common stock and will be entitled to vote with the common stock on all matters submitted for shareholder vote, on the basis of one (1) vote per share of Series C Preferred Stock.

The Series C Preferred Stock will be subject to a “Most Favored Nations” provision for a period of 12 months following the closing of the 2014 Notes Offering such that in the event we issue securities at a per share price of less than $0.005 on a pre-Reverse Split basis, or $0.50 on a post-Reverse Split basis (the “Lower rice”), subject to certain specified exceptions, each of the 2014 Investors will be entitled to receive from us additional shares of Series C Preferred Stock, when added to the number of shares of Series C Preferred Stock issuable upon conversion of the 2014Notes initially purchased by such 2014 Investor, will equal the number of shares of Series C Preferred Stock that such 2014 Investor’s subscription amount would have purchased at the Lower Price.

Pursuant to the Certificate of Series C Designation, the Series C Preferred Stock will be entitled to a liquidation preference in cash in an amount equal to $0.001 per share.

Series D Convertible Preferred Stock

The following is a brief description of the terms of our to-be-authorized and designated Series D Preferred Stock.  This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our Certificate of Series D Designation a copy of which is attached hereto as Exhibit E.

Each share of Series D Preferred Stock will be convertible into one (1) share of our post-Reverse Split common stock and will be entitled to vote with the common stock on all matters submitted for shareholder vote, on the basis of 1,000 votes per share of Series D Preferred Stock. The purpose of the Series D Preferred Stock is to provide continuity with respect to the management of the Company by providing an enhanced vote to David Rector, a director of the Company prior to the closing of the MVP Acquisition, who will continue to serve as our Chief Operating Officer and a director for at least 12 months following the MVP Acquisition closing. The Series D Preferred Stock will be automatically converted into shares of our common stock, on a one-for-one basis, upon the sooner of a “change of control” of the Company (as such term is defined in the Certificate of Series D Designation), other than pursuant to the MVP Acquisition, or the listing of our common stock on a national securities exchange, such as The NASDAQ Stock Market.

Pursuant to the Certificate of Series D Designation, the Series D Preferred Stock will be entitled to a liquidation preference upon our liquidation in cash in an amount equal to the price paid per share, i.e., $0.10 per share.

Purpose and Effect of Increasing the Number of Our Authorized Shares of Preferred Stock

As discussed in detail above under “Increase In Authorized Capital Stock — General”, we will be required to issue a portion of the additional authorized preferred shares following the increase in the number of our authorized shares of preferred stock upon the mandatory conversion of the 2013 Notes into shares of Series B Preferred Stock and the mandatory conversion of the 2014 Notes into shares of Series C Preferred Stock, upon the issuance of the subscribed for Series D Preferred Stock  and as a result of our obligation to issue the Series B Settlement Shares. Except with respect to these specified issuance obligations, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized preferred shares resulting from the increase in the number of our authorized shares of preferred stock.

While we do not currently have any plans for the authorization or issuance of any additional series of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of our common stock, our Series A Preferred Stock and our to-be-authorized Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and, therefore, reduce the value of such stock. It is not possible to state the actual effect of the future issuance of any additional series of preferred stock on the rights of holders of our currently outstanding stock or the to-be-authorized and issued additional series of preferred stock unless and until our Board of Directors determines the specific rights of the holders of any such additional preferred stock; however, these effects may include:

•	Restricting dividends on the common or preferred stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common or preferred stock; or
•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Interest of Certain Persons In Favor of or Opposition to Matters Acted Upon

Michael Baybak, our former Interim Treasurer and Secretary, purchased $25,000 in principal amount of the 2013 Notes in the 2013 Notes Offering.  As such, Mr. Baybak’s Notes will be converted, on a mandatory basis, into 25,000 shares of Series B Preferred Stock once the Series B Preferred Stock is authorized for issuance.  Mr. Baybak will receive 307,692 post-Reverse Split shares of our common stock in connection with the Warrant Exchange Agreement following effectiveness of the Reverse Split.

James Davidson, our former Chief Executive Officer, does not have any substantial interest resulting from any of the matters proposed to be acted upon in this Consent Solicitation Statement.

William Meadow, our Chief Executive Officer, President and Chairman, and David Rector, our Chief Operating Officer and Director, as of February, 7, 2014, have each subscribed for 10,000 shares of Series D Preferred Stock, which shares will be issued only following the filing of the Articles Amendments and the Certificate of Series D Designation.  MV Patents, LLC will receive 7,885,000 post-Reverse Split shares of our common stock following effectiveness of the Reverse Split.  Mr. Meadow is the managing member of MV Patents, LLC.

Procedure to Effect the Preferred Share Increase

            In order to effect the Preferred Share Increase, we will file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The Preferred Share Increase will become effective at the time specified in the Amendment, which is referred to below as the “effective time.” A copy of the form of Certificate of Amendment to our Articles of Incorporation to be filed in connection with the Articles Amendments is attached to this Consent Solicitation Statement as Exhibit A.

The Articles Amendments have received the unanimous approval of our Board of Directors. The text of the form of Certificate Amendment attached hereto as Exhibit A is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessarily and advisable to effect the increase in the number of our authorized shares of preferred stock, including the insertion of the effective time determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the increase in the number of our authorized shares of preferred stock has been effected through the filing of a Current Report on Form 8-K with the SEC.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Preferred Stock

The increase in authorized capital with respect to the authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Authorized and unissued shares of preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of preferred stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of preferred and common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board of Directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management. Because the authorization of “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the Articles Amendments may have anti-takeover ramifications, our Board of Directors believes that the reasons for such Articles Amendments set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Articles Amendments have not been made in response to, and are not being presented to deter, any effort to obtain control of us.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Authorized Capital Increase.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 3, the amendment to our Articles of Incorporation to effect the Authorized Capital Increase.

PROPOSAL NO. 4:

CHANGE OF COMPANY NAME

Our Board of Directors has approved an amendment to our Articles of Incorporation to change the company name to MV Portfolios, Inc., and has directed that such amendment be presented to our stockholders for their approval by written consent in lieu of a special meeting.

Our Board of Directors has determined that this name change is in the best interests of our stockholders and will more accurately reflect our new business strategy of patent licensing and the assertion of rights under patents against parties believed to be selling goods or services that rely upon our patented technology.

No Dissenters' Rights

Under the NRS, our Articles of Incorporation and our By-laws, holders of our voting securities are not entitled to dissenters' rights in connection with the approval of the Name Change.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT TO Proposal 4, the amendment to our Articles of Incorporation to effect a name change from California Gold Corp. to MV Portfolios, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of July 24, 2014 on a pre-Reverse Split basis (except as otherwise may be indicated in the notes to the table):

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256.

Title of Class:  Common Stock

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(a)		Percent of Class(b)
William D. Meadow	Common Stock	0	(1)	-

Shea Ralph	Common Stock	0	(2)	-

David Rector	Common Stock	0	(3)	-

All directors and executive officers as a group (3 persons)	Common Stock	0		-

CAVU Securities, LLC 420 Lexington Avenue, Suite 3030 New York, NY 10170	Common Stock	25,000,000	(4)	16.0%

Sandor Capital Master Fund LP 2828 Routh Street, Suite 500 Dallas, TX 75201	Common Stock	13,333,333	(5)	8.5%

James D. Davidson III 3501 Lago De Talavera Wellington, FL 33467	Common Stock	13,247,625		8.5%

Michael Baybak 2110 Drew Street, Suite 200 Clearwater, Florida 33765	Common Stock	13,463,333	(6)	8.6%

Barry Honig 4400 Biscayne Blvd., #850 Miami, FL 33137	Common Stock	11,932,000	(7)	7.6%

Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022	Common Stock	13,493,333	(8)	8.6%

Michael and Betsy Brauser TBE 3164 NE 31st Avenue, Lighthouse Point, FL 33064	Common Stock	8,791,667	(9)	5.6%

Fitel Nominees Limited 11 St. James Square Manchester M2 6WH United Kingdom	Common Stock	8,002,208	(10)	5.1%

a.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 23, 2014, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Shares beneficially owned have not been adjusted to reflect the planned Reverse Split.  Shares that will issue after the planned Reverse Split are not shown in the above table; however, some of the post-reverse split shares are referenced in the notes below.

b.	Percentages are based on 156,101,300 pre-Reverse Split shares of our common stock issued and outstanding as of April 23, 2014

(1)
Excludes (i) 10,000 shares of Series D Convertible Preferred Stock that Mr. Meadow is entitled to receive which shall be issued upon our obtaining shareholder approval for, and the filing of an amendment to, our charter to increase the number of authorized shares of blank check Preferred Stock; (ii) options to purchase 2,460,226 shares of common stock, which vest in 12 equal quarterly installments beginning on May 7, 2014, provided that Mr. Meadow remains continuously engaged as a director or officer through the applicable vesting date; (iii) 820,075 options to purchase common stock which vest upon our achieving revenues of at least $20,000,000; and (iv) 7,885,000 shares of common stock, to be issued upon our obtaining shareholder approval for, and the filing of an amendment to, our Charter, held by MV Patents, LLC.  Mr Meadow is the managing member and beneficial owner of MV Patents, and, in such capacity, has voting and dispositive power over MV Patent's Shares.  Following the effectiveness of the Reverse Split and issuance of the 7,885,000 shares, Mr. Meadow will beneficially own approximately 33% of the then to-be-issued and outstanding shares of our common stock.

(2)
Does not include 1,230,113 post-Reverse Split shares of our common stock issuable upon the exercise of options under our 2014 Plan, which vest in 12 equal quarterly installments beginning on May 7, 2014, provided that Mr. Ralph remains continuously engaged as a director or officer through the applicable vesting date.  Also excludes 410,038 options to purchase common stock which vest upon our achieving revenues of at least $20,000,000.

(3)
Does not include (i) 1,000,000 post-Reverse Split shares of our common stock issuable upon the exercise of options under our 2014 Plan, which vest in 12 equal quarterly installments beginning on March 7, 2014, provided that Mr. Ralph remains continuously engaged as a director or officer of the Issuer through the applicable vesting date. Also excludes 10,000 shares of Series D Convertible Preferred Stock, issuable upon our obtaining approval for, and the filing of, an amendment to our Charter to increase the number of authorized shares of blank check preferred stock.

(4)	Does not include 590,300 post-Reverse Split shares of our common stock issuable upon the exercise of warrants held by CAVU.

(5)
Includes 4,083,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.  John S. Lemak has the power to vote and dispose of the shares owned by Sandor Capital Master Fund, L.P.  Does not include 500,000 post-Reverse Split shares of our common stock issuable upon conversion of the to-be-authorized, designated and issued shares of Series C Preferred Stock to be issued upon a mandatory conversion of 2014 Notes following effectiveness of the Articles Amendments and the filing of the Certificate of Series C Designation.

(6)
Includes 4,083,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by Baybak Family Partners, Ltd., a Colorado family limited partnership (“BFP”) as well as 950,000 shares of common stock issuable upon the conversion of 950,000 shares of our Series A Preferred Stock. Does not include (a) 557,693 shares of our common stock issuable upon the exercise of warrants held by BFP, which warrants contain a customary 9.9% blocker provision and, thus, are not exercisable within 60 days, and (b) 7,050,000 shares of our common stock issuable upon the conversion of 7,050,000 shares of our Series A Preferred Stock held by BFP, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days. As general partner of BFP, Michael Baybak has voting and investment power with respect to the shares owned by BFP. Does not include 25,000 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Preferred Stock to be issued upon a mandatory conversion of the 2013 Notes, which preferred stock also contain a 9.9% blocker, and 307,692 shares of our post-Reverse Split common stock to be issued upon effectiveness of the Reverse Split under the terms of the Warrant Exchange Agreement.

(7)
Includes 3,062,500 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by GRQ Consultants, Inc. 401K (“GRQ”). Barry Honig has voting and investment power with respect to the shares owned by GRQ. Does not include 500,000 post-Reverse Split shares to be issued to GRQ following effectiveness of the Reverse Split pursuant to the terms of the Securities Exchange Agreement.

(8)
Includes 1,300,000 shares of our common stock held by Gottbetter Capital Group, Inc. Adam Gottbetter has voting and investment power with respect to the shares owned by Gottbetter Capital Group, Inc. and by Gottbetter & Partners, LLP (“G&P”). Includes (a) 4,183,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by G&P and (b) 8,000,000 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by G&P. Does not include 79,530 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Settlement Shares, which preferred shares also contain a 9.9% blocker.

(9)
Includes 2,041,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days and 2,000,000 shares held by Grander Holdings, Inc., over which Michael Brauser holds voting and dispositive power.   Does not include 750,000 post-Reverse Split shares of our common stock to be issued upon conversion of the to-be-authorized, designated and issued Series B Preferred Stock to be issued upon conversion of the 2013 Notes, which preferred stock also contain a 9.9% blocker, and 923,077 shares of our post-Reverse Split common stock to be issued upon effectiveness of the Reverse Split under the terms of the Warrant Exchange Agreement.

(10)	Includes 2,702,208 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for our next annual meeting is a reasonable time before we begin to print and send our proxy materials.  Such proposals must comply with our By-Laws and the requirements of Regulation 14A of the Exchange Act.  To be properly submitted, the proposal must be received at our principal executive offices, California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, no later than the deadline.  In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery.

In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in a proxy statement. With respect to our next annual meeting of stockholders, if we do receive notice of a stockholder proposal a reasonable time before we send our proxy materials for such annual meeting, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

We will, in a timely manner, inform the stockholders of the planned date of our next annual meeting and the effect of such date on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended January 31, 2014 (the “Form 10-K”) is attached hereto as Exhibit F.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the “Form 10-Q”) is attached hereto as Exhibit G.

Item 7 of Part II of our Form 10-K “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is included herein on page 14.

Item 2 of Part II of our Form 10-Q “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is included herein on page 11.

The audited financial statements and accompanying notes for MV Patents, LLC for the years ended June 30, 2013 and 2012 are attached hereto as Exhibit H.

The consolidated financial statements and accompanying notes for MV Patents, LLC and its subsidiary, MVP Portfolio, LLC for the six month periods ended December 31, 2013 and 2012 are attached hereto as Exhibit I.

Unaudited pro forma condensed combined balance sheet as of January 31, 2014 with respect to the MVP Securities Exchange, and the accompanying notes are attached hereto as Exhibit J.

We are not calling a meeting of our stockholders, and we do not expect representatives of MaloneBailey, LLP, our independent registered public accounting firm, to be available to respond to questions in connection with our solicitation of written consents of stockholders relating to the Articles Amendments.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports.  This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household.  If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at California Gold Corp., 10752 Deerwood Park Blvd., S. Waterview II, Suite 100, Jacksonville, FL 32256, Attn: Chief Executive Officer.  If you want to receive separate copies of our proxy statements, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

Where You Can Find More Information

Copies of our Annual Report and our Quarterly Report, for the most recently completed periods  are enclosed herewith.

You can also review  our filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  These filings are also available electronically at http://www.sec.gov.

August 11, 2014

By Order of the Board of Directors

/s/ William D. Meadow
William D. Meadow
Chief Executive Officer

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	The name of the Corporation is: California Gold Corp.

2.	The articles have been amended as follows (provide article numbers, if available):

FIRST: The Name of the corporation is:  MV Portfolios, Inc. (the “Corporation”).

Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares that this Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). There shall be no preemptive rights with respect to the Corporation's shares of stock.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Reverse Stock Split.  Each one hundred (100) of the issued and outstanding shares of Common Stock as of the time this amendment becomes effective (the ‘‘Split Effective Time’’), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall either:  (a) pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Time); or (b) round such fraction up to the next whole integer.  Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ‘‘Old Certificate’’) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a ‘‘New Certificate’) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are exchangeable.  From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates and, to the extent the Corporation so elects, cash pursuant to the provisions hereof.

3.  The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Amended and Restated Articles of Incorporation have voted in favor of this Amendment is more than 50.1%.

       IN WITNESS WHEREOF, the undersigned officer of California Gold Corp. executed this Certificate of Amendment as of this ___ day of ________, 2014.
______________________
William D. Meadow, President

A-1

EXHIBIT B

CALIFORNIA GOLD CORP.

2014 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services for the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plans.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or

(ii)
The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii)
The consummation of any of the following events: (A) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (B) a merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result.  For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals, including one or more officers of the Company, satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(k) “Company” means California Gold Corp., a Nevada corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, other than an Employee engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Effective Date” shall have the meaning set forth in Section 18 hereof.

(q) “Employee” means any person, including Officers and Directors, other than a Consultant employed by the Company or any Parent, Subsidiary or Affiliate of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith, by reference to the closing price of such stock on any established stock exchange or on a national market system on the day of determination, if the Common Stock is so listed on any established stock exchange or on a national market system.  If the Common Stock is not listed on any established stock exchange or on a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith using (i) a valuation methodology set forth in Treasury Regulation 1.409A-1(b)(5)(iv)(B) or (ii) with respect to valuations applicable to Awards that are not subject to Code Section 409A, such other valuation methods as the Administrator may select.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or expressly provides that it is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to Section 6 hereof.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Goals” will have the meaning set forth in Section 11 hereof.

(cc) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(dd) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(ee) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(ff) “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events specified in the applicable Award, as interpreted and construed by the Administrator.

(gg) “Plan” means this 2014 Equity Incentive Plan.

(hh) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Reverse Split” means a one for one hundred (1:100) reverse split of the Company’s Common Stock approved by the Board on February 7, 2014, or subsequent dates.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director, or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 hereof.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is Six Million One Hundred Fifty Thousand Five Hundred Sixty-Four (6,150,564) Shares, on a post-Reverse Split basis. The Shares may be authorized, but unissued, or reacquired shares of Common Stock.

(b) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so settled will cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares subject to an Award that are transferred to or retained by the Company to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan and, for the elimination of doubt, the number of Shares of equal value to such cash payment shall become available for future grant or sale under the Plan.  Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)
Multiple Administrative Bodies.  Different Committees may be established with respect to different groups of Service Providers; in that event, the Committee established with respect to a group of Service Providers shall administer the Plan with respect to Awards granted to members of such group.

(ii)
Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, and if the Company is then a “publicly held corporation” as defined therein, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the terms and condition, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)
to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, or (2) the reduction of the exercise price of outstanding Awards;

(v)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)	to modify or amend each Award (subject to Section 19(c) hereof);

(viii)	to authorize any person to execute on behalf of the Company any instrument required to reflect or implement the grant of an Award previously granted by the Administrator;

(ix)
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine consistent with the requirements for compliance with or exemption from the provisions of Code Section 409A; and

(x)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability.                      No Administrator or member of a Committee or the Board, and no individual or officer to whom a delegation under subsection (a) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award.  The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

5. Eligibility.

(a) General Rule.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i)
Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)	Subject to the limits set forth in Section 3, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b) Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof in the case of Incentive Stock Options  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i)
Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

(ii)
Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i)
Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 hereof.

(ii)
Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by Award Agreement or by operation of this Section 6(d)(3), the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)
Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the date the Participant ceases to be a Service Provider.  Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)
Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Rights Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares with respect to which the Award is granted, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The difference between the Fair Market Value of a Share on the date of exercise over the “stock appreciation right exercise price,” as defined under Treasury Regulation Section 1.409A-1(b)(i)(B)(2), i.e,, the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such Shares become non-forfeitable at the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise in a manner not prohibited by the Award Agreement.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and provisions for forfeiture as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may condition the lapse of restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, subject to the prohibition on acceleration of the timing of distribution of deferred compensation subject to Section 409A of the Code, to the extent applicable to the Award.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, which shall satisfy the requirements of Section 409A of the Code, to the extent applicable to such Award.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or, if earlier, after the date on which a Participant’s interest in such Performance Units/Shares is no longer subject to a substantial risk of forfeiture, provided however, that in no event shall such payment be made after the later to occur of (i) December 31 of the year in which such risk of forfeiture lapses or (ii) two and one-half months after such risk of forfeiture lapses.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return.  Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period but in no event later than December 31 of the year in which such Performance Period ends or, if later, the date that is two and one-half months after the end of such Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period and pay any amount to which a Participant is entitled under an Award with respect to such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option.

13. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act of 1933, as amended.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to settle in cash or a Performance Share or Performance Unit which the Administrator can determine to settle in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15. Tax Withholding

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan.  Subject to Section 22 hereof, the Plan will become effective upon its adoption by the Board (the “Effective Date”).  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 hereof; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws, initially, within twelve (12) months after the Effective Date.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Restrictive Legends.  All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Company shall determine to be necessary or advisable to comply with applicable securities and other laws.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, all Incentive Stock Options granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23. Notification of Election Under Section 83(b) of the Code.  If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25. 409A Timing Rule for Specified Employees.  If at the time of a Service Provider’s separation from service, such individual is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment that such Service Provider becomes entitled to under the Plan or any Award is deemed payable on account of such individual’s separation from service, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the individual’s separation from service, or (ii) the individual’s death.

26. Governing Law.  The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules, subject to the Company’s intention that the Plan satisfy the requirements of jurisdictions outside of the United States of America with respect to Awards subject to such jurisdictions.

*  *  *  *  *

C E R T I F I C A T I O N S
On behalf of the Company, the undersigned hereby certifies that this California Gold Corp. 2014 Equity Incentive Plan was approved by the Board of Directors of the Company on February 7, 2014.

CALIFORNIA GOLD CORP.

By:
Name:  William D. Meadow
Title:  President

On behalf of the Company, the undersigned hereby certifies that this California Gold Corp. 2014 Equity Incentive Plan has been approved by the stockholders of the Company as of ________ __, 2014.

CALIFORNIA GOLD CORP.

By:
Name:  William D. Meadow
Title:  President

EXHIBIT C

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS

AND QUALIFICATIONS, LIMITATIONS

AND RESTRICTIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

MV PORTFOLIOS, INC.

Pursuant to Sections 78.195 and 78.1955 of the

Nevada Revised Statutes

MV Portfolios, Inc., (formerly known as California Gold Corp.) a Nevada corporation (the “Company”), certifies that pursuant to the authority contained in of its Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), and in accordance with the provisions of Sections 78.195 and 78.1955 of the Nevada Revised Statutes (“NRS”), the Board of Directors of the Company by written consent dated as of _________ __, 201_ duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Restated and Amended Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series convertible preferred stock having a par value of $0.001 per share, which shall be designated as the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), consisting of __________ shares, having the following voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof:

1. Number of Shares

The number of shares of Series B Preferred Stock shall consist of _____________ shares.  Subject to the NRS, the Articles of Incorporation and this Certificate of Designation, the number of shares of Series B Preferred Stock that are designated as Series B Convertible Preferred Stock may from time to time be increased or decreased by vote or consent of the Company’s Board of Directors; provided, however, that no such decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series B Preferred Stock converted or otherwise acquired by the Company in any manner whatsoever shall automatically and without further action be retired and canceled promptly after the conversion or acquisition thereof.

2           Voting Rights

General.  Except as provided by law or by the other provisions of the Articles of Incorporation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, and (ii) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

3.           Dividend Rights

(i) The holder of each share of Series B Preferred Stock shall be entitled to receive dividends (including distributions upon the liquidation, winding-up and dissolution of the Company) out of any assets legally available therefor, at the same time as the holder of each share of the Company’s Common Stock, when, as, and if declared by the Company’s Board of Directors.  In determining the amount of dividends to be paid on one share of Series B Preferred Stock, the holder will receive the dividend amount which such holder would be entitled to receive had such holder converted such holder’s shares of Series B Preferred Stock into shares of the Company’s Common Stock immediately prior to the record date for determining entitlement to such dividends.

(ii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Company’s Common Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock

4.           Conversion Rights.

(i) A holder of a share of Series B Preferred Stock, at the option of such holder, may at any time convert such share of Series B Preferred Stock into one share of the Company’s Common Stock.

(ii) A holder of shares of Series B Preferred Stock shall not have the right to convert shares of Series B Preferred Stock to the extent that such right to effect such conversion would result in the holder or any of its affiliates beneficially owning more than 9.99% of the outstanding shares of Common Stock, unless such holder gives written notice no less than 65 days in advance to the Company of such holder's intention to exceed such limitation. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this subsection (ii) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of not less than a majority of the outstanding shares of Common Stock shall approve, in writing, such alteration, amendment, deletion or change.

(iii) To convert Series B Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Series B Preferred Stock, (B) notify the Company at such office that such holder elects to convert Series B Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the “Conversion Date.”

(iv) If the Company shall fix a record date (A) for a stock split, combination or subdivision of the outstanding shares of the Company’s Common Stock, (B) for any reclassification of the Company’s Common Stock, or (C) for the issuance of  rights, options or warrants to all holders of its Common Stock entitling them, in any such case, to subscribe for, purchase or acquire shares of Common Stock or other securities or rights, then, and in any such event, as of such record date, the number of shares of the Company’s Common Stock that may be issued upon conversion of the Series B Preferred Stock shall be adjusted so that the holder of each share of the Series B Preferred Stock shall thereafter be entitled to receive, upon the conversion of each such share, the number of shares of the Company’s Common Stock or other securities or rights which such holder would own or be entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the happening of such event.

(v) If any event occurs as to which, in the opinion of the Company’s Board of Directors, the provisions of subsection (iv) above are not strictly applicable or would not fairly protect the rights of the holders of Series B Preferred Stock in accordance with the intent of these anti-dilution provisions, then the board shall make an adjustment in accordance with the intent of these provisions to protect the rights of the holders of Series B Preferred Stock.

(vi) Whenever any adjustment in the number of shares of the Company’s Common Stock issuable upon conversion is required under this Certificate of Designation, the Company shall forthwith (i) file with its transfer agent, if applicable, a statement describing in reasonable detail the adjustment and the method of calculation used, which statement shall be certified by the chief financial officer of the Company, and (ii) cause a copy of such notice to be mailed to the holders of record of Series B Preferred Stock at the close of business on the day preceding the effective date of such adjustment.

(iv) Notwithstanding any provision herein to the contrary, the Company shall not be required to issue any fractional shares of its Common Stock upon conversion of Series B Preferred Stock. Instead the Company shall have the right to pay a cash adjustment to the holders of Series B Preferred Stock based upon the closing price of the Common Stock on the business day prior to the Conversion Date, or round up any fractional shares to the nearest whole share.

(v) If a holder converts shares of Series B Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder’s name.

(vi) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock (or its Common Stock held in treasury) enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full pursuant to the provisions of this Designation. All shares of Common Stock that may be issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Preferred Stock and shall endeavor to list such shares on each securities exchange or automated quotation system on which the Common Stock is then listed or traded, as the case may be.

(vii) For the purposes of this Certificate of Designation, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(viii) For purposes of this Certificate of Designation, the term “Common Stock” shall be deemed to include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

(ix) Whenever the number of shares of Common Stock is adjusted, the Company shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Series B Preferred Stock, if any, a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

(x) If:

(1) The Company takes any action which would require an adjustment in the number of shares of Common Stock pursuant to this Certificate of Designation;

(2) The Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

(3) There is a dissolution or liquidation of the Company;

then, and in any such case, the Company shall mail to holders of the Series B Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be, of such action. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph (x).

(xi) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company’s Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series B Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the board of directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock.

Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of the Company’s Common Stock, each holder of shares of Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the amount such holder would have been entitled to receive had such holder converted such holder’s shares of Series B Preferred Stock into shares of the Company’s Common Stock immediately prior to the record date for such liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock.

Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Severability of Provisions.  If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Mutilated or Missing Series B Preferred Stock Certificates.  If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its President, this _____  day of ___________, 2014.
________________________________

By:
Name:
Title:	President

EXHIBIT D

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
MV PORTFOLIOS, INC.

The undersigned, Chief Executive Officer of MV Portfolios, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on [___] 20[__];

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, to provide by resolution or resolutions for the issuance of Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;
        NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Authorized Shares.  The Corporation shall be authorized to issue [___] (____)  shares of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).

2. Stated Value.  Each share of Series C Preferred Stock shall have a stated value of $0.001 per share (the “Stated Value”).

3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series C Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series C Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series C Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series C Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series C Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

4. Voting.  Except as otherwise expressly required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series C Preferred Stock are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5 herein.  Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

5. Conversion.

(a) Conversion Right. Each holder of Series C Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of the Corporation’s common stock (the “Common Stock”) for each one (1) share of Series C Preferred Stock surrendered.

(b) Conversion Procedure.  In order to exercise the conversion privilege under this Section 5, the holder of any shares of Series C Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series C Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the “Conversion Notice”, and such date of delivery of the Conversion Notice to the Corporation, the “Conversion Notice Delivery Date”). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the “Share Delivery Date”).  In case of conversion under this Section 5 of only a part of the shares of Series C Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series C Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series C Preferred Stock so converted.  Until such time as the certificate or certificates representing shares of Series C Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series C Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series C Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series C Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

(c) Maximum Conversion.

(i)
Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of shares of Series C Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation”).

(ii)	By written notice to the Corporation, a holder of Series C Preferred Stock may from time to time decrease the 9.99% Beneficial Ownership Limitation to any other percentage specified in such notice.

(iii)
For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder of Series C Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q,  Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of a holder of Series C Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation’s Common Stock within sixty (60) days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(d) Buy-In.  If, by the Share Delivery Date, the Corporation fails for any reason to deliver the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, as set forth in the Conversion Notice, and after such Share Delivery Date, the converting holder purchases, in an arm’s length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the converting holder (the “Sold Shares”), which delivery such converting holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the converting holder shall have the right to require the Corporation to pay to the converting holder the Buy-In Adjustment Amount.  The Corporation shall pay the Buy-In Adjustment Amount to the converting holder in immediately available funds immediately upon demand by the converting holder. For purposes of this Certificate of Designation, the term “Buy-In Adjustment Amount” means the amount equal to the excess, if any, of (i) the converting holder’s total purchase price (including brokerage commissions, if any) for the Covering Shares associated with a Buy-In, over (ii) the net proceeds (after brokerage commissions, if any) received by the converting holder from the sale of the Sold Shares.  By way of illustration and not in limitation of the foregoing, if the converting holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In, with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to the converting holder will be $1,000.

6. Other Provisions.

(a) Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series C Preferred Stock from time to time outstanding.

(b) Record Holders.  The Corporation and its transfer agent, if any, for the Series C Preferred Stock may deem and treat the record holder of any shares of Series C Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

7. Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series C Preferred Stock.

8. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series C Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series C Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series C Preferred Stock shall receive such consideration as if such number of shares of Series C Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Equal Treatment of Holders.  No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series C Preferred Stock.  For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series C Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series C Preferred Stock or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [__] day of [__], 20[__].

By:________________________
Name:
Title:

EXHIBIT E

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
MV PORTFOLIOS, INC.

The undersigned, Chief Executive Officer of MV Portfolios, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on [___];

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, to provide by resolution or resolutions for the issuance of Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Authorized Shares.  The Corporation shall be authorized to issue Twenty Thousand (20,000) shares of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”).

2. Stated Value.  Each share of Series D Preferred Stock shall have a stated value of $0.10 per share (the “Stated Value”).

3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series D Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series D Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series D Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series D Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series D Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

4. Voting.  Except as otherwise expressly required by law, the holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and each share of Series D Preferred Stock held shall be entitled to 1,000 votes per share.  Except as otherwise required by law, the holders of shares of Series D Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

5. Automatic Conversion.  Each share of Series D Preferred Stock shall automatically, and without any further action on the part of the holder, convert into one (1) share of common stock, $0.001 par value per share, of the Corporation upon the earlier to occur of: (i) the listing the Corporation’s securities on a national securities exchange (which, for purposes of this Section 5 shall include the New York Stock Exchange, NYSE MKT LLC and the NASDAQ Stock Market) and (ii) a “Change in Control” of the Corporation.

6. Other Provisions.

(a) Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series D Preferred Stock from time to time outstanding.

(b) Record Holders.  The Corporation and its transfer agent, if any, for the Series D Preferred Stock may deem and treat the record holder of any shares of Series D Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

7. Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series D Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series D Preferred Stock.

8. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series D Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series D Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series D Preferred Stock shall receive such consideration as if such number of shares of Series D Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Certain Definitions.

       (a) “Change in Control” shall mean:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(ii)           the Corporation shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(iii)           the Corporation shall sell substantially all of its assets to another corporation that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries and their affiliates; or

(iv)           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates.

       (b) “Person” shall mean an association, corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [__] day of [__], 20[__].

By:________________________
Name:
Title:

EXHIBIT F
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of January 31, 2014 and 2013	F-3

Consolidated Statements of Expenses for the years ended January 31, 2014 and 2013 and for the period from April 19, 2004 (inception) through January 31, 2014	F-4

Consolidated Statements of Changes in Stockholders’ Deficit for the period from April 19, 2004 (inception) through January 31, 2014	F-5

Consolidated Statements of Cash Flows for the years ended January 31, 2014 and 2013 and for the period from April 19, 2004 (inception) through January 31, 2014	F-7

Notes to Consolidated Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
California Gold Corp.
(An Exploration Stage Company)
La Cañada, California

We have audited the accompanying consolidated balance sheets of California Gold Corp. and its subsidiary (an exploration stage company) (collectively, the “Company”) as of January 31, 2014 and 2013, and the related statements of expenses, stockholders’ deficit, and cash flows for the years then ended and for the period from inception (April 19, 2004) through January 31, 2014. These financial statements are the responsibility of California Gold Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California Gold Corp. and its subsidiary as of January 31, 2014 and 2013 and the results of their expenses and their cash flows for the years then ended and for the period from inception (April 19, 2004) through January 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit as of January 31, 2014 and has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

May 5, 2014

CALIFORNIA GOLD CORP.
 (AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	January 31, 2014	January 31, 2013

ASSETS

Current assets:
Cash	$209,392	$259,200
Prepaid expenses	14,370	16,283
Total current assets	223,762	275,483
Property and equipment, net	4,342	6,104
Mining rights	108,750	91,250
Total assets	$336,854	$372,837

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$22,467	$47,466
Accounts payable - related party	145,858	101,873
Derivative liabilities	324,642	327,661
Convertible notes and interest payable - short-term, net of discount of $243,469	19,030	-
Other accrued liabilities - related party	-	56,500
Total current liabilities	511,997	533,500
Convertible notes- long-term	69,452	-
Total non-current liabilities	69,452	-

Total liabilities	581,449	533,500

Commitments and contingencies (Note 14)

Stockholders' deficit:
Preferred stock, par value $0.001 per share, 22,000,000 shares authorized; 22,000,000 shares issued and outstanding	22,000	22,000
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 125,101,260 and 115,201,260 shares issued and outstanding at January 31, 2014 and 2013, respectively	125,101	115,201
Additional paid-in capital	3,094,596	2,534,588
Deficit accumulated during the exploration stage	(3,486,292)	(2,832,452)
Total stockholders' deficit	(244,595)	(160,663)
Total liabilities and stockholders' deficit	$336,854	$372,837

The accompanying notes are an integral part of these audited consolidated financial statements.

CALIFORNIA GOLD CORP.
 (AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF EXPENSES

	Year Ended January 31, 2014	Year Ended January 31, 2013	April 19, 2004 (Inception) to January 31, 2014

Expenses:

Mineral property expenses	$48,161	$233,718	$715,634
Bad debt expense	-	-	559,483
Depreciation expense	1,762	1,761	4,467
General and administrative expenses	568,071	1,066,824	3,724,061
Total operating expenses	617,994	1,302,303	5,003,645
Loss from operations	(617,994)	(1,302,303)	(5,003,645)

Other income (expenses):
Interest income	183	938	3,472
Interest expense	(6,951)	-	(8,714)
Realized and unrealized gain on derivatives, net	3,019	1,591,424	1,564,900
Loss on settlement of debt	(22,788)	-	(22,788)
Amortization of debt discount	(9,309)	-	(18,927)
Foreign currency exchange loss	-	(590)	(590)
Total other income (expenses)	(35,846)	1,591,772	1,517,353
Net income (loss)	$(653,840)	$289,469	$(3,486,292)

Earnings (loss) per common share:
Income (loss) per common share - basic and diluted	$(0.01)	$0.00
Weighted average number of common shares outstanding - basic and diluted	116,180,381	114,401,945

The accompanying notes are an integral part of these audited consolidated financial statements.

CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

						Deficit
					Additional	Accumulated During the
	Common Stock		Preferred Stock		Paid-In	Exploration
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance - April 19, 2004 (inception)	-	$-	-	$-	$-	$-	$-
Loss for the year ended January 31, 2005	-	-	-	-	-	-	-
Balance - January 31, 2005	-	$-	-	$-	$-	$-	$-
Common stock issued for cash	46,990,000	46,990	-	-	(39,590)	-	7,400
Common stock issued for cash	6,985,000	6,985	-	-	4,015	-	11,000
Common stock issued for cash	1,778,000	1,778	-	-	54,222	-	56,000
Loss for the year ended January 31, 2006	-	-	-	-	-	(29,275)	(29,275)
Balance - January 31, 2006	55,753,000	$55,753	-	$-	$18,647	$(29,275)	$45,125
Loss for the year ended January 31, 2007	-	-	-	-	-	(21,158)	(21,158)
Balance - January 31, 2007	55,753,000	$55,753	-	$-	$18,647	$(50,433)	$23,967
Common stock issued for services	12,700,000	12,700	-	-	(10,700)	-	2,000
Cancellation of common stock	(44,450,000)	(44,450)	-	-	44,450	-	-
Common stock issued for expenses paid by officer	31,000,002	31,000	-	-	-	-	31,000
Common stock issued for convertible debentures	1,190,000	1,190	-	-	593,810	-	595,000
Contributed capital for donated services	-	-	-	-	235,668	-	235,668
Loss for the year ended January 31, 2008	-	-	-	-	-	(935,664)	(935,664)
Balance - January 31, 2008 (unaudited)	56,193,002	$56,193	-	$-	$881,875	$(986,097)	$(48,029)
Cancellation of common stock	(2,000,000)	(2,000)	-	-	2,000	-	-
Common stock issued for cash	4,000,000	4,000	-	-	16,000	-	20,000
Common stock issued for cash	120,000	120	-	-	59,880	-	60,000
	-	-	-	-	-	-	-
Loss for the year ended January 31, 2009	-	-	-	-	-	(75,062)	(75,062)
Balance - January 31, 2009	58,313,002	$58,313	-	$-	$959,755	$(1,061,159)	$(43,091)
Cancellation of common stock	(250,000)	(250)	-	-	250	-	-
Loss for the year ended January 31, 2010	-	-	-	-	-	(182,521)	(182,521)
Balance - January 31, 2010	58,063,002	$58,063	-	$-	$960,005	$(1,243,680)	$(225,612)
Common stock issued for services	4,500,000	4,500	-	-	229,945	-	234,445
Cancellation of common stock	(15,000,000)	(15,000)	-	-	(48,000)	-	(63,000)
Common stock, preferred stock, and derivative warrants instruments sold in private placement offering at $0.025 per share, less offering costs of $15,500	41,478,258	41,478	22,000,000	22,000	1,523,478	-	1,586,956
Derivatives resulting on above stock issued	-	-	-	-	(1,323,133)		(1,323,133)
Common stock issued for convertible notes	3,660,000	3,660	-	-	179,205	-	182,865
Contribution to capital on forgiveness of related party debt	-	-	-	-	157,291	-	157,291

CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

						Deficit
						Accumulated
					Additional	During the
	Common Stock		Preferred Stock		Paid-In	Exploration
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Loss for the year ended January 31, 2011	-	-	-	-	-	(1,615,423)	(1,615,423)
Balance - January 31, 2011	92,701,260	$92,701	22,000,000	$22,000	$1,678,791	$(2,859,103)	$(1,065,611)
Stock-based compensation	500,000	500	-	-	505,039	-	505,539
Common stock and warrants sold in over-allotment offering at $0.025 per share, less offering costs totaling $3,500	16,000,000	16,000	-	-	380,500	-	396,500
Derivatives resulting on above warrants issued	-	-	-	-	(544,034)	-	(544,034)

Common stock issued for acquisition of mining rights at $0.001 per share	250,000	250	-	-	17,250	-	17,500
Loss for the period ended January 31, 2012	-	-	-	-	-	(262,818)	(262,818)
Balance - January 31, 2012	109,451,260	$109,451	22,000,000	$22,000	$2,037,546	$(3,121,921)	$(952,924)
Stock-based compensation	2,250,000	1,250	-	-	431,527	-	432,777
Common stock and warrants sold in private placement offering at $0.04 per share, less offering costs totaling $1,750	4,250,000	4,250	-	-	164,000	-	168,250
Derivatives resulting on above warrants issued	-	-	-	-	(101,985)	-	(101,985)

Common stock issued for acquisition of mining rights at $0.015 per share	250,000	250	-	-	3,500	-	3,750
Cancellation of common stock	(1,000,000)	-	-	-	-	-	-
Income for the period ended January 31, 2013	-	-	-	-	-	289,469	289,469
Balance - January 31, 2013	115,201,260	$115,201	22,000,000	$22,000	$2,534,588	$(2,832,452)	$(160,663)
Stock-based compensation (stock options)	-	-	-	-	149,995	-	149,995
Shares issued for common stock	9,900,000	9,900	-	-	148,500	-	158,400
Related party forgiveness of accounts payable	-	-	-	-	8,735	-	8,735
Warrants issued in private placement	-	-	-	-	252,778	-	252,778
Loss for the period ended January 31, 2014	-	-	-	-	-	(653,840)	(653,840)
Balance - January 31, 2014	125,101,260	$125,101	22,000,000	$22,000	$3,094,596	$(3,486,292)	$(244,595)

The accompanying notes are an integral part of these audited consolidated financial statements.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended January 31, 2014	Year Ended January 31, 2013	April 19, 2004 (Inception) to January 31, 2014
Cash flows from operating activities:
Net income (loss)	$(653,840)	$289,469	$(3,486,292)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	1,762	1,761	4,467
Stock-based compensation	-	125,000	125,000
Stock-based compensation - related party	149,995	307,777	1,466,424
Amortization of debt discount	9,309	-	18,927
Loss on settlement of related party debt	35,126	-	35,126
Gain on settlement of accounts payable	(12,338)	-	(12,338)
Unrealized and realized gain on derivatives, net	(3,019)	(1,591,424)	(1,564,900)
Changes in operating assets and liabilities:
Other receivables	-	5,907	-
Prepaid expenses	1,913	11,273	(14,370)
Prepaid expenses - related party	-	-	-
Accounts payable and accrued expenses	63,699	(2,867)	312,356
Accounts payable - related party	50,085	101,873	50,085
Other accrued expenses - related party	-	54,000	56,642
Accrued interest - related party	-	-	1,621
Net cash used in operating activities	(357,308)	(697,231)	(3,007,252)
Cash flows from investing activities:
Purchase of property and equipment	-	-	(8,809)
Acquisition of mining rights	(17,500)	(40,000)	(87,500)
Net cash used in investing activities	(17,500)	(40,000)	(96,309)
Cash flows from financing activities:
Proceeds from related party loans	-	-	92,430
Proceeds from convertible loan	325,000	-	325,000
Proceeds from common and preferred stock issued, net of offering costs	-	168,250	2,958,523
Payments from cancellation of common stock	-	-	(63,000)
Net cash provided by financing activities	325,000	168,250	3,312,953
Net increase (decrease) in cash	(49,808)	(568,981)	209,392
Cash - beginning of period	259,200	828,181	-
Cash - end of period	$209,392	$259,200	$209,392

CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended January 31, 2014	Year Ended January 31, 2013	April 19, 2004 (Inception) to January 31, 2014
Supplemental disclosure of cash flow information:
Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash investing and financing activities:
Contributed capital - loss on extinguishment of debt owed to related party	$-	$-	$374
Debt discount due to derivative liabilities	$-	$-	$9,618
Contributed capital - payables settled by stockholder	$-	$-	$157,665
Issuance of common stock for convertible notes	$-	$-	$3,660
Reclassification of derivatives related to convertible notes	$-	$-	$91,365
Issuance of derivative warrant instruments	$-	$101,985	$1,969,152
Related party note receivable write-off	$-	$-	$557,927
Common stock cancellation	$-	$1,000	$62,700
Issuance of common stock for acquisition of mining rights	$-	$3,750	$21,250
Debt discount	$252,778	$-	$252,778
Issuance of common stock for the settlement related party debt	$158,400	$-	$158,400
Settlement of related party debt	$8,735	$-	$8,735

The accompanying notes are an integral part of these audited consolidated financial statements.

CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

California Gold Corp. (“California Gold” or the “Company”) is a Nevada corporation whose principal focus is the identification, acquisition and development of rare and precious metals mining properties in the Americas. The Company is still in the exploration stage and has not generated any revenues from its mining properties to date.

The Company was incorporated on April 19, 2004 under the name of Arbutus Resources Inc. On August 9, 2007, the Company changed its name to US Uranium Inc. On March 9, 2009, the Company changed its name to California Gold Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CalGold de Mexico, S. de R.L. de C.V., formed to explore mining opportunities in Mexico. Equity investments in which the Company exercises significant influence, but does not control and is not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which the Company does not exercise significant influence over the investee are accounted for using the cost method of accounting. All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of January 31, 2014 and 2013, and the reported revenues and expenses for the years then ended and cumulative from inception. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains its cash in a restricted escrow account in an institution insured by the Federal Deposit Insurance Corporation and, at times, balances may exceed government insured limits. The Company has never experienced any losses related to these balances.

Mineral Rights, Exploration and Development Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. As of January 31, 2014 and 2013, the Company capitalized $108,750 and $91,250, respectively, of costs to acquire an interest in mineral rights related to the AuroTellurio Property (Note 4).

CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under U.S. GAAP, all mineral exploration expenditures associated with efforts to search for and establish mineral reserves are expensed as incurred. Costs to acquire properties are capitalized. Mine development costs incurred to construct the infrastructure necessary to extract the reserves and prepare the mine for production are also capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. During the years ended January 31, 2014 and 2013, the Company recorded $48,161 and $233,718 of mineral exploration and development expenditures, respectively. These expenditures were expensed as incurred and recorded as mineral property expenses in the Company’s consolidated statements of expenses.

Property and Equipment

The Company’s property and equipment is stated at cost less accumulated depreciation and consists of a vehicle.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized. The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful life of the vehicle, which is 5 years. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in the gain or loss from operations.

Impairment of Long-lived Assets

Long-lived assets, including mineral rights, exploration and development costs, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. The Company accounts for asset impairment in accordance with ASC 360 -  Property Plant and Equipment . Long-lived assets such as property and equipment and mineral rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the estimated fair value of the long-lived asset.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For warrants and convertible derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments at inception and subsequent valuation dates. For the year ended January 31, 2014, the Company adopted the probability-weighted scenario analysis model. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period, in accordance with FASB ASC Topic 815,  Derivatives and Hedging . Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

The Company measures fair value in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718,   Compensation - Stock Compensation , which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

For the years ended January 31, 2014 and 2013, the Company recorded $149,995 and $432,777, respectively, in stock-based compensation as a component of general and administrative expenses.

Net Earnings (Loss) per Common Share

Basic net earnings (loss) per common share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the year ended January 31, 2014, a net loss was reported and the Company excluded options and outstanding warrants to purchase shares of common stock, as the effect would be anti-dilutive. For the year ended January 31, 2013, net income was reported and the Company included options and outstanding warrants to purchase shares of common stock. However, the average market price of the common shares exceeded the exercise price of the options and warrants. As such, the options and warrants did not have a dilutive effect.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Acquisition-Related Costs

In the years ended January 31, 2014 and 2013, the Company incurred certain costs related to the AuroTellurio Acquisition (Note 4). Those costs included legal, valuation, travel, and other professional or consulting fees. The

Company accounted for those acquisition-related costs under FASB ASC Topic 805, Business Combinations. The costs were recognized as mineral property expenses in the periods in which the costs were incurred and the services received. The Company recorded $48,161 and $233,718 in those costs for the years ended January 31, 2014 and 2013, respectively.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s consolidated financial statements.

NOTE 3 - EXPLORATION STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the exploration stage and has engaged in limited operations. While management of the Company believes that it will be successful in its planned capital formation and operating activities, there can be no assurance that the Company will be successful in the development of its planned objectives and generate sufficient revenues to earn a profit or sustain the operations of the Company.

The Company’s activities through January 31, 2014 have been supported by debt and equity financing. It has a cumulative loss since inception of $3,486,292 as of January 31, 2014. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger, or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a cumulative loss since inception and its cash resources are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 4 - MINING RIGHTS

As of January 31, 2014 and January 31, 2013, the Company had $108,750 and $91,250, respectively, of mineral rights related to the AuroTellurio Property, discussed below.

On February 11, 2011, the Company entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s concessions comprising its AuroTellurio tellurium-gold-silver property (the “La Viuda Concessions,” the “AuroTellurio Property” or the “Property”) in Mexico.

Under the terms of the AuroTellurio Option Agreement, the Company will acquire up to an 80% legal and beneficial ownership interest in the AuroTellurio Property by making certain cash payments and share issuances to Mexivada and incurring certain exploration expenditures on the Property. See Note 12 for the Company’s commitments under the AuroTellurio Option Agreement.

Mexivada and its Mexican subsidiary hold only the mineral rights in the AuroTellurio Property, which rights were granted by the government of Mexico. Neither Mexivada nor its Mexican subsidiary owns the real property rights to the land underlying the La Viuda Concessions. Prior to the first closing under the AuroTellurio Option Agreement on August 4, 2011, the Company obtained a surface rights agreement with the landowner on whose property the La Viuda Concessions are located to conduct its mineral exploration program. The agreement became effective June 17, 2011, runs for a term of 12 months and may be extended for two additional years under the same terms. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land. In June 2012, the agreement was extended for an additional year.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 4, 2011, the Company conducted the first closing under the AuroTellurio Option Agreement. The purchase price for the first closing was $30,000 in cash and 250,000 common shares, fair valued at $17,500 based on the market price on the date of issuance. The $30,000 in cash includes the $20,000 deposits paid to Mexivada in December 2010 in connection with signing the binding offer letter agreement, which provided the Company with additional time to perform its due diligence, raise financing, and prepare a definite purchase agreement. At the closing, the Company paid the remaining $10,000 cash and issued the 250,000 common shares.

In exchange, the Company received from Mexivada four fully executed title deeds, each transferring to the Company a twenty percent (20%) interest in the La Viuda Concessions comprising the AuroTellurio Property, to be held in escrow by the Company's counsel until fully vested in accordance with their terms. If the Company defaults on its commitments under the AuroTellurio Option Agreement or otherwise determines not to proceed with the acquisition of the AuroTellurio Property, all unvested interests and related title deeds in the AuroTellurio Property will be returned to Mexivada.

On the first anniversary of the closing, the first $750,000 requirement per year was reached by the Company, per the AuroTellurio Option Agreement (Note 12). The Company made a payment of $40,000 on August 10, 2012 and issued 250,000 shares on August 28, 2012, fair valued at $3,750 based on the market price on the date of issuance. Having met all the required conditions, the first 20% interest in the La Viuda Concessions has vested in the Company as of August 28, 2012.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of January 31, 2014 and 2013:

	January 31, 2014	January 31, 2013
Vehicles	$8,809	$8,809
Less: accumulated depreciation	(4,467)	(2,705)
Property and equipment, net	$4,342	$6,104

Depreciation expense for the years ended January 31, 2014 and 2013 was $1,762 and $1,761, respectively, and is reflected in the total operating expenses of the Company.

NOTE 6 - RELATED PARTY TRANSACTIONS

Compensation of Officers and Directors

Officers and director fees totaled $48,744 and $54,000 for the years ended January 31, 2014 and 2013, respectively. The total compensation of officers and directors was recorded as a component of general and administrative expenses.

As of January 31, 2014 and January 31, 2013, the Company owed its officers and directors $-0- and $56,500, respectively, which were recorded as other accrued liabilities - related party in its consolidated balance sheets. This amount was settled through the issuance of common stock- see footnote 11.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Legal Fees

Effective December 1, 2010, the Company entered into a 12 month retainer agreement with Gottbetter & Partners, LLP, a beneficial holder of more than 5% of the Company’s outstanding common stock, pursuant to which the Company paid Gottbetter & Partners, LLP a monthly fee of $5,500 for providing to the Company legal services relating to SEC regulatory compliance and reporting requirements. After the agreement expired in November 2011, the stockholder continued to provide these legal services at $6,000 per month. The Company also paid Gottbetter & Partners, LLP a flat fee of $50,000 upon SEC effectiveness of the Company’s registration statement on Form S-1 for the preparation and filing of the resale registration statement covering the shares of the Company’s common stock contained in the units, and the Company also paid Gottbetter & Partners, LLP a flat fee of $50,000 upon SEC effectiveness of our registration statement on Form S-1 for the preparation and filing of the resale registration statement covering the shares of the Company’s common stock contained in the units and underlying the warrants contained in the units sold in our 2010/2011 private placement and registered herein.

For the years ended January 31, 2014 and 2013, the Company’s total professional legal fees related to Gottbetter & Partners, LLP were $147,593 and $180,343, respectively. The legal fees primarily related to SEC filings and other general corporate matters and were included as a component of general and administrative expenses in the Company’s consolidated statements of expenses. Gottbetter & Partners, LLP continued to provide these legal services at $5,500 per month in the year 2014. As of January 31, 2014, $145,858 was due for legal services.

On January 9, 2014, the Company entered into a settlement agreement with Gottbetter & Partners, LLP pursuant to which Gottbetter & Partners, LLP agreed to receive for payment in full of open invoices totaling $79,529.54, 79,739 shares of our post-Reverse Split common stock. As the Reverse Split had not occurred as of the period ended January 31, 2014, the settlement transaction was not accounted for as of January 31, 2014.

Consulting and Other Professional Fees

In January 2011, the Company entered into an administrative services agreement with Incorporated Communications Services (“ICS”), a California corporation. George Duggan, the Company’s Chief Operations Officer, is the Vice President of ICS. Pursuant to the agreement with ICS, ICS will make available its address in La Canada, California to serve as the Company’s corporate headquarters and communications office, and provide the Company with basic administrative services, including coordinating and routing incoming telephone calls, handling investor inquiries, assisting in the preparation of press releases, developing an informational website and coordinating with the auditors and financial statement preparers. The Company pays ICS a monthly fee of $6,000 for these services. This agreement with ICS became effective January 1, 2011, ran for 12 months and was extended for an additional 12 months beginning January 1, 2013 and January 1, 2014. The Company incurred $48,000 and $72,000 in management fees for the years ended January 31, 2014 and 2013, which were included as a component of general and administrative expenses. Additionally, the Company reimbursed ICS for the expenses related to the services provided of $907 and $11,817 for the years ended January 31, 2014 and 2013. As of January 31, 2014 and 2013, the outstanding payable to ICS was $-0- and $-0-, respectively.

On June 6, 2011, the Company entered into a consulting agreement with a stockholder of the Company. The Company engaged the stockholder to provide certain consulting services related to the Company’s business for the period through June 5, 2013, for a monthly compensation fee of $6,000. Beginning February 6, 2012, the monthly consulting fee was reduced to $3,000 and then reversed back to $6,000 per month starting June 6, 2012. Additionally, in May 2012, the Company paid back the reduced fees for the months of March 2012 through May 2012 to the stockholder. The Company incurred $48,000 and $72,000 in consulting fees related to this agreement for the years ended January 31, 2014 and 2013, respectively, which were included as a component of general and administrative expenses. As of January 31, 2014 and January 31, 2013, the Company recorded payables to the stockholder in the amount of $-0- and $2,500, respectively.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Securities Purchases and Issuances

Baybak Family Partners, Ltd. purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $200,000. Michael Baybak, the Company’s stockholder, has voting and investment power with respect to the shares owned by Baybak Family Partners, Ltd.

GRQ Consultants, Inc. 401K purchased 6,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $150,000. Barry Honig, the Company’s stockholder, has voting and investment power with respect to the shares owned by GRQ Consultants, Inc. 401K.

Gottbetter & Partners, LLP, the Company’s stockholder, purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $200,000.

In connection with the terms of the 2007 Cromwell merger, and cancellation and reversal of the merger, an officer and director of the Company made advances to, and incurred expenses on behalf of the Company of $31,000. The Company reimbursed this officer by issuing 31,000,000 shares. On December 22, 2010, the Company repurchased and cancelled 13,000,000 of those shares from its officer at a price of $13,000.

In January 2011, the Company entered into a consulting agreement with one of the Company’s stockholders, which provided consulting services related to the Company’s business development and corporate finance for a term of 90 days, commencing on January 18, 2011. In February 2011, in consideration of provided services, the Company issued 500,000 shares of its restricted common stock to this stockholder and recorded $-0- and $-0- of stock-based compensation expense for services provided to the Company in the years ended January 31, 2014 and 2013, respectively. The stock-based compensation expense was included as a component of general and administrative expenses in the Company’s consolidated statements of expenses.

NOTE 7 - VENDOR RELEASE AND SETTLEMENTS

On October 8, 2013, the Company and a third party vendor entered into a settlement agreement, in which the Company was deemed by the third party vendor to have paid in full and fully satisfied all debts and obligations owed to the third party vendor by the Company with respect to a geophysical services agreement dated May 15, 2012 upon receipt of a $3,000 payment. The third party vendor received the aforementioned payment and the remaining accounts payable amount as of October 8, 2013, totaling $12,338, was settled and a gain was recorded.

On October 9, 2013, the Company and a stockholder entered into a settlement agreement, in which the Company was deemed by the stockholder to have paid in full and fully satisfied all debts and obligations owed to the stockholder by the Company with respect to a consulting agreement dated June 6, 2011. The accounts payable - related party amount as of October 9, 2013, totaling $2,500, was settled and considered a contribution to capital.

Also on October 9, 2013, the Company and certain of its employees and outside consultants entered into settlement agreements, in which the Company was deemed by the employees and outside consultants to have paid in full and fully satisfied all debts and obligations owed to the employees and outside consultants by the Company upon receipt of restricted shares of common stock, totaling 9,900,000 shares, with respect to past consulting agreements. A loss on the settlement of debt of $35,126 was recorded. See Note 11.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 18, 2013, the Company and a management firm, which is owned by a former officer of the Company, entered into a settlement agreement, in which the Company was deemed by the management firm to have paid in full and fully satisfied all debts and obligations owed to the management firm by the Company with respect to a services agreement dated January 2, 2012 upon receipt of a $6,235 payment. The management firm received the aforementioned payment and the remaining accounts payable - related party amount as of December 18, 2013, totaling $6,235, was settled and considered a contribution to capital.

On January 9, 2014, the Company entered into a settlement agreement with Gottbetter & Partners, LLP pursuant to which Gottbetter & Partners, LLP agreed to receive for payment in full of open invoices totaling $79,529, 79,739 shares of our post-Reverse Split common stock. As the Reverse Split had not occurred as of the period ended January 31, 2014, the settlement transaction was not accounted for as of January 31, 2014.

NOTE 8 - DERIVATIVE LIABILITIES

Derivative Warrant Instruments

In the December 2010 and January 2011 Unit Offering, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $1,323,133 at the grant dates as of December 22, 2010 and January 13, 2011. These estimates were re-valued as being $125,692 at the balance sheet date as of January 31, 2013. The Company recorded a $1,257,783 change in value of the derivative liability as unrealized gain in non-operating income for the year ended January 31, 2013. The estimated fair value of the derivative warrant instruments was calculated using a probability-weighted scenario analysis model as of January 31, 2014 (See the Company’s fourth quarter valuation model review and summary of January 31, 2014 assumptions below). The estimate was re-valued as being $124,435 at the balance sheet date as of January 31, 2014, and the Company recorded the change in value in non-operating income for the year ended January 31, 2014.

The fair value of each warrant granted in the private placement offering through January 31, 2012 has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	30,739,129
Market price of the Company’s common stock on the measurement dates	$0.05 and 0.09
Exercise price	$0.125
Risk free interest rate (1)	0.34%
Dividend yield	0.00%
Volatility	365.22-368.49%
Expected exercise term in years	1.92-1.98

(1)	The risk-free interest rate was determined by management using the average of 1- and 2-year Treasury Bill yield as of the grant dates.

In April 2011, the Company added to the Unit Offering a first over-allotment option. As such, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $71,973, $131,077, and $88,824 at the grant dates of April 7, 2011, April 13, 2011, and April 30, 2011, respectively. The April 2011 grants were re-valued as being $16,417 at the balance sheet date of January 31, 2013. The Company recorded a $194,700 change in value as unrealized gain in non-operating income for the year ended January 31, 2013. The estimated fair value of the derivative warrant instruments was calculated using a probability-weighted scenario analysis model as of January 31, 2014 (See the Company’s fourth quarter valuation model review and summary of January 31, 2014 assumptions below). The estimate was re-valued as being $16,344 at the balance sheet date as of January 31, 2014, and the Company recorded the change in value in non-operating income for the year ended January 31, 2014.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each warrant granted in the private placement offering through January 31, 2012 has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.08 and 0.10
Exercise price	$0.125
Risk free interest rate range (1)	0.34%
Dividend yield	0.00%
Volatility range	378.72 – 381.90%
Expected exercise term in years	2.21-2.28

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

In June and July 2011, the Company closed its first and second over-allotment options. The Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $149,203 and $102,957 at the grant dates of June 15, 2011 and July 15, 2011, respectively. The grants were re-valued as being $16,447 at January 31, 2013. The Company recorded a $206,061 change in value as unrealized gain in non-operating income for the year ended January 31, 2013. The estimated fair value of the derivative warrant instruments was calculated using a probability-weighted scenario analysis model as of January 31, 2014 (See the Company’s fourth quarter valuation model review and summary of January 31, 2014 assumptions below). The estimate was re-valued as being $16,334 at the balance sheet date as of January 31, 2014, and the Company recorded the change in value in non-operating income for the year ended January 31, 2014.

The fair value of each warrant granted in the private placement offering through January 31, 2012 has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.07 and 0.08
Exercise price	$0.125
Risk free interest rate range (1)	0.52%
Dividend yield	0.00%
Volatility range	370.07-373.99%
Expected exercise term in years	2.41-2.49

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

As of February 1, 2012, the Company amended the terms of the warrants issued during the 2010/2011 private placement offerings, such that (i) their term has been extended by six months and (ii) one-half of the warrants (19,369,565) retain the exercise price of $0.125 per share and the other one-half of the warrants (19,369,564) have an exercise price of $0.05 per share.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of the issuance of the March 2012 Units at $0.04 per unit (Note 9), a weighted average anti-dilution adjustment was made with respect to those warrants exercisable for 19,369,565 of the shares being offered at the original exercise price of $0.125 per share. Since the $0.04 price per unit of the March 2012 Units was lower than the $0.125 warrant exercise price, the exercise price with respect to these 19,369,565 warrants was lowered to $0.12, post March 2012 Unit Offering, and the aggregate number of shares issuable upon exercise of these warrants was increased to 20,176,630. Because the anti-dilution provisions of the warrants call for rounding to the nearest cent, no adjustments were required for the other 19,369,564 warrants, which have an exercise price of $0.05 per share.

In March 2012, pursuant to a private placement offering, the Company issued 4,250,000 warrants to purchase 0.5 shares of common stock per unit. The Company recorded a derivative liability upon issuance of the warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $101,985 at the grant date of March 16, 2012. The estimated fair value of the derivative warrant instruments was calculated using a probability-weighted scenario analysis model as of January 31, 2014 (See the Company’s fourth quarter valuation model review and summary of January 31, 2014 assumptions below). The estimate was re-valued as being $16,701 at the balance sheet date as of January 31, 2014, and the Company recorded the change in value in non-operating income for the year ended January 31, 2014.

The fair value of each warrant granted in the private placement offering through January 31, 2012 has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	2,125,000
Market price of the Company’s common stock on the measurement date	$0.05
Exercise price	$0.06
Risk free interest rate	0.69%
Dividend yield	0.00%
Volatility	347.74%
Expected exercise term in years	3.17

As of December 19, 2012, the Company amended the terms of the warrants issued during the 2010/2011 private placement offerings, such that (i) their term  shall be extended for a period of an additional three years from its date of expiration as previously amended  and (ii) the exercise price of all of the warrants, exercisable for an aggregate of 39,546,194 shares of common stock, including anti-dilution adjustments, sold in the Offering shall be reduced to $0.03 per whole share through the third year of the extended term of the warrants, then increased to $0.04 per whole share during the fourth year of the term and to $0.05 per whole share during the fifth year of the term. The valuation of the warrants at January 31, 2013 reflects the new terms. The estimated fair value of the derivative warrant instruments was calculated using a probability-weighted scenario analysis model as of January 31, 2014 (See the Company’s fourth quarter valuation model review and summary of January 31, 2014 assumptions below). The estimate was re-valued as being $150,828 at the balance sheet date as of January 31, 2014, and the Company recorded the change in value in non-operating income for the year ended January 31, 2014.

During the fourth quarter of the year ended January 31, 2014, the Company completed a review of the valuation of its derivative warrant instruments. The Company determined that as a result of the aforementioned amendments to the exercise price during the year ended January 31, 2014, the Company should adopt the probability-weighted scenario analysis model for the year ended January 31, 2014. The estimated fair value of all derivative warrant instruments was re-valued as being $324,642 at the balance sheet date as of January 31, 2014. The Company recorded a $3,019 net change in value of the derivative liability as unrealized gain in non-operating income for the year ended January 31, 2014.

The following is a summary of the assumptions used in the probability-weighted scenario analysis model to estimate the fair value of the warrants as of the balance sheet date at January 31, 2014, and the assumptions used for the Black-Scholes option pricing model to estimate the fair value of the warrants as of balance sheet date at January 31, 2013, respectively:

	January 31, 2014	January 31, 2013

Common stock issuable upon exercise of warrants	41,671,195	41,671,195
Market price of the Company’s common stock on the measurement dates	$0.008	$0.008
Exercise price range	$0.03 - 0.06	$0.03-0.06
Risk free interest rate range (1)	0.34 - 0.69%	0.42 - 0.65%
Dividend yield	0.00%	0.00%
Volatility range	347.74 - 381.9	306.62-327.98%
Expected exercise term in years	1.92 – 3.17	2.89 – 4.12

(1)	The risk-free interest rate was determined by management using the 3-year and the average of the 3- and 5-year Treasury Bill as of January 31, 2014 and January 31, 2013, respectively.

NOTE 9 - FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic 820, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This Topic requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Pricing inputs other than quoted market prices included in Level 1 that are based on observable market data and are directly or indirectly observable for substantially the full term of the asset or liability. These include quoted market prices for similar assets or liabilities, quoted market prices for identical or similar assets in markets that are not active, adjusted quoted market prices, inputs from observable data such as interest rate and yield curves, volatilities or default rates observable at commonly quoted intervals or inputs derived from observable market data by correlation or other means.

Level 3: Pricing inputs that are unobservable or less observable from objective sources. Unobservable inputs should only be used to the extent observable inputs are not available. These inputs maintain the concept of an exit price from the perspective of a market participant and should reflect assumptions of other market participants. An entity should consider all market participant assumptions that are available without unreasonable cost and effort. These are given the lowest priority and are generally used in internally developed methodologies to generate management's best estimate of the fair value when no observable market data is available.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Certain assets and liabilities are reported at fair value on a recurring or non-recurring basis in the Company’s consolidated balance sheets. The following methods and assumptions were used to estimate the fair values:

Cash, Due to third party, Prepaid expenses, Mining rights, Accounts payable, and Accrued liabilities

The carrying amounts approximate fair value because of the short-term nature or maturity of the instruments.

Derivative liabilities

The Company’s determination of fair value of its derivative instruments incorporates various factors required under FASB Topic ASC 815. The fair values of the Company’s derivatives are valued using less observable data from objective sources as inputs into internal valuation models. Therefore, the Company considers the fair value of its derivatives to be Level 3 hierarchy.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of January 31, 2014 and January 31, 2013, respectively:

	Fair Value Measurements at January 31, 2014 and 2013
Description	(Level 1)	(Level 2)	(Level 3)	Total Carrying Value
Derivative liability - January 31, 2014	$-	$-	$324,642	$324,642
Derivative liability - January 31, 2013	$-	$-	$327,661	$327,661

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Year Ended January 31,
	2014	2013
Derivative liabilities - beginning balance	$327,661	$1,817,100
Additions	-	101,985
Reductions	-	-
Change in fair value	(3,019)	(1,591,424)
Derivative liabilities - ending balance	$324,642	$327,661

Realized and unrealized gain on derivatives, net, included in earnings for the years ended January 31, 2014 and 2013	$3,019	$1,591,424

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONVERTIBLE NOTES

On November 15, 2013, the Company held a closing of a private placement offering (the “November 2013 Offering”) pursuant to which it sold to various accredited investors (collectively, the “Investors”) $325,000 in principal amount of its 10% convertible promissory notes (the “Notes”) and warrants (the “Warrants”).

The Notes bear interest at a 10% annual interest rate and mature two (2) years from the date of issuance. The Notes contain a mandatory conversion provision providing that upon the Company’s filing of a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of the State of Nevada, all of the outstanding principal amount of, and accrued but unpaid interest on, the Notes will automatically, without the necessity of any action by the Investors or the Company, convert into shares of its to be authorized Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), at a conversion price of $0.001 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for a planned reverse stock split (the “Reverse Split”) at a ratio of 1,000 to 1 such that the Conversion Price, post-Reverse Split, will be $1.00 per share (subject to further adjustment upon a possible change in the Reverse Split ratio).

Each share of Series B Preferred Stock will be convertible at any time into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Conversion Price as adjusted for the Reverse Split, subject to a 9.99% conversion blocker. Each share of Series B Preferred Stock will participate in dividends and other distributions on an equivalent basis with the Company’s Common Stock. Holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, and each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

The Warrants entitle the Investors to purchase one thousand (1,000) shares of Common Stock for each $1.00 principal amount of the Notes purchased, at an exercise price (the “Exercise Price”) of $0.001 per share. The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for the planned Reverse Split at a ratio of 1,000 to 1 such that the Exercise Price, post-Reverse Split, will be $1.00 per share and the number of shares of Common Stock issuable upon exercise of the Warrants will be 325,000 (subject to further adjustment upon a possible change in the Reverse Split ratio). The Warrants will be exercisable from issuance until ten (10) years after the closing of the November 2013 Offering. The fair value of the Warrants was determined using the Black-Scholes option pricing model. Assumptions used included: (1) 2.71% risk-free interest rate, (2) expected term of ten years, (3) expected volatility of 306.96%, (4) zero expected dividends, (5) exercise price of $0.001, (6) market price of $0.004, and (7) 325,000,000 shares issuable upon exercise of Warrants. The Warrants were recorded at a discount of $252,778. For the period from November 15, 2013 to January 31, 2014, the Company also amortized $9,309 of the discount with the unamortized discount being $243,469 as of January 31, 2014.

As a condition to the November 2013 Offering, the Company has undertaken all steps necessary to effect the authorization of the Series B Preferred Stock and the Reverse Split.

NOTE 11 - EQUITY

Private Placement Offering

On December 22, 2010, the Company issued 3,660,000 shares to certain note holders upon conversion of outstanding convertible promissory notes at a conversion price of $0.025 per share.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 22, 2010, the Company sold to various persons 58,478,258 units of its securities for gross proceeds of $1,461,956, at $0.025 per unit. Each of 36,478,258 of the units consists of one common share and a warrant to purchase one-half share at $0.125 per whole share. Each of the remaining 22,000,000 units consists of one share of the Company’s Series A Convertible Preferred Stock and warrants to purchase one-half of one share of common stock. The warrants will be exercisable from issuance until eighteen months after the closing of the PPO.

On January 13, 2011, the Company sold an additional 5,000,000 units for a total price of $125,000. The Company repurchased and cancelled 2,000,000 units for $50,000.

During the year ended January 31, 2012, the Company sold an additional 16,000,000 units for a total price of $400,000.

On March 16, 2012, the Company completed the closing of a private placement offering pursuant to which the Company sold to various accredited investors and non-U.S. persons 4,250,000 units of its securities for gross proceeds of $170,000, at an offering price of $0.04 per unit. The Company incurred closing costs of $1,750, resulting in net proceeds from the Offering of $168,250. Each of these Units consisted of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock at an exercise price of $0.06 per whole share. These warrants will be exercisable from issuance until twenty-four (24) months after the closing of this offering.

As of January 31, 2013, cumulatively, the Company has sold a total of 81,728,258 Units for a total price of $2,106,956. The Company incurred closing costs of $20,750, resulting in net proceeds from the Offering of $2,086,206.

On December 26, 2013, the Company issued 9,900,000 restricted common shares to settle $123,274 in debt to employees and consultants. A loss of $35,126 was recorded on the issuance.

AuroTellurio Acquisition

On August 4, 2011, in connection with the First Closing under the AuroTellurio Option Agreement, the Company issued to Mexivada 250,000 shares at $0.001 per share. The issued stock was fair valued at $17,500 based on the market price on the date of issuance.

 On August 28, 2012, the Company issued to Mexivada an additional 250,000 shares at $0.015 per share. The issued stock was fair valued at $3,750 based on the market price on the date of issuance.

NOTE 12 - STOCK-BASED COMPENSATION

Shares for Services

Pursuant to a Consulting Services Agreement as of January 18, 2011 between the Company and a stockholder of the Company, the Company agreed to issue 500,000 restricted shares for future services relating to business development and corporate finance. The 500,000 shares were valued at $12,500, or $0.025 per share, $1,945 of which was recorded during the year ended January 31, 2011 and the difference of $10,555 was recorded in the year ended January 31, 2012.

On March 16, 2012, pursuant to the terms of an agreement between the Company and an unrelated party, the Company shall issue 1,000,000 common shares in exchange for investor and public relations consulting services. The shares were valued at $50,000, or $0.05 per share. The Company recorded $50,000 of stock-based compensation expense related to consulting services under this agreement. In July 2012, the Company reversed the non-cash issuance of 1,000,000 restricted shares of its common stock and a corresponding stock-based compensation expense of $50,000 due to an agreement cancellation.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 19, 2012, pursuant to the terms of an agreement between the Company and an unrelated party, the Company issued 1,250,000 shares in exchange for geological consulting services. The shares were valued at $125,000, or $0.10 per share. The Company recorded $125,000 of stock-based compensation expense related to consulting services under this agreement.

The Company recognized non-cash stock-based compensation expense of $125,000 during the year ended January 31, 2013 in connection with these issuances, compared to $10,555 during the year ended January 31, 2012.

The Company valued the issued shares based on market value on the date of the agreements.

Stock Options

The Company has a stock-based compensation plan known as the 2007 Stock Option Plan (the “Plan”). The Plan provides for the granting of incentive and non-qualified stock options to acquire common shares in the capital of California Gold Corp.  The number of shares authorized under the Plan is 16,000,000. As of January 31, 2014, 16,000,000 shares remain available for future grants under the Plan.

On July 27, 2011, the Company granted options to purchase 11,000,000 shares of its common stock to its employees and outside consultants. These options have a 10-year term and were granted with an exercise price of $0.09. One-third of these options, or 3,666,667, vested on the date of the grant, with the remaining two-thirds vesting on the first and second anniversaries of the date of grant. On May 4, 2012, one of the Company’s directors resigned and therefore, all his 666,667 non-vested options terminated on that date and his vested but unexercised options of 333,333 expired and forfeited on August 4, 2012.  On July 27, 2013, all of the remaining unvested options effectively vested. All vested options are exercisable, in full or in part, at any time after vesting, until termination.

On November 7, 2013, the Company entered into option surrender agreements with its employees and outside consultants (together, the “Optionees”) pursuant to which the Optionees irrevocably agreed to surrender (the “Option Surrender”) to the Company for cancellation, without any further actions on their part, options granted to each of them under the Company’s 2007 Stock Option Plan (the “Plan”) exercisable for, in the aggregate, 10,000,000 shares of its common stock. Following this Option Surrender, there were no options outstanding under the Plan.

The Company recorded the stock-based compensation expense - related party attributable to options of $149,995 and $307,777 during the years ended January 31, 2014 and 2013, respectively.

NOTE 13 - WARRANTS

Warrant activity is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 31, 2013	83,342,389	$0.032	3.037	$-
Granted	325,000,000	$0.001	-	$-
Outstanding at January 31, 2014	408,342,389	$0.007	8.209	$2,242,500
Exercisable at January 31, 2014	408,342,389	$0.007	8.209	$2,242,500

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - INCOME TAXES

No provision for federal income taxes has been recognized for the years ended January 31, 2014 and 2013, as the Company incurred a net operating loss for income tax purposes in each year and has no carryback potential.

The Company had deferred income tax assets as of January 31, 2014 and 2013 as follows:

	2014	2013

Loss carry-forwards	$1,150,000	$970,000
Less - valuation allowance	(1,150,000)	(970,000)
Total net deferred tax assets	$-	$-

The Company had net operating loss carry-forwards for income tax reporting purposes of $3,294,919 as of January 31, 2014, which may be offset against future taxable income. These net operating loss carry-forwards may be carried forward in varying amounts until the time when they begin to expire in 2030 through 2034. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business, both of which occurred in February 2014. Therefore, the amount available to offset future taxable income may be limited.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may become involved in lawsuits and legal proceedings that arise in the ordinary course of business. The Company is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

AuroTellurio Acquisition

In addition to $30,000 cash payment and 250,000 stock issuance made at the First Closing under the AuroTellurio Option Agreement on August 4, 2011 (Note 4), assuming the Company exercises its right to acquire each of the four twenty percent (20%) interests in the AuroTellurio Property, the Company will make the following cash payments and share issuances to Mexivada: (i) $40,000 and 250,000 shares on the first anniversary of the Closing; (ii) $50,000 and 300,000 shares on the second anniversary of the Closing; (iii) $70,000 and 350,000 shares on the third anniversary of the Closing; and (iv) $100,000 and 500,000 shares on the fourth anniversary of the Closing. In connection with the AuroTellurio Option Agreement, the Company will pay an aggregate total of $290,000 in cash and 1,650,000 common shares.

On October 24, 2013, the Company entered into an amendment (the “Amendment”) to its AuroTellurio Option Agreement pursuant to which Mexivada agreed to accept a cash payment of $17,500, instead of the $50,000 specified in the original AuroTellurio Option Agreement, as payment in full of the cash payment required to be made to Mexivada in connection with the vesting of the second 20% interest in the La Viuda Concessions.  Additionally, according to the Amendment, Mexivada agreed to waive, with respect to the second 20% interest, the requirement set forth in the AuroTellurio Option Agreement, that the Company issue to

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mexivada 300,000 shares of the Company’s common stock, and the Amendment extends the second 20% interest due date for a period of 12 months, until August 4, 2014. The Amendment does not modify the cash payment and stock issuance requirements of the AuroTellurio Option Agreement relating to the two remaining 20% interests. It does, however, extend payment and issuance dates for each of the third and fourth 20% interest blocks by one year.

Under the terms of the AuroTellurio Option Agreement, the Company is also committed to incur $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an investment rate of at least $750,000 per year. The Company will earn a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program and up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program in each of the following three years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

Under the terms of the Agreement, the Company will act as “Operator,” exclusively responsible, in consultation with Mexivada, for carrying out and administering exploration, development and mining work on the AuroTellurio Property. If costs of the exploration program exceed the agreed upon $3,000,000 investment, the Company will share additional costs with Mexivada on a proportionate share basis. Once the Company has earned its full 80% interest in the AuroTellurio Property, the Company will form a joint venture with Mexivada applicable to the further development and commercialization of the AuroTellurio Property.

The Company obtained a surface rights agreement, with the landowner on whose property the La Viuda Concessions are located, to conduct its mineral exploration program, effective June 17, 2011. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land. The Company has completed the majority of Phase 1 of its 2011/2012 exploration program and has conducted mapping, trenching and sampling programs at the AuroTellurio Property as well as gravity and magnetic geophysical surveys, including a helicopter-borne magnetics and radiometric survey, in preparation for an initial 3,000-meter drilling program that is planned for implementation in 2013. As of January 31, 2014, the Company incurred $715,634 since inception in its exploration and development expenditures, which are expensed as incurred.

As of January 31, 2014, the Company incurred approximately $1,500,000 since inception in its exploration and development expenditures, which are expensed as incurred. In addition to the Company’s mineral exploration expenditures, Mexivada accepted certain other Company’s expenses towards its minimum requirement of $750,000 per year such as a percentage of its accounting, legal and consulting fees, compensation of its officers and directors, and management support services, which were included as a component of general and administrative expenses in the Company’s consolidated statements of expenses. Mexivada accepted approximately $1,089,407 of total expenses as of June 30, 2012 (the date of the Company’s expenses reviewed by Mexivada) and confirmed that the amounts over $750,000 will be applied towards the second year requirements. Mexivada also confirmed that it will grant the 20% interest in the AutoTellurio project to the Company, after the Company makes the $40,000 cash payment and issues 250,000 of its shares to Mexivada in connection with the AuroTellurio Option agreement. The $40,000 payment was made on August 10, 2012 and the 250,000 shares were issued to Mexivada on August 28, 2012.

Other Commitments

During the years ended January 31, 2014 and 2013, the Company has entered into several consulting, legal, and administrative services agreements with related parties. See Note 6 for further details.

 CALIFORNIA GOLD CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SUBSEQUENT EVENTS

Securities Exchange Agreement

On February 7, 2014, the Company entered into a Securities Exchange Agreement (the Exchange Agreement) with MV Portfolio, LLC, a Florida limited liability company (MVP), MV Patents LLC, a Florida limited liability company and a member of MVP ( MV PAT), and the other members of MVP (MV PAT and such other members, “the Members”). Upon closing of the transaction (the Transactions) contemplated under the Exchange Agreement (the Securities Exchange Agreement), on February 7, 2014, the Members transferred all of the issued and outstanding membership interests of MVP to the Company in exchange for (i) an aggregate of 9,385,000 post-Reverse Split shares of the common stock of the Company (the Securities Exchange), which shares will be delivered to the Members promptly following effectiveness of the Reverse Split. As a result of the Securities Exchange, MVP became a wholly-owned subsidiary of the Company.

Pursuant to the Securities Exchange Agreement:

●
At the closing of the Transactions and pursuant to the terms of the Securities Exchange Agreement, all of the membership interests of MVP issued and outstanding immediately prior to the closing were exchanged for the right to receive 9,385,000 post-Reverse Split shares of Common Stock, which shall be delivered to the Members promptly following completion of the Reverse Split.

●
Additionally, at the closing the Company paid MV PAT $625,000 in additional cash consideration, and agreed to pay to the Members ten (10%) percent of the Net Proceeds received from any Enforcement Activities or Sale Transactions (as such terms are defined in the Exchange Agreement) related to the patents owned or applications pending as of the closing of the Securities Exchange.

●
Upon the closing of the Transactions, William Meadow was appointed Chief Executive Officer and Chairman of the Board of Directors, Shea Ralph was appointed Chief Financial Officer, Secretary and director and David Rector was appointed Chief Operating Officer (and remains a director of the Company).  James Davidson resigned as Chief Executive Officer and a director of the Company and Michael Baybak resigned as Interim Treasurer, Secretary and a director.

●
Following the closing of the Transactions, the Company will terminate and split off its mining business, and pursuant to the terms of the Securities Exchange Agreement, the Company have acquired and will continue the business of MVP, that is, patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon MVP’s patented technology.

Private Placement of Convertible Promissory Notes

On February 7, 2014, the Company completed a closing of a private placement offering  of 10% convertible promissory notes (the “Notes”) for gross proceeds of $2,942,495 (before deducting placement agent fees and expenses of the offering). The Notes will automatically convert into shares of the Company’s to be authorized Series C convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proxy voting process to increase our authorized preferred stock, and which Series C Preferred Stock shall be convertible into shares of the Company’s Common Stock on a one share for one share basis.

On March 3, 2014, the Company completed a second closing of a private placement offering to certain investors (the “Investors”) of the Company’s 10% convertible promissory notes (the “Notes”) for gross proceeds of $1,017,500 (before deducting placement agent fees and expenses of the offering). The Notes will automatically convert into shares of the Company’s to be authorized Series C convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Nevada following completion of a proxy voting process 1 to increase the Company’s authorized preferred stock.  The Series C Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on a one share for one share basis.

EXHIBIT G

Unaudited Consolidated Financial Statements:

Unaudited Consolidated Balance Sheets as of March 31, 2014 and June 30, 2013	G-2

Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended March 31, 2014 and 2013 and the Period from July 11, 2011 (Inception) through March 31, 2014	G-3

Unaudited Consolidated Statements of Stockholders’ Deficit for the Period from July 11, 2011 (Inception) through March 31, 2014	G-4

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2014 and 2013 and the Period from July 11, 2011 (Inception) through March 31, 2014	G-5

Notes to Unaudited Consolidated Financial Statements	G-6

CALIFORNIA GOLD CORP. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	California Gold Corp. and Subsidiaries	MV Patents, LLC
	March 31, 2014	June 30, 2013
Assets
Current assets:
Cash	$1,870,247	$2,523
Cash held in escrow	25,299	-
Assets held for sale from discontinued operations	19,341	-
Deferred financing costs	1,082,242	-
Total current assets	2,997,129	2,523

Deferred offering costs	-	38,500
Total assets	$2,997,129	$41,023

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$177,769	$259,824
Contingent liabilities	-	441,527
Derivative liabilities	986,905	-
Convertible notes, net of unamortized discounts of $230,279	4,054,716	-
Liabilities from discontinued operations	15,313	-
Total current liabilities	5,234,703	701,351

Long-term liabilities:
Accrued salaries, member	-	435,516
Participation rights	-	275,000
Total long-term liabilities	-	710,516
Total liabilities	5,234,703	1,411,867

Stockholders’ deficit:
Preferred stock, par value $0.001 per share, 22,000,000
shares authorized; 16,000,000 shares issued and outstanding	16,000	-
Common stock, par value $0.001 per share, 300,000,000
shares authorized; 10,946,013 shares issued and outstanding	165,486	-
Additional paid-in capital	587,139	-
Deficit accumulated during the development stage	(3,006,199)	(1,370,844)
Total stockholders’ deficit	(2,237,574)	(1,370,844)
Total liabilities and stockholders’ deficit	$2,997,129	$41,023

See accompanying notes to the unaudited consolidated financial statements.

CALIFORNIA GOLD CORP. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

					July 11,
	Three Months	Three Months	Nine Months	Nine Months	2011(Inception)
	Ended	Ended	Ended	Ended	Through
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013	March 31, 2014
Operating Expenses:
General and administrative	$356,412	$237,667	$589,174	$578,561	$1,953,896
Acquisition related costs	1,472,706	-	1,472,706	-	1,472,706
Loss from operations	1,829,118	237,667	2,061,880	578,561	3,426,602

Other income (expenses):
Interest income	33	-	33	-	33
Interest expense	(404,994)	(900)	(413,335)	(1,908)	(419,457)
Loss on derivative liabilities	(662,263)	-	(662,263)	-	(662,263)
Total other income (expenses)	(1,067,224)	(900)	(1,075,565)	(1,908)	(1,081,687)

Loss from continuing operations	(2,896,342)	(238,567)	(3,137,445)	(580,469)	(4,508,289)

Loss from discontinued operations	(212,479)	-	(212,479)	-	(212,479)
Net loss	$(3,108,821)	$(238,567)	$(3,349,924)	$(580,469)	$(4,720,768)

Basic and diluted net loss per share:
Loss from continuing operations per share	$(0.27)	$(0.00)	$(0.29)	$(0.00)
Loss from discontinued operations per share	(0.02)	(0.21)	(0.02)	(0.50)
Net loss per share	$(0.29)	$(0.21)	$(0.31)	$(0.50)

Weighted average number of common shares outstanding - basic and diluted	10,918,321	1,161,804	10,918,321	1,161,804

See accompanying notes to the unaudited consolidated financial statements.

CALIFORNIA GOLD CORP. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
JULY 11, 2011 (INCEPTION) THROUGH MARCH 31, 2014
(UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-in	Members'	Accumulated
	Shares	Amount	Shares	Amount	Capital	Equity	Deficit	Total

MV Patents, LLC
Balances, July 11, 2011 (Inception)	-	$-	-	$-	$-	$-	$-	$-
Net loss	-	-	-	-	-	(483,967)	-	(483,967)
Balances, June 30, 2012	-	-	-	-	-	(483,967)	-	(483,967)
Net loss	-	-	-	-	-	(886,877)	-	(886,877)
Balances, June 30, 2013	-	-	-	-	-	(1,370,844)	-	(1,370,844)
Contribution	-	-	-	-	-	150,000	-	150,000
Net loss	-	-	-	-	-	(343,725)	-	(343,725)
Balances, February 6, 2014	-	-	-	-	-	(1,564,569)	-	(1,564,569)

California Gold Corp. and Subsidiaries
Balances, February 7, 2014	-	-	9,385,000	9,385	(9,385)	-	-	-
Shares issued in reverse merger	22,000,000	22,000	1,501,013	150,101	(525,446)	-	-	(353,345)
Conversion of Series A Preferred stock to common stock	(6,000,000)	(6,000)	60,000	6,000	-	-	-	-
Warrants issued for deferred financing costs	-	-	-	-	1,120,970	-	-	1,120,970
Stockholder contribution	-	-	-	-	1,000	-	-	1,000
Net loss	-	-	-	-	-	-	(3,006,199)	(3,006,199)
Balances, March 31, 2014	16,000,000	$16,000	10,946,013	$165,486	$587,139	$-	$(3,006,199)	$(2,237,574)

See accompanying notes to the unaudited consolidated financial statements.
The share and per share amounts presented herein have been retroactively restated to reflect the anticipated 1 for 100 reverse stock split.

CALIFORNIA GOLD CORP. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			July 11, 2011
	Nine Months	Nine Months	(Inception)
	Ended	Ended	Through
	March 31, 2014	March 31, 2013	March 31, 2014
Cash flows from operating activities:
Net loss	$(3,349,924)	$(580,469)	$(4,720,768)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	294	-	294
Amortization of debt discounts and deferred financing costs	347,068	-	347,068
Change in derivative liabilities	662,263		662,263
Settlement of legal fees through the issuance of convertible notes	25,000	-	25,000
Changes in operating assets and liabilities:
Cash held in escrow	(25,799)	-	(25,799)
Prepaid assets	(423)	-	(423)
Deferred offering costs	38,500	-	-
Accounts payable and accrued expenses	98,160	75,836	357,984
Accrued salaries, member	140,591	168,947	576,107
Other liabilities	10,000	-	10,000
Contingent liabilities	-	182,500	441,527
Net cash used in operating activities	(2,054,270)	(153,186)	(2,326,747)

Cash flows from investing activities:
Cash received in reverse merger	209,392	-	209,392
Net cash provided by investing activities	209,392	-	209,392

Cash flows from financing activities:
Cash paid for debt issuance costs	(295,150)		(295,150)
Proceeds from issuing convertible notes	3,934,995	-	3,934,995
Proceeds from demand note	50,000	-	50,000
Proceeds from participation notes	20,000	115,000	295,000
Contribution	2,757	-	2,757
Net cash provided by financing activities	3,712,602	115,000	3,987,602

Net increase (decrease) in cash	1,867,724	(38,186)	1,870,247
Cash, beginning of period	2,523	39,520	-
Cash, end of period	$1,870,247	$1,334	$1,870,247

Supplemental disclosures of cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	-	-	-

Non-cash investing and financing activities:
Shares issued in reverse merger, net of cash received	$562,737	$-	$562,737
Conversion of Series A Preferred stock to common stock	6,000	-	6,000
Warrants issued for deferred financing costs	1,120,970	-	1,120,970

See accompanying notes to the unaudited consolidated financial statements.

CALIFORNIA GOLD CORP. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Interim Financial Statements

The unaudited consolidated financial statements of California Gold Corp. (“California Gold”) and Subsidiaries (collectively, the “Company”) as of March 31, 2014 and for the three and nine month periods ended March 31, 2014 and 2013 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

The consolidated balance sheet of MV Patents, LLC (“MV Patents”) at June 30, 2013 has been derived from the audited financial statements at that date, but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. All adjustments that, in the opinion of management, are necessary for a fair presentation for the periods presented have been reflected as required by the SEC. Such adjustments are of a normal, recurring nature. It is suggested that these unaudited consolidated financial statements be read in conjunction with the financial statements and notes thereto of MV Patents for the year ended June 30, 2013 included as Exhibit 99.1 on Form 8-K filed by the Company on March 10, 2014. The results of operations for interim periods are not necessarily indicative of the operating results to be expected for the full year or any other interim period.

2.	Nature of Business, Share Exchange, and Development Stage Activities

California Gold was an exploration stage mining company with a focus on the identification, acquisition and development of rare and precious metals mining properties in the Americas. On February 7, 2014, the Company entered into a securities exchange agreement (the “Securities Exchange”) with MVP Portfolio, LLC, a Florida limited liability company (“MVP Portfolio”), MV Patents, a Florida limited liability company and majority member of MVP Portfolio, and other members of MVP Portfolio (all such members collectively, the “Members”). Pursuant to the Securities Exchange, the Members sold all of their membership interests in MVP Portfolio to the Company in exchange for an aggregate of 9,385,000 shares of common stock, $0.001 par value per share, after taking into account an anticipated 1 for 100 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock on a one for one hundred basis. Following the Securities Exchange, the Company assumed the additional line of business of MVP Portfolio.

The Securities Exchange was consummated in anticipation of a 1 for 100 Reverse Split. As of the date of the filing of this Form 10Q, the Reverse Split has not been effected. As the Securities Exchange is dependent upon the Reverse Split, all share and per share amounts herein have been retroactively restated to reflect the 1 for 100 Reverse Split as if it has been effected.

MV Patents, formed on July 11, 2011, is in the developmental stage, and has limited operations. MVP Portfolio was formed on July 26, 2013 as a wholly owned subsidiary of MV Patents. On August 30, 2013, MV Patents transferred a portion of its patents without recourse to MVP Portfolio. Pursuant to the Securities Exchange on February 7, 2014, MVP Portfolio ceased to be a subsidiary of MV Patents and became a wholly owned subsidiary of California Gold. MV Patents is deemed to be the predecessor entity to MVP Portfolio.

On March 6, 2014, MVP Portfolio changed its form of organization to a Florida corporation from a Florida limited liability company, and changed its name to Visual Real Estate, Inc. (“VRE”). VRE has historically maintained a June 30 fiscal year, through MV Patents, the predecessor business to MVP Portfolio.

VRE is a development stage company engaged in the business of patent licensing and assertion of rights under patents against parties believed to be selling goods or services that rely upon VRE’s patented technology. VRE owns a patent portfolio it refers to as “Video Drive-by” and online mapping, which has previously been used by its predecessors and licensees commercially. VRE currently owns a patent portfolio consisting of eight (8) issued and sixteen (16) pending patents. The patents disclose systems and methods for providing video drive-by data to enable a street level view of a neighborhood surrounding a geographic location. The systems include, generally, a video and data server farm incorporating at least one (1) video storage server that stores video image files containing video drive-by data corresponding to a geographic location, a data base server that processes a data query received from a user over the internet and an image processing server.

The financial position, operating results and cash flows presented herein for the periods prior to February 7, 2014, represent those of MV Patents, the predecessor entity. The financial position, operating results and cash flows presented herein for the periods subsequent to February 6, 2014, represent those of the Company and VRE (formerly MVP Portfolio), collectively the successor entity. The ongoing business of VRE is still in the development stage and has generated no revenues to date.

Results of operations from February 7, 2014 through March 31, 2014 include the pre-Securities Exchange business unrelated to VRE, which is reflected as discontinued operations in the consolidated financial statements, and the business of VRE. The results of operations for the three months ended March 31, 2014 includes the combined results of operations of MV Patents from January 1, 2014 through February 6, 2014 and the consolidated results of operations of California Gold and Subsidiaries (including (i) CalGold de Mexico, S. de R.L. de C.V., formed to explore mining opportunities in Mexico, and included in discontinued operations as of and for the periods ending March 31, 2014 and (ii) VRE) for the period February 7, 2014 through March 31, 2014. The results of operations for the nine months ended March 31, 2014 includes the combined results of operations of MV Patents from July 1, 2013 through February 6, 2014 and the consolidated results of operations of California Gold and Subsidiaries for the period February 7, 2014 through March 31, 2014.

Results of operations for the three month and nine month periods ended March 31, 2013 includes the results of operations of MV Patents, as the predecessor business to VRE.

The Securities Exchange was accounted for as a reverse recapitalization, such that MVP Portfolio (VRE as of March 6, 2014), the legal acquiree, is considered the acquirer for accounting purposes and VRE is treated as the surviving and continuing entity. Pursuant to the Securities Exchange, the pre-Securities Exchange exploration stage mining business will be discontinued, and the business of VRE will be continued. In addition, VRE’s management has assumed operational, management and governance control of the Company. The accounting for a reverse recapitalization is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded. The fair value of the consideration effectively transferred in a reverse recapitalization is equal to the net tangible assets (liabilities) assumed. The net liabilities of California Gold retained subsequent to the transaction are as follows:

Cash	$209,392
Other assets	18,712
Accounts payable and accrued expenses	(168,325)
Notes payable	(88,482)
Derivative liabilities	(324,642)
Net liabilities retained	$(353,345)

Subsequent to the Securities Exchange, the Company changed the fiscal year end of California Gold to June 30, which is VRE’s year end.

The ongoing business plan of the Company is to assert its intellectual property rights to monetize its patents through net recoveries. Net recoveries relate to monetary payments received by the Company in respect to its patents through judgments, settlements, royalty agreements, or other disposition of the patents or cash proceeds of any equity actually received as consideration for any such disposition, including those received in connection with litigation.

The Company has no technologies or technology operations.

3. Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As shown in the accompanying consolidated financial statements, the Company is currently in the development stage with losses for all periods presented. The Company has not established an ongoing source of revenues and has funded activities to date primarily from convertible notes offerings. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is subject to a number of risks similar to other companies in the development stage, including, but not limited to, the need to obtain adequate funding and possible risk of failure to monetize its patents. If the Company does not successfully monetize its patents, it will be unable to generate revenues or achieve profitability.

Management’s plan with respect to funding this development is to secure equity financing through access to U.S. capital markets as a registrant of the U.S. Securities and Exchange Commission.

While the Company believes it will be successful in obtaining the necessary financing to (i) fund its operations, (ii) monetize its patents and meet revenue projections and (iii) manage costs, it does not currently have any financing plans in place and there are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue as a going concern. Operating results for the three and nine month periods ended March 31, 2014, are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2014.

4.	Discontinued Operations

Pursuant to the Securities Exchange, the pre-existing exploration stage mining business will be discontinued. The Company plans on transferring the pre-Securities Exchange assets and liabilities related to the historical business which existed prior to the acquisition of MVP Portfolio to a to-be-formed wholly owned subsidiary. The Company plans to seek a buyer for the to-be-formed wholly owned subsidiary and/or the assets and liabilities of such business.

The following table presents summarized operating results for these discontinued operations for the pre-Securities Exchange business. The table below does not present the results of operations of MV Patents because the historical financial information represents the activity of MV Patents as the predecessor business to VRE, and does not include any of the operations of the discontinued exploration stage mining business. The historical financial information for MV Patents for the three and nine month periods ended March 31, 2013 is included in the accompanying consolidated financial statements.

February 7, 2014 Through March 31, 2014
Loss from discontinued operations	$(212,479)

Components of assets and liabilities from discontinued operations consist of the following as of March 31, 2014. The table does not present the discontinued assets and liabilities as of June 30, 2013 because the June 30, 2013 historical financial information represents the activity of MV Patents as the predecessor business to VRE, while the discontinued operations relates specifically to the pre-existing exploration stage mining business.

Current assets:
Cash held in escrow	$500
Prepaid assets	14,793
Total current assets	15,293
Noncurrent assets:
Property and equipment, net	4,048
Total assets from discontinued operations	$19,341

Current liabilities:
Accounts payable and accrued liabilities	$15,313
Total current liabilities	15,313
Total liabilities from discontinued operations	$15,313

5. Convertible Notes

On February 7, 2014 (the “February 2014 Offering”) and March 3, 2014 (the “March 2014 Offering”), the Company held two separate closings of private placement offerings pursuant to which it sold to various accredited investors (collectively, the “Investors”) $2,942,495 and $992,500 (before deducting placement agent fees and expenses of the offering), respectively, in principal amount of its 10% convertible promissory notes (the “Notes”). An additional $25,000 of the Notes was issued for the settlement of legal fees during the period from February 7, 2014 through March 31, 2014. The Notes mature within one year from the date of issuance.

The Notes will automatically convert into shares of the Company’s to-be authorized Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proxy voting process to increase our authorized preferred stock, and which Series C Preferred Stock shall be convertible into shares of the Company’s Common Stock on a one share for one share basis. The Company evaluated the shares and determined a contingent beneficial conversion feature of $3,959,995 existed within this transaction. The beneficial conversion is contingent upon the filing of the Series C Convertible Preferred Stock Designation, and the Reverse Split. The beneficial conversion amount related to the value of the Notes will be accreted back to the Notes in accordance with the requirements of FASB ASC Topic 470-20, Accounting for Debt Instruments with Specific Conversion Features, when the contingency is met.

Also in connection with the February and March 2014 Offerings, the Company paid cash of $295,150 and issued an aggregate of 590,300 warrants (post 1 for 100 Reverse Split) as payment of commissions. The Warrants entitle the holder to purchase shares of Common Stock at an exercise price of $0.50 per share and will be exercisable for three (3) years from the date of issuance. The fair value of the warrants was determined to be $1,120,970. The warrants and the cash commissions were recorded as deferred financing costs which are being amortized to interest expense over the life of the Notes using the effective interest method. Amortization of $333,878 was recorded against these deferred financing costs during the period from February 7, 2014 through March 31, 2014.

During the period from February 7, 2014 through March 31, 2014, additional amortization expense of $13,190 was recognized associated with the debt discounts related to the outstanding notes originally issued in November 2013. The unamortized discount associated with these notes was $230,279 as of March 31, 2014.

6. Derivative Liabilities

As of February 7, 2014 and March 31, 2014, there were 833,424 (post 1 for 100 Reverse Split) outstanding derivative warrants with 416,712 common shares issuable upon exercise. The warrants qualify as derivative liabilities due to the existence of reset provisions which cause the instruments to no longer be indexed to the Company’s own stock under FASB ASC Topic 815, Derivatives and Hedging. The estimated fair value of the derivative warrants were calculated using the Black-Scholes option pricing model. The fair value of the warrants was determined to be $324,642 and $986,905 as of February 7, 2014 and March 31, 2014, respectively. The company recorded a $662,263 loss on the change in fair value as non-operating expense for the period from February 7, 2014 through March 31, 2014.

The range of significant assumptions used in the Black-Scholes option pricing model as of March 31, 2014 and February 7, 2014 were as follows:

Range
Common stock issuable upon exercise of warrants	416,712
Exercise price	$3.00 - $6.00
Market price of the Company’s common stock	$0.008 - $0.024
Risk free interest rate	0.34% - 0.44%
Dividend yield	0%
Volatility	347.74% - 381.90%
Expected term	1.73 - 3.12 years

Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC Topic 820, Fair Value Measurements and Disclosures. FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;
Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company uses Level 3 inputs to estimate the fair value of its derivative liabilities.

The following table sets forth the fair value hierarchy within our financial assets and liabilities by level that they were accounted for at fair value on a recurring basis as of March 31, 2014 and June 30, 2013:

	Fair Value Measurement at March 31, 2014
	Level 1	Level 2	Level 3
Liabilities:
Warrant derivative liabilities	$-	$-	$986,905
Total	$-	$-	$986,905

Fair Value Measurement at June 30, 2013
	Level 1	Level 2	Level 3
Liabilities:
None	$-	$-	$-
Total	$-	$-	$-

The following table sets forth the changes in the fair value of derivative liabilities for the period from February 7, 2014 through March 31, 2014:

Balance, February 7, 2014	$324,642
Change in fair value of derivative liabilities	662,263
Balance, March 31, 2014	$986,905

7. Stock Options and Warrants

Options

On February 7, 2014, the Company’s Board of Directors voted to terminate the 2007 Stock Option Plan and adopted the 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of incentive awards of up to 6,150,564 post 1 for 100 Reverse Split shares of the Company’s Common Stock to officers, key employees, consultants and directors. The options’ exercise price will be no less than the closing price of the Company’s shares on the day of issuance. When incentive stock options are granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the per share exercise price will be no less than 110% of the closing price of the Company’s shares on the day of issuance.
The Company has 6,150,564 options available for grant under the 2014 Plan. As of March 31, 2014, there were no stock options outstanding.

Warrants

The following table presents the warrant activity during the period from February 7, 2014 through March 31, 2014 presented on a post 1 for 100 reverse split basis:

	Common Shares Covered by Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)	Aggregate Intrinsic Value

Outstanding at February 7, 2014	416,712	$3.153	2.018
Granted	590,300	0.500	3.000
Outstanding at March 31, 2014	1,007,012	$1.598	2.461	$ 1,416,720
Exercisable at March 31, 2014	1,007,012	$1.598	2.461	$ 1,416,720

8. Stockholders’ Equity

On February 6, 2014, the Company entered into warrant exchange agreements related to 3,250,000 warrants originally issued with convertible notes in November 2013. The warrants were cancelled and exchanged for the right to receive, upon effectiveness of the Reverse Split, 4,000,000 shares of the Company’s common stock.

A related party stockholder, purchased 6,000,000 units of the Company’s Preferred Series A Stock in the Company’s 2010/2011 Private Placement for an aggregate investment of $150,000. Such stockholder converted the 6,000,000 units of Preferred Series A Stock to 60,000 shares of the Company’s common stock on February 28, 2014.

During the period from February 7, 2014 through March 31, 2014, a stockholder contributed $1,000 to the Company.

9. Related Party Transactions

As of March 31, 2014, the Company owed its officers and directors $12,746 for compensation which was recorded as accounts payable and accrued liabilities in its consolidated balance sheets. As of June 30, 2013, MV Patents owed its officers and directors $435,516, which was recorded as accrued salaries – member in its consolidated balance sheets.

10. Commitments and Contingencies

The Company has employment agreements with two employees and a separate consulting agreement with one of the Company’s executive officers. The aggregate future commitment under these agreements is as follows:

Twelve Months ending March 31,

2015	$203,333
2016	143,333
2017	122,431
$469,097

These agreements provide for additional bonus payments that are calculated as defined.

The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of management and legal counsel, the outcome of such proceedings and litigation will not have a material adverse effect on the Company's condensed consolidated financial statements.

Pursuant to the Securities Exchange the Company agreed to pay the members of MV Patents ten (10%) percent of the net proceeds to be received from any enforcement activities or sales transactions related to the patents owned or applications pending as of the closing of the Securities Exchange.

11. Subsequent Events

During May 2014, the Company issued an aggregate of 80,000 (post 1 for 100 reverse split) common shares for the conversion of 8,000,000 shares of Series A Preferred stock.

On April 28, 2014 the Company notified Mexivada Mining Corp. and Compania Minera Mexivada S.A de C.V., of termination of the Mexivada Property Option Agreement dated as of February 11, 2011, as amended October 24, 2011, and that the Company would not pay any further fees or expenses associated with the Agreement. As a result, the Company continues to own a 20% interest in 2 exploration mineral concessions, La Viuda and La Viuda 1, situated in the Municipality of Montezuma, Sonora, Mexico.

EXHIBIT H

MV PATENTS, LLC
  (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND JUNE 30, 2012 AND THE
YEAR ENDED JUNE 30, 2013, AND THE
PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2012 AND THE
PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2013

MV PATENTS, LLC
(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

To the Member of
MV Patents, LLC (A Development Stage Company)
Jacksonville, Florida

We have audited the accompanying balance sheets of MV Patents, LLC (a development stage company), as of June 30, 2013 and 2012, the related statements of operations and cash flows for the year ended June 30, 2013 and the period from July 11, 2011 (inception) through June 30, 2012 and the period from July 11, 2011 (inception) through June 30, 2013, and the related statement of changes in member’s deficit for the periods July 11, 2011 (inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MV Patents, LLC as of June 30, 2013 and 2012 and the results of its operations and its cash flows for the year ended June 30, 2013 and for the periods from July 11, 2011 (inception) through June 30, 2012 and the period from July 11, 2011 (inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss of $886,877 for the year ended June 30, 2013, and $483,967 and $1,370,844 for the period from July 11, 2011 (inception) through June 30, 2012 and the period from July 11, 2011 (inception) through June 30, 2013, respectively. The Company also has a working capital deficit of $698,828 and $91,672 at June 30, 2013 and 2012, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Warren Averett, LLC
Tampa, Florida
September 27, 2013

MV PATENTS, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	JUNE 30, 2013	JUNE 30, 2012
Assets:
Current assets:
Cash	$2,523	$39,520
Total current assets	2,523	39,520
Deferred offering costs	38,500	-
Total assets	$41,023	$39,520

Liabilities and Member's Deficit:
Current liabilities:
Contingent liabilities	$441,527	$37,500
Accounts payable and accrued expenses	259,824	93,692
Total current liabilities	701,351	131,192

Long-term liabilities:
Accrued salaries	435,516	242,295
Participation rights	275,000	150,000
Total long-term liabilities	710,516	392,295

Total liabilities	1,411,867	523,487

Member's deficit accumulated during the development stage	(1,370,844)	(483,967)
Total liabilities and member's deficit	$41,023	$39,520

See accompanying notes to the financial statements.

MV PATENTS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED JUNE 30, 2013	PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2012	PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2013

Operating expenses:
Accounting fees	$6,374	$19,377	$25,751
Business development advisory	407,763	20,000	427,763
Legal and funding agreements	31,135	99,139	130,274
Interest expense	4,759	1,363	6,122
Operational T&E	56,850	22,706	79,556
Patent prosecution legal team	139,964	39,087	179,051
Patent transfer license fees	43,750	35,000	78,750
Accrued salaries	193,221	242,295	435,516
Valuation expert	3,061	5,000	8,061
Total operating expenses	886,877	483,967	1,370,844
Net loss	$(886,877)	$(483,967)	$(1,370,844)

See accompanying notes to the financial statements.

MV PATENTS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
FOR THE PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2013

Members' Deficit Accumulated During the Development Stage
Balance, July 11, 2011 (Inception)	$-
Net loss	(483,967)
Balance, June 30, 2012	(483,967)
Net loss	(886,877)
Balance, June 30, 2013	$(1,370,844)
See accompanying notes to the financial statements.

MV PATENTS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED JUNE 30, 2013	PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2012	PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH JUNE 30, 2013

Cash flows from operating activities:

Net loss	$(886,877)	$(483,967)	$(1,370,844)
Adjustments to reconcile net (loss) to net cash flows (used in) operating activities:
Change in operating liabilities:
Accounts payable and accrued expenses	166,132	93,692	259,824
Accrued salaries	193,221	242,295	435,516
Contingent liabilities	404,027	37,500	441,527
Net cash used by operating activities	(123,497)	(110,480)	(233,977)

Cash flows from financing activities:
Deferred offering costs	(38,500)	-	(38,500)
Proceeds from participation rights	125,000	150,000	275,000
Net cash provided by financing activity	86,500	150,000	236,500

Net (decrease) increase in cash	(36,997)	39,520	2,523

Cash, beginning of year/period	39,520	-	-

Cash, end of year/period	$2,523	$39,520	$2,523

Supplemental disclosures of cash flow information:
Cash paid during the year/period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to the financial statements.

MV PATENTS, LLC NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Development Stage Activities

MV Patents, LLC (the Company) is in the developmental stage, and has limited operations. The Company is a single member LLC incorporated in the state of Florida on July 11, 2011. The Company owns patent portfolios that have a direct read on Google's "Street View" and Microsoft's "Street Side"/"Street Slide" offerings. The business plan of the Company is to assert its intellectual property rights to monetize its patents through net recoveries. Net recoveries relates to monetary payments received by the Company in respect to its patents through judgments, settlements, royalty agreements, or other disposition of the patents or cash proceeds of any equity actually received as consideration for any such disposition, including those received in connection with litigation.

The Company has no technologies or technology operations.

2.	Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As shown in the accompanying financial statements, the Company is currently in the development stage with losses for all periods presented. The Company had a net operating loss of $886,877 for the year ended June 30, 2013 and a members’ deficit accumulated during the development stage of $1,370,844.  The Company also has a working capital deficit of $698,828 and $91,672 at June 30, 2013 and 2012, respectively. The Company has not established an ongoing source of revenues and has funded activities to date exclusively from Participation rights. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is subject to a number of risks similar to other companies in the developmental stage, including, but not limited to, the need to obtain adequate funding and possible risk of failure to monetize the patents. If the Company does not successfully monetize the patents, it will be unable to generate revenues or achieve profitability.

While the Company believes it will be successful in obtaining the necessary financing to fund its operations, meet revenue projections, by monetizing their patents, and manage costs, there are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Summary of Significant Accounting Policies

The significant accounting policies followed are: Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Development Stage Company

The accompanying financial statements have been prepared in accordance with the provisions of the guidance for developmental stage companies.

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents as of June 30, 2013 and 2012, respectively. All cash balances are maintained at financial institutions, and have never exceeded federally insured limits. Accordingly, the Company has never experienced any losses related to these balances.

Intangible Assets

The Company has several patent portfolios, which were transferred by the Company’s member from another commonly owned company for nominal value, which represented the historical cost basis at the at the date of transfer. As of June 30, 2013 and 2012, $-0- value has been assigned to the patents.

Income Taxes

As a single member LLC, the member has elected, as provided under sections of the federal and state income tax laws, to have the Company’s income taxed directly as a sole-proprietor. Therefore, the related income or loss is allocated directly to the member and the member reports the amounts on his tax returns rather than the Company being responsible for corporate income taxes.

3.	Summary of Significant Accounting Policies (continued)

The Company adopted authoritative guidance that requires the Company to evaluate its tax positions for any uncertainties based on the technical merits of the position taken. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be upheld on examination by taxing authorities.

Deferred Offering Costs

The Company incurred direct incremental costs associated with procuring financing. These costs are deferred and recorded as an asset, and will be amortized over the life of the debt.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

4.	Participation Rights

The Company obtained funding from various unrelated third party investors. The investors have the right to participate in future monetary amounts related to net recoveries as defined in Note 1. The investors have the option to convert their Participation rights contingent upon the Company obtaining subsequent funding of at least $2,250,000. The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents. The Participation rights accrue interest at eight percent per annum and cease upon conversion. In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment. The Company has no obligation to make any payments to the investors unless net recoveries are obtained.  As of June 30, 2013 and 2012,
$150,000 and $25,000 is included in Participation rights on the balance sheet, respectively. The contingent conversion option will be recorded at the date the Company can estimate the proceeds from the net recoveries.

The Company received $125,000 in cash related to a funding agreement from an unrelated third- party investor. The investor has the obligation to fund an additional $375,000 upon  the Company obtaining subsequent financing of $2,250,000. Related to the funding agreement, the investor has the right to participate in the net recoveries described in Note 1 pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries. As of June 30, 2013 and 2012, $125,000 is included in Participation rights on the balance sheet.

4.	Participation Rights (continued)

The Company will amortize the above Participation rights under the units of revenue method at the time the Company can reasonably estimate the potential net recoveries as defined in Note 1. The Company has classified the Participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

5.	Related Parties

As described in Note 3, the Company was assigned patents from a related party that is related to the Company through common ownership. The Company's sole member owns a controlling interest in this related party.  The Company has an agreement with this related party to distribute a percentage of proceeds from net recoveries as defined in Note 1.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

6.	Contingent Liabilities

The Company retains the services of law firms that specialize in intellectual property licensing, enforcement and patent law. The Company also retains business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of June 30, 2013 and June 30, 2012, the Company did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on a subsequent funding received by the Company. The Company had $441,527 and $37,500 in contingent liabilities, as of June 30, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated. The Company has classified these liabilities as long-term as they are not expected to be paid in the next 12 months.

7.	Subsequent Events

MVP Portfolio, LLC was formed on July 26, 2013 as a wholly owned subsidiary of the Company. On August 30, 2013, the Company transferred all of its patents to MVP Portfolio, LLC. The patents were transferred without recourse. Any contingent liabilities related to future earnings or net recoveries from the patents remain with the Company.

On August 23, 2013, the Company received a letter of intent from a public company to purchase the ownership interest of MVP Portfolio, LLC, including the patents. According to the letter of intent, the Company will receive cash and shares representing 28.75 percent of the public company outstanding stock.

On September 12, 2013, the Company received $50,000 through a demand promissory note with the public company who issued the letter of intent. The note bears interest at 12.00 percent.

On September 13, 2013, the Company signed an agreement for an additional convertible participation right of $20,000, in exchange for existing accounts payable, subject to the same terms as those in Note 4.

EXHIBIT I
MV Patents, LLC and Subsidiary
(A Development Stage Company)

Consolidated Financial Statements
(Compiled)

As of December 31, 2013 and December 31, 2012 and the
Six Months Ended December 30, 2013 and 2012 and the
Period from July 11, 2011 (Inception) through December 31, 2013

MV Patents, LLC and Subsidiary
(A Development Stage Company)

Accountant’s compilation report	I-3

Consolidated Financial statements:

Consolidated Balance Sheets as of December 31, 2013 and 2012	I-4

Consolidated Statements of Operations for the Six Months Ended December 31, 2013 and 2012 and the Period from July 11, 2011 (Inception) through December 31, 2013	I-5

Consolidated Statements of Changes in Member’s Deficit for the Period from July 11, 2011 (Inception) through December 31, 2013	I-6

Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2013 and 2012 and the Period from July 11, 2011 (Inception) through December 31, 2013	I-7

Notes to Consolidated Financial Statements	I-8

Accountant’s Compilation Report

To the Member of
MV Patents, LLC and Subsidiary
Jacksonville, Florida

We have compiled the accompanying consolidated balance sheets of MV Patents, LLC and Subsidiary (collectively referred to as the Company) (a Development Stage Company), as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in member's deficit and cash flows for the six months ended December 31, 2013 and 2012, and for the period July 11, 2011 (Inception) to December 31, 2013. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or provide any assurance about whether the consolidated financial statements are in accordance with accounting principles generally accepted in the United States of America.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements.

Our responsibility is to conduct the compilation in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The objective of a compilation is to assist management in presenting financial information in the form of consolidated financial statements without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the consolidated financial statements.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss of $241,102 and $341,902, respectively, for the six month periods ended December 31, 2013 and 2012, had a deficit accumulated during the development stage of $1,611,946 at December 31, 2013. The Company also has a working capital deficit of $805,876 and $310,854 at December 31, 2013 and 2012, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are not independent with respect to MV Patents, LLC and Subsidiary.

/s/ LBA Certified Public Accountants, P.A.

March 3, 2014

MV PATENTS, LLC AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	DECEMBER 31, 2013	DECEMBER 31, 2012
Assets
Current assets:
Cash	$1,470	$4,876
Total current assets	1,470	4,876

Deferred offering costs	38,500	-

Total assets	$39,970	$4,876

Liabilities and Member's Deficit
Current liabilities:
Due to Califorinia Gold Corp.	$50,000	$-
Other liability	10,000	-
Contingent liabilities	441,527	212,500
Accounts payable and accrued expenses	305,819	103,230
Total current liabilities	807,346	315,730

Long-term liabilities:
Accrued salaries	549,570	365,015
Participation rights	295,000	150,000
Total long-term liabilities	844,570	515,015

Total liabilities	1,651,916	830,745

Member's deficit accumulated during the
development stage	(1,611,946)	(825,869)
Total liabilities and member's deficit	$39,970	$4,876

See accountant's compilation report and notes to the consolidated financial statements.

MV PATENTS, LLC AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

			PERIOD FROM
	FOR THE SIX	FOR THE SIX	INCEPTION
	MONTHS ENDED	MONTHS ENDED	(JULY 11, 2011) TO
	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2013

Operating expenses:
Accounting fees	$38,755	$-	$64,506
Business development advisory	15,900	177,461	438,663
Legal and funding agreements	1,514	8,530	131,788
Interest expense	8,341	1,008	14,463
Operational T&E	3,632	6,558	78,188
Patent prosecution legal team	18,000	5,625	187,051
Patent transfer license fees	-	-	78,750
Accrued salaries	154,960	142,720	610,476
Valuation expert	-	-	8,061
Total operating expenses	241,102	341,902	1,611,946
Net loss	$(241,102)	$(341,902)	$(1,611,946)

See accountant's compilation report and notes to the consolidated financial statements.

MV PATENTS, LLC AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
FOR THE PERIOD FROM JULY 11, 2011 (INCEPTION) THROUGH DECEMBER 31, 2013
(UNAUDITED)

Member's Deficit Accumulated During the Development Stage

Balance, July 11, 2011 (Inception)	$-

Net loss	(825,869)
Balance, December 31, 2012	(825,869)

Net loss	(786,077)
Balance, December 31, 2013	$(1,611,946)

See accountant's compilation report and notes to the consolidated financial statements.

MV PATENTS, LLC AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			PERIOD FROM
	FOR THE SIX	FOR THE SIX	INCEPTION
	MONTHS ENDED	MONTHS ENDED	(JULY 11, 2011) TO
	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2013
Cash flows from operating activities:
Net loss	$(241,102)	$(341,902)	$(1,611,946)
Adjustments to reconcile net (loss) to net cash
flows (used in) operating activities:
Change in operating liabilities:
Accounts payable and accrued expenses	45,995	9,538	305,819
Accrued salaries	114,054	122,720	549,570
Other liability	10,000	-	10,000
Contingent liabilities	-	175,000	441,527
Net cash used in operating activities	(71,053)	(34,644)	(305,030)

Cash flows from financing activities:
Deferred offering costs	-	-	(38,500)
Proceeds from issuance of demand note	50,000	-	50,000
Proceeds from participation rights	20,000	-	295,000
Net cash provided by financing activities	70,000	-	306,500

Net (decrease) increase in cash	(1,053)	(34,644)	1,470
Cash, beginning of period	2,523	39,520	-
Cash, end of period	$1,470	$4,876	$1,470

See accountant's compilation report and notes to the consolidated financial statements.

MV Patents, LLC and Subsidiary
Notes to Consolidated Financial Statements
Six Months Ended December 31, 2013 and 2012 and the
Period From Inception to December 31, 2013
(Unaudited)

1.         Nature of Business and Development Stage Activities

MV Patents, LLC, a single member LLC incorporated in the state of Florida on July 11, 2011, is in the developmental stage, and has limited operations. MVP Portfolio, LLC was formed on July 26, 2013 as a wholly owned subsidiary of MV Patents, LLC.  MV Patents, LLC and MVP Portfolio, LLC are collectively referred to as the Company. On August 30, 2013, MV Patents, LLC transferred all of its patents to MVP Portfolio, LLC.  The patents were transferred without recourse.

The business plan of the Company is to assert its intellectual property rights to monetize its patents through net recoveries. Net recoveries relate to monetary payments received by the Company in respect to its patents through judgments, settlements, royalty agreements, or other disposition of the patents or cash proceeds of any equity actually received as consideration for any such disposition, including those received in connection with litigation.

The Company has no technologies or technology operations.

2.         Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As shown in the accompanying consolidated financial statements, the Company is currently in the development stage with losses for all periods presented.  The Company had net operating losses of $241,102 and $341,902 for the six month periods ended December 31, 2013 and 2012, respectively and a member’s deficit accumulated during the development stage of $1,611,946.  The Company also has a working capital deficit of $805,876 and $310,854 at December 31, 2013 and 2012, respectively.  The Company has not established an ongoing source of revenues and has funded activities to date exclusively from Participation rights.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is subject to a number of risks similar to other companies in the developmental stage, including, but not limited to, the need to obtain adequate funding and possible risk of failure to monetize its patents.  If the Company does not successfully monetize its patents, it will be unable to generate revenues or achieve profitability.

Management’s plan with respect to funding this development is to secure equity financing through access to U.S. capital markets as a registrant of the U.S. Securities and Exchange Commission. See Note 9.

MV Patents, LLC and Subsidiary
Notes to Consolidated Financial Statements
Six Months Ended December 31, 2013 and 2012 and the
Period From Inception to December 31, 2013
(Unaudited)

2.         Basis of Presentation (Continued)

While the Company believes it will be successful in obtaining the necessary financing to (i) fund its operations, (ii) monetize its patents and meet revenue projections and (iii) manage costs, there are no assurances that such additional funding will be achieved and that it will succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue as a going concern. Operating results for the six months ended December 31, 2013, are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2014.

3.         Summary of Significant Accounting Policies

The significant accounting policies followed are:

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of MV Patents, LLC and MV Portfolio, LLC. All significant intercompany accounts and transactions have been eliminated.

Intangible Assets

The Company has several patent portfolios. As of December 31, 2013 and 2012, no value has been assigned to the patents. The main patents in the portfolio were created by the sole member of the Company. The remaining patents in the portfolio were transferred without recourse to the sole member of MV Patents, LLC prior to forming the Company.  On July 25, 2011 he assigned the patents to MV Patents, LLC for consideration of $1 without recourse. In accordance with authoritative guidance, the patents were recorded at historical cost, which was deemed to be zero at the time of transfer.

Income Taxes

MV Patents, LLC and MV Portfolio, LLC are each single member LLCs and disregarded entities for federal and state income tax purposes. Consequently, federal and state income taxes are not payable by, or provided for the Company. The member of MV Patents, LLC, is taxed individually on the Company’s earnings.

MV Patents, LLC and Subsidiary
Notes to Consolidated Financial Statements
Six Months Ended December 31, 2013 and 2012 and the
Period From Inception to December 31, 2013
(Unaudited)

3.         Summary of Significant Accounting Policies (continued)

The Company evaluates its tax positions for any uncertainties based on the technical merits of the position taken in accordance with authoritative guidance. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be upheld on examination by taxing authorities. The Company has analyzed the tax positions taken and has concluded that as of December 31, 2013 and 2012, there were no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the consolidated financial statements.

Management is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain state taxing authorities.  At December 31, 2013, the Company is subject to U.S. federal, state and local, or non-U.S. income tax examinations by taxing authorities for all tax years from December 31, 2011 through December 31, 2013.  As of and for the years ended December 31, 2013 and 2012, the Company did not have a liability for any unrecognized taxes.  The Company has no examinations in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax liabilities will significantly change in the next twelve months.

Deferred Offering Costs

The Company incurred direct incremental costs associated with procuring financing.  These costs are deferred and recorded as an asset, and will be amortized over the life of the debt.

Contingent Liabilities

Liabilities for loss contingencies arising from assessments, estimates or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

Subsequent Events

The Company has evaluated events through the date of the accountant’s compilation report; the date the consolidated financial statements were available to be issued.

4.         Other Liability

On December 13, 2013 the Company received an unsecured $10,000 demand note from an investor who also has participation rights. The note is non-interest bearing.

5.         Due to California Gold Corp.

On September 12, 2013, the Company received $50,000 through a demand promissory note with a publicly traded company who issued a letter of intent to acquire the Company.  The note bears interest at 12.00 percent. The note was subsequently transferred to California Gold Corp. at the time of the Securities Exchange Agreement referenced in Note 9. MV Patents, LLC is responsible for remitting payment to California Gold Corp.

MV Patents, LLC and Subsidiary
Notes to Consolidated Financial Statements
Six Months Ended December 31, 2013 and 2012 and the
Period From Inception to December 31, 2013
(Unaudited)

6.         Contingent Liabilities

The Company retains the services of law firms that specialize in intellectual property licensing, enforcement and patent law. The Company also retains business advisory firms that specialize in obtaining funding for potential patent infringement cases. The law and business advisory firms are retained on an hourly fee, contingent fee or blended fee basis. In a contingency fee arrangement, the firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained. As of December 31, 2013 and 2012, the Company did not recognize any contingent expenses related to any potential litigation.

A portion of these fees are contingent on a subsequent funding received by the Company. The Company had $441,527 and $212,500 in contingent liabilities, as of December 31, 2013 and 2012, respectively, based on the subsequent funding contingency because the event was considered probable, and the amount could be reasonably estimated.  The Company has classified these liabilities as current as they are expected to be paid in the next 12 months.

7.         Participation Rights

The Company obtained funding from various unrelated third-party investors.  The investors have the right to participate in future monetary amounts related to net recoveries as defined in Note 1.  The investors have the option to convert their Participation rights contingent upon the Company obtaining subsequent funding of at least $2,250,000.  The contingent conversion option allows the investors to convert $100 of their initial participation right into $120 of the subsequent funding in the pursuit of monetizing patents.  The Participation rights accrue interest at eight percent per annum and cease upon conversion.  In the event that no conversion occurs, the investors have the right to receive their original participation investment and accrued interest, plus two times their original participation investment.  The Company has no obligation to make any payments to the investors unless net recoveries are obtained.  As of December 31, 2013 and 2012, $170,000 and $25,000 is included in Participation rights on the consolidated balance sheets, respectively.  The contingent conversion option will be recorded at the date the Company can estimate the proceeds from the net recoveries.

The Company received $125,000 in cash related to a funding agreement from an unrelated third-party investor.  The investor has the obligation to fund an additional $375,000 upon the Company obtaining subsequent financing of $2,250,000.  Related to the funding agreement, the investor has the right to participate in the net recoveries described in Note 1 pursuant to a predetermined schedule that escalates the payments based on increasing net recoveries.  As of December 31, 2013 and 2012, $125,000 is included in Participation rights on the consolidated balance sheet.

The Company will amortize these Participation rights under the units of revenue method at the time the Company can reasonably estimate the potential net recoveries. The Company has classified the Participation rights as a long-term liability as net recoveries are not expected in the next twelve months.

MV Patents, LLC and Subsidiary
Notes to Consolidated Financial Statements
Six Months Ended December 31, 2013 and 2012 and the
Period From Inception to December 31, 2013
(Unaudited)

8.         Concentration of Credit Risk

All cash balances are maintained at financial institutions, and have never exceeded federally insured limits.  The Company has never experienced any losses related to these balances.

9.         Subsequent Events

On February 7, 2014, the Company entered into a Securities Exchange Agreement with California Gold Corp., a Nevada corporation. Pursuant to this agreement the Company sold all of their membership interests in exchange for 9,385,000 shares of California Gold Corp. common stock with a $0.001 par value per share.

In addition at the closing, California Gold Corp. paid the Company $625,000 cash consideration. The Company used the cash consideration to relieve certain contingent liabilities.

EXHIBIT J

CALIFORNIA GOLD CORP. AND SUBSIDIARY
(An Exploration Stage Company)

Unaudited Pro Forma
Combined Financial Statements

December 31, 2013

CALIFORNIA GOLD CORP. AND SUBSIDIARY

Unaudited pro forma combined financial information	J-3

Financial statements:

Unaudited pro forma combined balance sheet	J-5

Unaudited pro forma combined statement of expenses	J-6

Notes to unaudited pro forma combined financial statements	J-7

Unaudited Pro Forma Combined Financial Information

On February 7, 2014 California Gold Corp., a Nevada corporation in the exploration stage, (the Company) closed a securities exchange pursuant to which the members, including MV Patents, LLC, (MV PAT) the predecessor company of MVP Portfolio, LLC (MVP) sold all of their membership interests in MVP to the Company in exchange for 9,385,000 post-Reverse Split (See Pro Forma Adjustments) shares of the Company’s common stock with $0.001 par value per share (the Transaction).

On March 6, 2014, MVP Portfolio, LLC, the Company’s patent-holding unit, changed its form of organization to a Florida corporation from a Florida limited liability company. In connection with the reorganization, MVP Portfolio, LLC also changed its name to Visual Real Estate, Inc. (VRE).

As a result of the Transaction the Company will discontinue the pre-Transaction business. The Company acquired the business of MVP, that is, patent licensing and assertion of rights under certain “drive-by” patents against parties believed to be selling goods or services that rely upon MVP’s patented technology. The Company will continue the existing business operations of MVP as a publicly-traded company under the name MV Portfolios, Inc. MV PAT will pursue other activities.

MV PAT is considered the predecessor company, because on August 30, 2013, MV PAT transferred the drive-by patents to MVP. The patents were transferred without recourse.

The historical consolidated balance sheet and consolidated statement of expenses of California Gold Corp. and the historical balance sheets and statement of expenses of MV PAT and MVP have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The historical consolidated balance sheets and statement of expenses have been adjusted to give effect to pro forma events that are (i) directly attributable to the Transaction and (ii) factually supportable.

The unaudited pro forma combined balance sheet gives effect to the Transaction as if it occurred on December 31, 2013. The unaudited pro forma statement of expenses gives effect to the Transaction as if it occurred on January 1, 2013.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting for a reverse recapitalization, with MVP treated as the acquiring entity. Accordingly the consideration transferred has been allocated to California Gold Corp.’s tangible assets and liabilities based upon their historical costs as of the date of completion of the Transaction. The unaudited pro forma combined financial information presented is based on historical costs of tangible assets and liabilities, available information as of the date of this communication and assumptions by the Company’s management, and may be revised as additional information becomes available. Therefore, the actual adjustments may differ from the pro forma adjustments, and the differences may be material.

Unaudited Pro Forma Combined Financial Information (Continued)

The unaudited pro forma adjustments are based upon information and certain assumptions that the Company’s management believes are reasonable under the circumstances. The unaudited pro forma combined financial statements are presented for informational purposes only. The unaudited pro forma combined financial statements do not purport to represent what the Company’s actual combined financial position would have been had the Transaction actually occurred on the date indicated, nor does it purport to project the Company’s results of operations or financial condition for any future period or as of any future date. The unaudited pro forma combined financial statements should be read in conjunction with the Company’s audited historical consolidated financial statements filed on Form 10-K as of and for the year ended January 31, 2014. In accordance with authoritative guidance, because the last interim filing of MV PAT and MVP, December 31, 2013, occurred within 93 days of California Gold Corp.’s year-end, the unaudited pro forma combined financial information is prepared using the California Gold Corp. historical consolidated information as of and for the year ended January 31, 2014. All pro forma adjustments and their underlying assumptions are more fully described in the notes to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Balance Sheet

	California Gold Corp and Subsidiary January 31, 2014	MV Patents, LLC December 31, 2013	MVP Portfolio, LLC December 31, 2013	Combined December 31, 2013	Adjustments		Pro Forma December 31, 2013
Assets:
Current assets:
Cash	$209,392	$1,470	$-	$210,862	$1,083,566	(2),(8)	$1,294,428
Prepaid expenses	14,370	-	-	14,370	-		14,370
Total current assets	223,762	1,470	-	225,232	1,083,566		1,308,798

Property and equipment, net	4,342	-	-	4,342	-		4,342
Deferred offering costs	-	38,500	-	38,500	(38,500)	(8)	-
Deferred financing costs	-	-	-	-	348,350	(4),(6)	348,350
Mining rights	108,750	-	-	108,750	(108,750)	(1)	-
Total assets	$336,854	$39,970	$-	$376,824	$1,284,666		$1,661,490

Liabilities and equity:
Current liabilities:
Accounts payable and accrued expenses	$22,467	$305,819	$-	$328,286	$(305,819)	(6),(8)	$22,467
Accounts payable - related party	145,858	50,000	-	195,858	(157,602)	(6),(8)	38,256
Other liability	-	10,000	-	10,000	(10,000)	(8)	-
Convertible notes and interest payable , net of discount	19,030	-	-	19,030	3,236,745	(2),(3),(6)	3,255,775
Contingent liabilities	-	441,527	-	441,527	(441,527)	(8)	-
Derivative liabilities	324,642	-	-	324,642	-		324,642
Total current liabilities	511,997	807,346	-	1,319,343	2,321,797		3,641,140

Accrued salaries	-	549,570	-	549,570	(549,570)	(8)	-
Participation rights	-	295,000	-	295,000	(295,000)	(8)	-
Convertible notes - long-term	69,452	-	-	69,452	-		69,452
Total long term liabilities	69,452	844,570	-	914,022	(844,570)		69,452
Total liabilities	581,449	1,651,916	-	2,233,365	1,477,227		3,710,592

Equity:
Preferred stock, par value $0.001 per share,
22,000,000 shares authorized;
22,000,000 shares issued and outstanding	22,000	-	-	22,000	-		22,000
Common stock, par value $0.001 per share,
300,000,000 shares authorized;
10,886,013 shares issued and outstanding	150,101	-	-	150,101	9,385	(7)	159,486
Additional paid-in capital	3,094,596	-	-	3,094,596	(3,077,059)	(5)	17,537
Deficit accumulated during the exploration stage	(3,511,292)	(1,611,946)	-	(5,123,238)	2,875,113	(6),(8)	(2,248,125)
Total equity	(244,595)	(1,611,946)	-	(1,856,541)	(192,561)		(2,049,102)
Total liabilities and equity	$336,854	$39,970	$-	$376,824	$1,284,666		$1,661,490

See accompanying notes to unaudited pro forma financial statements.

Unaudited Pro Forma Combined Statement of Expenses

	California Gold Corp and Subsidiary Year Ended January 31, 2014	MV Patents, LLC Year Ended December 31, 2013	MVP Portfolio, LLC Year Ended December 31, 2013	Combined Year Ended December 31, 2013	Adjustments		Pro Forma Year Ended December 31, 2013
Expenses:
Mineral property expenses	$48,161	$-	$-	$48,161	$-		$48,161
Depreciation expense	1,762	-	-	1,762	-		1,762
General and administrative expenses	568,071	773,985	-	1,342,056	(773,985)	(8)	568,071
Acquisition costs	-	-	-	-	-		-
Total operating expenses	617,994	773,985	-	1,391,979	(773,985)		617,994
Loss from operations	(617,994)	(773,985)	-	(1,391,979)	773,985		(617,994)

Other income (expenses):
Interest income	183	-	-	183	-		183
Interest expense	(6,951)	(12,092)	-	(19,043)	(282,158)	(6),(8)	(301,201)
Realized and unrealized gain on derivatives, net	3,019	-	-	3,019	-		3,019
Loss on settlement of debt	(22,788)	-	-	(22,788)	-		(22,788)
Amortization of deferred financing costs	-	-	-	-	(434,518)	(4),(6)	(434,518)
Amortization of debt discount	(9,309)	-	-	(9,309)	-		(9,309)
Total other income (expenses)	(35,846)	(12,092)	-	(47,938)	(716,676)		(764,614)
Net income (loss)	$(653,840)	$(786,077)	$-	$(1,439,917)	$57,309		$(1,382,608)

Loss per common share - basic and diluted	$(0.56)				$0.43	(7)	$(0.13)

Weighted average number of common shares outstanding
- basic and diluted - post-Reverse Split basis	1,161,804				9,385,000	(7)	10,546,804

See accompanying notes to unaudited pro forma financial statements.

CALIFORNIA GOLD CORP. & SUBSIDIARY
(An Exploration Stage Company)
Notes to Unaudited Pro Forma Combined Financial Statements
As of December 31, 2013

1.	Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position of the combined company based on historical combined financial statements of California Gold Corp. (the Company), MV Patents, LLC (MV PAT) and MVP Portfolio, LLC (MVP), after giving effect to the reverse recapitalization and adjustments described in these notes, and are intended to reflect the impact of the reverse recapitalization on the Company.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may have resulted from the integration of the companies.

2.	Pro Forma Adjustments

(1)
Reflects the effect of reverse recapitalization method accounting based on the preliminary allocation of the purchase price to identifiable tangible assets acquired and liabilities assumed, based on the historical cost of the Company’s tangible assets and liabilities reported on the audited California Gold Corp. consolidated financial statement as of and for the year ended January 31, 2014. See adjustment (2) to describe the change in the cash balance reported as of January 31, 2014 and the amount reported as of February 7, 2014.

The fair value of the consideration effectively transferred in a reverse recapitalization is the value to the issuer’s (California Gold Corp.) net tangible assets (liabilities) acquired. The consideration effectively transferred as of December 31, 2013 is as follows:

Net recognized values of California Gold Corp.’s identifiable tangible assets and liabilities:
Cash	$209,392
Prepaid expenses	14,370
Property and equipment, net	4,342
Total identifiable tangible assets	228,104

Accounts payable	(168,325)
Derivative liabilities	(324,642)
Convertible notes and interest payable	(88,482)
Total identifiable tangible liabilities	(581,449)
Net tangible liabilities acquired	$(353,345)

CALIFORNIA GOLD CORP. & SUBSIDIARY
(An Exploration Stage Company)
Notes to Unaudited Pro Forma Combined Financial Statements
As of December 31, 2013

(2)	Represents the net effect of the Transaction on cash based on the estimated sources and uses of cash for the transaction as if they had occurred on December 31, 2013:

Cash received from private placement offering	$2,942,495
Deferred offering costs	(230,500)
Acquisition-related costs	(1,626,959)
Cash paid to MV PAT	625,000
Total cash from transaction	$1,710,036

Total cash from transaction	$1,710,036
Less cash paid to MV PAT	(625,000)
Less cash balance of MV PAT	(1,470)
Total cash adjustment	$1,083,566

(3)
The Company issued convertible notes (the Notes) in the amount of $2,942,495 in a private placement offering. The Notes will automatically convert into shares of the Company’s to-be authorized Series C convertible preferred stock, $0.001 par value per share (the “Series C Preferred Stock”), at a pre-Reverse Split conversion price of $0.005 per share and a post-Reverse Split conversion price of $0.50 per share (the “Conversion Price”), upon the Company’s filing of a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Series C Designation”) with the Secretary of State of the State of Nevada following completion of the proxy voting process to increase our authorized preferred stock, and which Series C Preferred Stock shall be convertible into shares of the Company’s Common Stock on a one share for one share basis.

(4)
The Company agreed to pay the placement agent a cash commission of ten percent of the gross funds raised from investors introduced by the placement agent and issue warrants with a per share exercise price of $0.50, on a post-Reverse Split basis, exercisable for a period of 3 years to purchase a number of shares of the Company’s Common Stock equal to ten percent of the number of shares of Series C Preferred Stock into which the Notes are convertible  with respect to notes sold to investors introduced by the placement agent. The Company paid the placement agent $230,500 in cash commissions and issued warrants to purchase an aggregate of 461,000 post–Reverse split shares. The warrants were valued at $552,368. The total deferred financing costs associated with the placement agent amounts to $782,868, of which $434,518 was amortized during the period January 1, 2013 through December 31, 2013.

(5)	Represents the net effect of the Transaction on additional paid-in capital as of December 31, 2013:

Combined additional paid-in capital as of December 31, 2013	$3,094,596
Recapitalization of California Gold Corp. additional paid-in capital as of January 31, 2014	(3,094,596)
Shares issued in reverse merger	(9,385)
Net liabilities acquired in reverse recapitalization	(353,345)
Par value of preferred stock outstanding	(22,000)
Par value of common stock outstanding	(150,101)
Warrants issued in private placement	552,368
Total adjustment to additional paid-in capital	(3,077,059)
Pro forma additional paid-in capital as of December 31, 2013	$17,537

CALIFORNIA GOLD CORP. & SUBSIDIARY
(An Exploration Stage Company)
Notes to Unaudited Pro Forma Combined Financial Statements
As of December 31, 2013

(6)	Represents the net effect of the Transaction on the deficit accumulated during the exploration stage (accumulated deficit):

Combined accumulated deficit as of December 31, 2013	$(5,123,238)
Recapitalization of California Gold Corp. accumulated deficit as of January 31, 2014	3,511,292
Acquisition costs	(1,626,959)
Acquisition costs incurred prior to January 31, 2014	107,602
MV PAT’s gain from Transaction	952,713
Removal of final MV PAT’s accumulated deficit after Transaction	659,233
Total adjustment to additional paid-in capital	3,603,881
Interest accrued on convertible notes	(294,250)
Amortization of deferred financing costs	(434,518)
Total interest and amortization	(728,768)
Pro forma accumulated deficit as of December 31, 2013	$(2,248,125)

MV PAT’s gain from Transaction is calculated as $625,000 in cash received from the Transaction and $277,713 and $50,000 MV PAT’s accounts payable and accounts payable – related party, respectively.

(7)
The amount of common shares outstanding per the historical consolidated financial statements of the Company as of January 31, 2014 was 150,101,260, or 1,501,013 on a post-Reverse Split basis. The amount outstanding per the unaudited pro forma combined balance sheet reflects the issuance of 9,385,000 shares of post-Reverse Split common stock issued to the members of MVP.

(8)
MV PAT is considered the predecessor company to MVP Portfolio, because on August 30, 2013, MV PAT transferred the drive-by patents to MVP Portfolio. The patents were transferred without recourse. As a result of the Transaction MVP Portfolio ceased to be a subsidiary of MV PAT and became a wholly owned subsidiary of California Gold. Therefore the balance sheet and statement of operation activity for MV PAT were removed from the total Pro Forma December 31, 2013 balance.

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
CALIFORNIA GOLD CORP.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of California Gold Corp. (the “Company”) as of January 16, 2014 hereby takes the following action, pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), with respect to all shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 78.320 of the NRS, to the four proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated August 11, 2014, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following proposals:

Proposal 1.
an amendment to the Company’s Articles of Incorporation to effect a reverse stock split with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”) of the Common Stock prior to [April 30], 2014;

Proposal 2. Proposal 3.
the approval of the adoption of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”);

an amendment to the Company’s Articles of Incorporation to effect an increase in our authorized blank check preferred stock (the “Preferred Stock Increase”) to 50,000,000 shares from 22,000,000 shares; and

Proposal 4.	an amendment to the Company’s Articles of Incorporation to effect a name change (the “Name Change”) from California Gold Corp. to “MV Portfolios, Inc.”

Proposal 1

RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation with respect to the Reverse Split be amended to read as follows:

Reverse Stock Split.  Each one hundred (100) of the issued and outstanding shares of Common Stock as of the time this amendment becomes effective (the ‘‘Split Effective Time’’), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall either:  (a) pay cash equal to such fraction multiplied by the fair market value of one share (equal to the average of the closing prices for a share of Common Stock for the last ten (10) trading days immediately prior to the Split Effective Time); or (b) round such fraction up to the next whole integer.  Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an ‘‘Old Certificate’’) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a ‘‘New Certificate’) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are exchangeable.  From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates and, to the extent the Corporation so elects, cash pursuant to the provisions hereof.’’

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; and be it further

RESOLVED, that the Certificate of Amendment of the Articles of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated August 11, 2014 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 2

RESOLVED, that the 2014 Plan attached as Exhibit B to the Consent Solicitation Statement be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 3

RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation with respect to the Preferred Stock Increase be amended to read as follows:

The total number of shares that this Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). There shall be no preemptive rights with respect to the Corporation's shares of stock.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 4

RESOLVED, to amend the Company’s Articles of Incorporation to effect a name change from California Gold Corp. to MV Portfolios, Inc.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

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INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL: PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: ______________, 2014

[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders

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